UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Peplin, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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September 30, 2009

Dear Stockholder (and holder of Peplin CDIs):

You are cordially invited to attend a special meeting of stockholders of Peplin, Inc. (“Peplin”) to be held on November 5, 2009, at 4:00 p.m., California, USA time (on November 6, 2009, at 10:00 a.m., Brisbane, Australia time), at the offices of Fenwick & West, 555 California Street, 12th Floor, San Francisco, California 94104 with videoconferencing at the Marriott Hotel, 515 Queen Street, Brisbane, Queensland 4000, Australia.

At the special meeting, you will be asked to adopt an agreement and plan of merger, or merger agreement, that we entered into on September 2, 2009, providing for the merger of a wholly owned subsidiary of LEO Pharma A/S (“LEO”) with and into Peplin, with Peplin continuing as the surviving corporation and a wholly owned subsidiary of LEO. If the merger is completed, each share of Peplin common stock issued and outstanding immediately prior to the merger (other than shares held by LEO or any wholly owned subsidiary of LEO, Peplin or any wholly owned subsidiary of Peplin (or in Peplin’s treasury) and shares for which appraisal rights have been properly exercised under Delaware law), will be converted into the right to receive US$16.99 in cash, without interest, as more fully described in the accompanying proxy statement. If the merger is completed, each Peplin CHESS Depositary Interest, which we refer to as a Peplin CDI, and is exchangeable at the option of the holder of the Peplin CDI into shares of Peplin common stock at a ratio of one share of common stock for every 20 Peplin CDIs held by such holder, will be entitled to receive US$0.8495 in cash, without interest.

We cannot complete the merger unless the conditions to closing specified in the merger agreement, as more fully described in the accompanying proxy statement, are satisfied, including obtaining the adoption of the merger agreement by our stockholders.

At a meeting held on August 31, 2009, our board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, Peplin and its stockholders, and has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Peplin common stock entitled to vote. Holders of Peplin CDIs have a right to direct CHESS Depositary Nominees Pty Limited, the stockholder of record and which we refer to as CDN, on how CDN should vote such holder’s shares and are being requested to give directions to CDN to vote in accordance with the instructions set forth in this proxy statement. Alternatively, a holder of Peplin CDIs may instruct CDN to appoint a nominated proxy to vote the shares underlying their CDls in person at the special meeting. The nominated proxy may be the holder of Peplin CDIs. Our board of directors unanimously recommends that Peplin stockholders and holders of Peplin CDIs vote “FOR” the proposal to adopt the merger agreement.

The attached notice of the special meeting and accompanying proxy statement explain the proposed merger and the terms of the merger agreement, and provide specific information concerning the special meeting. Please read the accompanying proxy statement (including the annexes) carefully to learn more about these and related matters.

Your participation and vote are important. Whether or not you plan to attend the special meeting, you should read the proxy statement (including the annexes) and follow the instructions on your proxy card to vote by Internet or mail to ensure that your shares will be represented at the special meeting. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the separate voting instruction form furnished by your broker, bank or other nominee. The enclosed proxy card contains instructions regarding voting. If you hold Peplin CDIs, you should instruct CDN how to vote your shares, or to appoint a nominated proxy to vote your shares, using the enclosed CDI Voting Instruction Form. Please vote your shares before the meeting, even if you plan to attend.

Thank you for your support of Peplin, Inc.

Sincerely,

Thomas Wiggans
Chief Executive Officer

The accompanying proxy statement is dated September 30, 2009 and is first being mailed, along with the attached proxy card (or CDI Voting Instruction Form, if applicable), to Peplin stockholders and holders of Peplin CDIs on or about October 6, 2009.

This transaction has not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in the accompanying proxy statement. Any representation to the contrary is unlawful.

PEPLIN, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
November 5, 2009 (California time)
November 6, 2009 (Brisbane time)

To the Stockholders (and the holders of Peplin CDIs) of Peplin, Inc.:

A special meeting of stockholders of Peplin, Inc., a Delaware corporation (“Peplin”), will be held on November 5, 2009, at 4:00 p.m., California, USA time (on November 6, 2009, at 10:00 a.m., Brisbane, Australia time), at the offices of Fenwick & West, 555 California Street, 12th Floor, San Francisco, California 94104 with videoconferencing at the Marriott Hotel, 515 Queen Street, Brisbane, Queensland 4000, Australia, to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of September 2, 2009, by and among LEO Pharma A/S, Plant Acquisition Sub, Inc., and Peplin, Inc.

The Peplin board of directors has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, Peplin and its stockholders, and has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The Peplin board of directors unanimously recommends that Peplin stockholders and holders of Peplin CDIs vote “FOR” the proposal to adopt the merger agreement.

The proposal to adopt the merger agreement is more fully described in the proxy statement accompanying this notice. The Peplin board of directors has fixed 5:00 p.m. on September 25, 2009 California time (on September 26, 2009, at 10:00 a.m., Brisbane time) as the record date for the meeting. On the record date, there were 15,371,121 shares of Peplin common stock outstanding and entitled to vote. Only stockholders of record on the record date are entitled to notice of, and to vote at, the meeting or any adjournment, postponement or continuation thereof.

Holders of Peplin common stock in “street name” are entitled to receive notice of, and may attend the Peplin special meeting, but cannot vote their shares of Peplin common stock at the special meeting. Each holder of Peplin common stock in “street name” has the right to direct the broker, bank, or nominee of record on how it should vote on the proposal to adopt the merger agreement.

Holders of Peplin CHESS Depositary Interests, which we refer to as Peplin CDIs, are entitled to receive notice of, and may attend the special meeting, but cannot personally vote the shares underlying their Peplin CDIs at the special meeting unless they instruct CHESS Depositary Nominees Pty Limited, the stockholder of record and which we refer to as CDN, to appoint them as proxy for the purposes of voting at the special meeting. Otherwise, each holder of Peplin CDIs has the right to direct CDN or a nominated proxy on how it should vote on the proposal.

Please carefully read the proxy statement (including the annexes) with this notice for a more complete statement regarding the matters to be acted upon at the special meeting. This notice also constitutes notice of appraisal rights under Delaware law in connection with the merger, as described in the proxy statement and Annex C to the proxy statement.

You are cordially invited to attend the special meeting. To ensure that your shares are represented and voted, however, you should complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible. If you hold Peplin common stock in “street name” you should complete, sign, date and return the enclosed voting instruction form to your broker, bank or nominee as promptly as possible. If you hold Peplin CDIs, you should complete the enclosed CDI Voting Instruction Form and return by mail or fax to Peplin’s Australian share registry, Computershare Investor Services Pty Limited, as promptly as possible. You may also vote electronically by the Internet per the Instructions contained in section “The Special Meeting — Voting of Proxies” of the attached proxy statement. Your shares will be voted in accordance with the instructions you provide.

By Order of the Board of Directors

David J.B. Smith
Chief Financial Officer and Secretary

Emeryville, California
September 30, 2009

YOUR VOTE IS IMPORTANT

Please complete, sign and date the enclosed proxy card, voting instruction form or CDI Voting Instruction Form, as applicable, and return it promptly so that your shares will be represented at the special meeting.

PEPLIN, INC.

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
To Be Held on November 5, 2009 (California time)/November 6, 2009 (Brisbane time)

Section	Page

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	65
OTHER MATTERS	69
OUR NEXT ANNUAL MEETING	69
STOCKHOLDER PROPOSALS FOR THE OUR NEXT ANNUAL MEETING	69
WHERE YOU CAN FIND MORE INFORMATION	69
INCORPORATION OF INFORMATION BY REFERENCE	70
CERTAIN INFORMATION REGARDING PEPLIN AND LEO	70

ANNEX A — Agreement and Plan of Merger, dated as of September 2, 2009
ANNEX B-1 — Opinion of Goldman, Sachs & Co.
ANNEX B-2 — Opinion of Leerink Swann LLC
ANNEX C — Section 262 of the Delaware General Corporation Law

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers, or Q&A, are intended to address some commonly asked questions regarding the merger. This Q&A may not address all questions that may be important to you as a Peplin stockholder or as a holder of Peplin CHESS Depositary Interests (which we refer to as a Peplin CDI or Peplin CDIs), Peplin options granted under the Peplin, Inc. 2007 Incentive Plan (the “2007 Plan”) or Peplin warrants (including Peplin warrants represented by Peplin CDIs and sometimes referred to as “quoted options” in Australia). We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the materials we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “Peplin,” “we,” “our,” “us” and similar words in this proxy statement refer to Peplin, Inc. In addition, we refer to LEO Pharma A/S as “LEO.”

Q:	Why am I receiving this proxy statement?

A:	Peplin’s board of directors (which we refer to as the “Peplin Board”) is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders to vote on the adoption of the merger agreement described below, or at any adjournments, postponements or continuations of the special meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote to adopt a merger agreement that provides for the acquisition of Peplin by LEO. The proposed acquisition would be accomplished through a merger of Plant Acquisition Sub, Inc., a wholly owned subsidiary of LEO (which we refer to as “Merger Sub”), with and into Peplin. As a result of the merger, Peplin will become a wholly owned subsidiary of LEO. Peplin CDIs will cease to be quoted on the Australian Securities Exchange (also referred to as the “ASX”) and will not be publicly traded.

Q:	Are there any stockholders already committed to voting in favor of adopting the merger agreement?

A:	Yes. In connection with the execution of the merger agreement, certain of our stockholders, who collectively beneficially owned approximately 33.35% of the voting power of Peplin common stock as of September 25, 2009, the record date, entered into voting agreements agreeing to vote in favor of adoption of the merger agreement (among other things) and against any competing acquisition proposals. If the merger agreement terminates in accordance with its terms, these voting agreements will also terminate.

Q:	What will I receive in the merger?

A:	As a result of the merger, each share of Peplin common stock outstanding as of immediately prior to the completion of the merger will be converted into the right to receive US$16.99 in cash, without interest (the “per share merger consideration”). For example, if you own 100 shares of Peplin common stock as of immediately prior to the completion of the merger, you will have the right to receive US$1,699.00 in cash, without interest, subject to any applicable withholding tax, in exchange for your 100 shares.

Each Peplin CDI represents 1/20th of a share of Peplin common stock and as a result of the merger, each CDI outstanding as of immediately prior to the completion of the merger will be converted into the right to receive US$0.8495 in cash, without interest. For example, if you own 100 Peplin CDIs as of immediately prior to the completion of the merger, you will have the right to receive US$84.95 in cash, without interest, subject to any applicable withholding tax, in exchange for your 100 CDIs.

The per share merger consideration of US$16.99 is set forth in the merger agreement and denominated in United States dollars. Payment to the holders of Peplin CDIs will be made in Australian dollars at the exchange rate of the United States dollar to the Australian dollar as of the date of payment. Fluctuations in the exchange rate of the United States dollar to the Australian dollar through the date of payment will affect the amount of Australian dollars into which Peplin CDIs are converted upon the effectiveness of the merger.

i

Q:	Is the merger consideration subject to adjustment?

A:	In the event that during the period commencing on September 2, 2009 and ending at the completion of the merger, there are stock splits or similar transactions with respect to the Peplin common stock, then the per share merger consideration will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the merger agreement prior to such action.

Also, in the event that Peplin has breached its representations and warranties regarding the outstanding shares of Peplin common stock and outstanding options, warrants and other securities, then LEO at its election may adjust the per share merger consideration to be instead an amount determined by dividing US$287.5 million by the actual numbers of shares and such securities outstanding, giving effect to the exercise prices of Peplin options and warrants.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement (including the annexes) carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet, so that your shares can be voted at the special meeting. If you hold Peplin common shares in “street name,” you will need to direct your broker, bank or nominee on how to vote your shares by following the procedures described in section “The Special Meeting — Voting of Proxies.”

If you hold Peplin CDIs, you may direct CHESS Depositary Nominees Pty Limited, the stockholder of record and which we refer to as CDN, on how to vote the Peplin shares represented by your Peplin CDIs by following the procedures described in section “The Special Meeting — Voting of Proxies.” Alternatively, a holder of Peplin CDIs may instruct CDN to appoint a nominated proxy to vote the shares underlying their CDls in person at the special meeting. The nominated proxy may be the holder of Peplin CDIs.

Please do not send your stock certificates or holding statement with your proxy card or CDI Voting Instruction Form (as applicable).

Q:	How does the Peplin Board recommend that I vote?

A:	At a meeting held on August 31, 2009, the Peplin Board unanimously approved the merger agreement and the transactions contemplated by the merger agreement and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, Peplin and its stockholders. The Peplin Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

Q:	Do any of Peplin’s directors or executive officers have interests in the merger that may differ from those of Peplin stockholders?

A:	Yes. When considering the recommendation of the Peplin Board, you should be aware that members of the Peplin Board and Peplin’s executive officers have interests in the merger that are different from, or in addition to, the interests of Peplin stockholders generally. These interests may be different from, or in conflict with, your interests as Peplin stockholders. The members of the Peplin Board were aware of these additional interests, and considered them, when they approved the merger agreement. See “The Merger — Interests of Peplin’s Directors and Executive Officers in the Merger” beginning on page 36 for a description of these interests, including the rights of our directors and executive officers that come into effect in connection with the merger.

Q:	What factors did the Peplin Board consider in making its recommendation?

A:	In making its recommendation, the Peplin Board took into account, among other things, (i) the per share merger consideration, (ii) our business, financial and competitive position, our strategic business goals and objectives and our prospects if we were to remain an independent company, (iii) the extensive process conducted over a nearly-seven month period to evaluate Peplin’s strategic alternatives, including prospects as an independent company and the possibility of a strategic acquisition transaction, such as the merger, or a strategic licensing transaction, (iv) the opinions received from our financial advisors, (v) the likelihood and timing of completing the merger, (vi) the terms of the merger agreement, (vii) that LEO committed to provide up to US$24 million of interim financing to Peplin and (viii) the uncertainties regarding reaching a definitive merger agreement with other interested parties that might have provided for a transaction superior to the transaction with LEO. See “The Merger — Peplin’s Reasons for the Merger; Recommendation of the Peplin Board” beginning on page 21.

Q:	What vote is required to adopt the merger agreement at the special meeting?

A:	Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Peplin common stock entitled to vote at the special meeting.

At 5:00 p.m., California, USA time on September 25, 2009 (10:00 a.m., Brisbane, Australia time on September 26, 2009) (such date, the “record date”), the date for determining who is entitled to vote at the special meeting, there were 15,371,121 shares of Peplin common stock issued and outstanding.

Q:	Where and when is the special meeting of stockholders?

A:	The Peplin special meeting will be held on November 5, 2009 at 4:00 p.m., California time (on November 6, 2009, at 10:00 a.m., Brisbane time) at the offices of Fenwick & West, 555 California Street, 12th Floor, San Francisco, California 94104 with videoconferencing at the Marriott Hotel, 515 Queen Street, Brisbane, Queensland 4000, Australia. You may attend the special meeting in person.

Q:	Who is entitled to vote at the special meeting?

A:	Only stockholders of record as of the record date, are entitled to receive notice of the special meeting and to vote the shares of Peplin common stock that they held at that time at the special meeting, or at any adjournments, postponements or continuations of the special meeting. Holders of Peplin CDIs and holders of Peplin common stock in “street name” as of the record date are entitled to receive notice of, and may attend the Peplin special meeting. However, holders of Peplin CDIs and holders of Peplin common stock in “street name” may only vote their shares personally at the special meeting in the circumstances outlined under the question, “May I vote in person?”

Q:	May I vote in person?

A:	Yes. If you do not hold Peplin CDIs and your shares are not held in “street name” through a broker or bank, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet (instructions to voting via the Internet are included on the proxy card). If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the special meeting and vote in person.

If you hold Peplin CDIs and wish to vote the shares underlying your Peplin CDIs personally at the special meeting, you must either: (i) convert your Peplin CDIs into shares of Peplin common stock in sufficient time before the record date for the special meeting, or (ii) direct CDN to appoint you as proxy for the purposes of voting at the special meeting.

If you wish to convert your Peplin CDIs, you should contact Peplin’s Australian share registry, Computershare Investor Services Pty Limited (“Computershare”), as soon as possible to find out how to convert your Peplin CDIs into Peplin common stock and how long the conversion process will take.

Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet to ensure that your shares will be represented at the special meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many of our stockholders hold their shares as CDIs, or through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares beneficially owned.

Stockholder of Record. If your shares are registered directly in your name with Peplin’s transfer agent, you are considered the stockholder of record with respect to those shares and this proxy statement is being sent directly to you by Peplin. As stockholder of record, you have the right to grant your proxy directly to Peplin or to vote in person at our special meeting of stockholders. We have enclosed a proxy card for your use.

Beneficial Owner (other than CDI holders). If your shares are held in a brokerage account, bank account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and this proxy statement is being forwarded to you by your broker, bank, or nominee together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote and are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you obtain a legal proxy from the broker, bank or nominee that holds your shares, giving you the right to vote the shares instead of the broker, bank or nominee holding your shares. Your broker, bank or nominee has enclosed or provided a voting instruction form for your use in directing your broker, bank or nominee how to vote your shares.

Beneficial Owner (CDI holders). If you hold Peplin CDIs, you are considered the beneficial owner of the shares of Peplin common stock represented by your Peplin CDIs and this proxy statement is being sent to you with the enclosed CDI Voting Instruction Form in accordance with the Settlement Rules of the ASX Settlement and Transfer Corporation Pty Ltd. As beneficial owner, you have the right to either direct CDN on how to vote your shares, or direct CDN to appoint a nominated proxy (including yourself) to vote your shares. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you direct CDN to appoint you as proxy to vote the shares instead of CDN. The enclosed CDI Voting Instruction Form has been provided for your use in directing CDN how to vote your shares or directing CDN to appoint a nominated proxy.

Q:	May I vote via the Internet or telephone?

A:	If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares at www.investorvote.com. Proxies submitted over the Internet must be received by 11:59 p.m. California time on November 4, 2009 (5:59 p.m., Brisbane time on November 5, 2009). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting instruction form provided by your broker or bank, or by the Internet through your broker or bank if such a service is provided. To vote via the Internet through your broker or bank, you should follow the instructions on the voting instruction form provided by your broker or bank.

If you hold Peplin CDIs, you may vote via the Internet at www.investorvote.com.au. You will need your Holder Identification Number or Security Holder Reference Number, which is shown on the enclosed CDI Voting Instruction Form. The latest time for receipt of CDI voting instructions via the Internet is on November 3, 2009, at 4:00 p.m., California time (on November 4, 2009, at 10:00 a.m., Brisbane time).

Neither holders of Peplin common stock nor holders of Peplin’s CDIs may vote telephonically.

Q:	What happens if I do not return my proxy card, vote via the Internet or attend the special meeting and vote in person?

A:	The approval of the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Peplin common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, voting instruction form or CDI Voting Instruction Form, vote via the Internet or attend the special meeting and vote in person (as applicable), it will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Q:	If I hold Peplin CDIs, or my broker or bank holds my shares in “street name,” will CDN, or my broker or bank vote my shares for me?

A:	CDN, your broker and your bank will not be able to vote your shares with respect to the adoption of the merger agreement without instructions from you. You should instruct CDN or your broker or bank to vote your shares by following the procedures provided on your CDI Voting Instruction Form or by your broker or bank, as applicable. Without instructions, your shares will not be voted on the merger, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. You may change your vote at any time before your proxy is voted at the special meeting. If you are the stockholder of record you may do this in one of three ways:

• First, you may deliver, including via the Internet, to the Secretary of Peplin a written notice bearing a date later than the proxy you delivered to Peplin stating that you would like to revoke your proxy.

• Second, you may complete, execute and deliver, including via the Internet, to the Secretary of Peplin a new, later-dated proxy card for the same shares.

• Third, you may attend the meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy, but your actual vote cast at the special meeting will do so.

Any written notice of revocation or subsequent proxy should be delivered to Peplin, Inc., 6475 Christie Ave., Suite 300, Emeryville, California 94608, Attention: Investor Relations, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a bank or broker to vote your shares, you must follow the directions received from your bank or broker to change those instructions.

If you are a holder of Peplin CDIs and have completed and returned your CDI Voting Instruction Form, you may change or revoke the directions contained therein by notice of change or revocation to Computershare. See the procedures described in section “The Special Meeting — Revocability of Proxies” for further details.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or vote via the Internet with respect to) each proxy card and voting instruction form that you receive.

Q:	What happens if I sell my shares of Peplin common stock before the special meeting?

A:	If you transfer your shares of Peplin common stock (or Peplin CDIs) after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration.

Q:	Will the merger be taxable to me?

A:	Peplin Common Stock and Peplin CDIs. The exchange of shares of Peplin common stock or Peplin CDIs for the cash merger consideration pursuant to the terms of the merger agreement will be a taxable transaction for U.S. federal and Australian income tax purposes.

Peplin Options. The cancellation and conversion of Peplin options with a per share exercise price less than the per share merger consideration into the right to receive cash merger consideration pursuant to the terms of the merger agreement will be a taxable transaction for U.S. federal and Australian income tax purposes.

Peplin Warrants. The cancellation and conversion of Peplin warrants with a per share purchase price less than the per share merger consideration into the right to receive cash merger consideration pursuant to the terms of the merger agreement will be a taxable transaction for U.S. federal and Australian income tax purposes.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

v

See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” on page 42 and “The Merger — Material Australian Income Tax Consequences of the Merger” on page 44 .

Q:	What will the holders of Peplin stock options granted under the Peplin, Inc. 2007 Incentive Award Plan receive in the merger?

A:	At the completion of the merger, all stock options granted under the 2007 Plan that are not exercised prior to the completion of the merger (whether or not then vested), and that have a per share exercise price less than the per share merger consideration will automatically be cancelled and converted into the right to receive an amount in cash equal to the difference between: (i) the number of shares underlying the option multiplied by the per share merger consideration; and (ii) the aggregate exercise price of the option, subject to any applicable withholding tax.

All options granted under the 2007 Plan that are not exercised prior to the completion of the merger (whether or not then vested), and that have an exercise price equal to or greater than the per share merger consideration will automatically be cancelled at the completion of the merger and will not be entitled to any consideration.

For more information of the treatment of Peplin stock options, see “The Merger Agreement — Treatment of Stock Options Granted under the 2007 Plan” beginning on page 49.

Q:	What will the holders of Peplin warrants (including Peplin warrants represented by CDIs) receive in the merger?

A:	At the completion of the merger, all warrants (including certain Peplin warrants that are quoted on the ASX under the symbol “PLIO” and are represented by CDIs) that are not exercised prior to the completion of the merger (whether or not then vested), and that have a per share purchase price less than the per share merger consideration will automatically be cancelled and converted into the right to receive an amount in cash equal to the difference between: (i) the number of shares underlying the warrant multiplied by the per share merger consideration; and (ii) the aggregate purchase price of the option.

All warrants that are not exercised prior to the completion of the merger (whether or not then vested), and that have a purchase price equal to or greater than the per share merger consideration will automatically be cancelled at the completion of the merger and will not be entitled to any consideration.

For more information of the treatment of Peplin warrants, see “The Merger Agreement — Treatment of Warrants (including Peplin warrants represented by CDIs)” beginning on page 49.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:	The completion of the merger is subject to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain customary ASX approvals, as well as the absence of any order of any court or other governmental body preventing the completion of the merger.

For more information on regulatory approvals and filings needed to complete the merger, see “The Merger — Regulatory Matters” beginning on page 47.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to complete the merger shortly after the special meeting which has been scheduled for November 5, 2009 at 4:00 p.m., California time (November 6, 2009, at 10:00 a.m., Brisbane time). However, it is possible that factors outside of our control could require us to complete the merger at a later time, or not complete it at all. In addition to obtaining stockholder approval, all other closing conditions specified in the merger agreement must be satisfied or, to the extent permitted, waived prior to the completion of the merger.

Q:	What rights do I have if I oppose the merger?

A:	Peplin’s stockholders are entitled to exercise appraisal rights in connection with the merger. If you do not vote in favor of the adoption of the merger agreement and the merger is completed, you may dissent and seek payment of the fair value of your shares pursuant to appraisal rights under Delaware law. To do so, however, you must strictly comply with all of the required procedures under Delaware law.

Holders of Peplin CDIs are not entitled to exercise appraisal rights in connection with the merger. Holders of Peplin CDIs must have converted their Peplin CDIs into shares of Peplin common stock prior to the record date for the special meeting in order to exercise appraisal rights in connection with the merger.

Additionally, neither holders of Peplin options nor holders of Peplin warrants are entitled to exercise appraisal rights in connection with the merger. See “The Merger — Appraisal Rights” beginning on page 39.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of Peplin common stock for the per share merger consideration for each share of Peplin common stock you hold. Similarly, holders of Peplin CDIs should not send their holding statement(s) with their CDI Voting Instruction Form. Computershare will arrange for the merger consideration to be sent to holders of Peplin CDIs on behalf of CDN after the merger is completed.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Peplin, Inc.
6475 Christie Ave., Suite 300
Emeryville, California 94608
Attn: Investor Relations
Telephone: +1-510-653-9700
Facsimile: +1-510-653-9704

or

Peplin, Inc.
PO Box 3325
Newstead LPO
QLD, 4006, Australia
Attn: Secretary
Telephone: +61-7-3250-1200
Facsimile: +61-7-3250-1299

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger agreement, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” on page 69. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, the legal document that governs the merger, in its entirety.

The Companies (page 13)

Peplin, Inc.
6475 Christie Ave., Suite 300
Emeryville, California 94608
Telephone: +1-510-653-9700
Facsimile: +1-510-653-9704

and

PO Box 3325
Newstead LPO
QLD, 4006, Australia
Telephone: +61-7-3250-1200
Facsimile: +61-7-3250-1299

Peplin, Inc., a Delaware corporation (herein, “Peplin”), is a development stage specialty pharmaceutical company focused on advancing and commercializing innovative medical dermatology products. Peplin is currently developing ingenol mebutate, or PEP005, which is a novel compound derived from the sap of Euphorbia peplus, or E. peplus, a rapidly growing, readily available plant commonly referred to as petty spurge or radium weed. E. peplus has a long history of traditional use for a variety of conditions, including the topical self treatment of various skin disorders, including skin cancer and pre-cancerous skin lesions. Peplin CHESS Depositary Interests (herein, “Peplin CDIs”) trade on the Australian Securities Exchange, or ASX, under the symbols “PLI” and “PLIO.”

LEO Pharma A/S
Industriparken 55
DK — 2750 Bellerup
Telephone: +45-4494-5888
Facsimile: +45-7226-3295

LEO Pharma A/S (herein, “LEO”) is an independent, research-based pharmaceutical company based in Bellerup, Denmark, near Copenhagen. LEO is wholly owned by the LEO Foundation and is one of the world’s leading companies focused on dermatology (skin diseases) and critical care, including the parenteral treatment of thromboembolisms (thrombosis).

Plant Acquisition Sub, Inc.
Industriparken 55
DK — 2750 Bellerup
Telephone: +45-4494-5888
Facsimile: +45-7226-3295

Plant Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of LEO (herein, “Merger Sub”), was formed solely for the purpose of completing the merger and has not conducted any business operations to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Merger Consideration (page 48)

If the merger is completed, you will receive US$16.99 in cash, without interest (the “per share merger consideration”), in exchange for each share of Peplin common stock that you own and for which you have not properly exercised appraisal rights. If you hold Peplin CDIs, you will receive US$0.8495 in cash, without interest, in exchange for each Peplin CDI that you own.

The per share merger consideration of US$16.99 is set forth in the merger agreement and denominated in United States dollars. Payment to the holders of Peplin CDIs will be made in Australian dollars at the exchange rate of the United States dollar to the Australian dollar as of the date of payment. Fluctuations in the exchange rate of the United States dollar to the Australian dollar through the date of payment will affect the amount of Australian dollars into which Peplin CDIs are converted upon the effectiveness of the merger.

In the event that during the period commencing on September 2, 2009 and ending at the completion of the merger, there are stock splits or similar transactions with respect to the Peplin common stock, then the per share merger consideration will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the merger agreement prior to such action.

Also, in the event that Peplin has breached its representations and warranties regarding the outstanding shares of Peplin common stock and outstanding options, warrants and other securities, then LEO at its election may adjust the per share merger consideration to be instead an amount determined by dividing US$287.5 million by the actual numbers of shares and such securities outstanding, giving effect to the exercise prices of Peplin options and warrants.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Peplin stockholder as a result of the merger. Peplin stockholders will receive the merger consideration after exchanging their Peplin stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to the Peplin stockholders shortly after completion of the merger. Holders of Peplin CDIs do not need to exchange their holding statements in order to receive the merger consideration. Computershare will arrange for the merger consideration to be sent to holders of Peplin CDIs on behalf of CHESS Depositary Nominees Pty Limited, the stockholder of record and which we refer to as CDN, after the merger is completed. Payment to the holders of Peplin CDIs will be made in Australian dollars at the exchange rate of the United States dollar to the Australian dollar as of the date of payment and fluctuations in the exchange rate of the United States dollar to the Australian dollar through the date of payment will affect the amount of Australian dollars into which Peplin CDIs are converted.

Treatment of Stock Options granted under the Peplin, Inc. 2007 Incentive Plan (page 49)

At the completion of the merger, all stock options granted under the Peplin, Inc. 2007 Incentive Award Plan (the “2007 Plan”) that are not exercised prior to the completion of the merger (whether or not then vested), and that have a per share exercise price less than the per share merger consideration (an “In-the-Money Option”) will automatically be cancelled and converted into the right to receive an amount in cash equal to the difference between (a) the number of shares underlying the In-the-Money Option multiplied by the per share merger consideration, and (b) the aggregate exercise price of the In-the-Money Option, subject to any applicable withholding tax. The merger agreement provides that each In-the-Money Option, to the extent not vested, will accelerate and become fully vested and exercisable as of immediately prior to the completion of the merger.

All options granted under the 2007 Plan that are not exercised prior to the completion of the merger (whether or not then vested), and that are not In-the-Money Options will automatically be cancelled at the completion of the merger and will not be entitled to any consideration.

Treatment of Warrants (including Peplin warrants represented by CDIs) (page 49)

At the completion of the merger, all warrants (including certain Peplin warrants that are quoted on ASX under the code “PLIO” and are represented by CDIs, which are sometimes referred to as “quoted options” in Australia) that are not exercised prior to the completion of the merger (whether or not then vested), and that have a per share purchase price less than the per share merger consideration (an “In-the-Money Warrant”) will automatically be cancelled and converted into the right to receive an amount in cash equal to the difference between (a) the number of shares underlying the In-the-Money Warrant multiplied by the per share merger consideration, and (b) the aggregate purchase price of the In-the-Money Warrant. The merger agreement provides that each In-the-Money Warrant, to the extent not vested, will accelerate and become fully vested and exercisable as of immediately prior to the completion of the merger.

All warrants that are not exercised prior to the completion of the merger (whether or not then vested), and that are not In-the-Money Warrants will automatically be cancelled at the completion of the merger and will not be entitled to any consideration.

Material U.S. Federal Income Tax Consequences of the Merger (page 42)

The exchange of shares of Peplin common stock for the per share cash merger consideration will be a taxable transaction to our stockholders for U.S. federal income tax purposes.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Material Australian Income Tax Consequences of the Merger (page 44)

The exchange of shares of Peplin common stock for the per share cash merger consideration will be a taxable transaction to our stockholders for Australian income tax purposes.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Recommendation of the Peplin Board (page 21)

After careful consideration, the Peplin board of directors (the “Peplin Board”) unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, Peplin and its stockholders. Accordingly, the Peplin Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

Opinion of Goldman, Sachs & Co. (page 25) and Opinion of Leerink Swann LLC (page 30)

On August 31, 2009, each of Goldman, Sachs & Co., or Goldman Sachs, and Leerink Swann LLC, or Leerink Swann, delivered to the Peplin Board its oral opinion, subsequently confirmed by delivery of a written opinion, that as of the date of its respective opinion and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the US$16.99 per share in cash to be paid to the holders (other than LEO, Merger Sub and any other wholly owned subsidiary of LEO) of the outstanding shares of Peplin common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinions of Goldman Sachs, dated September 2, 2009, and Leerink Swann, dated August 31, 2009, which set forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinions, are attached to this proxy statement as Annex B-1 and Annex B-2, respectively. Holders of Peplin common stock and Peplin CDIs are urged to read the opinions in their entirety. The summary of the written opinions of Goldman Sachs and Leerink Swann set forth herein are qualified in their entirety by reference to the full text of such opinions. Goldman Sachs’ and Leerink Swann’s analyses and opinions were addressed to, and provided for the information and assistance of, the Peplin Board in connection with its evaluation of the consideration to be received by holders of Peplin common stock (other than LEO, Merger Sub and any other wholly owned subsidiary of LEO) in the merger. The Goldman Sachs opinion and the Leerink Swann opinion are not a recommendation as to how any holder of Peplin common stock should vote with respect to the merger or any other matter. The consideration to be received in the merger was determined through negotiations between LEO and Peplin and not pursuant to recommendations of Goldman Sachs or Leerink Swann.

Interests of Peplin’s Directors and Executive Officers in the Merger (page 36)

When considering the recommendation of the Peplin Board in favor of the adoption of the merger agreement, you should be aware that the members of the Peplin Board and Peplin’s executive officers have interests in the merger in addition to their interests as Peplin stockholders generally. These interests may be different from, or in addition to, the interests of Peplin stockholders generally. These interests include the payment of benefits upon the completion of the merger pursuant to arrangements existing prior to the start of Peplin’s strategic process described in “The Merger — Background of the Merger” beginning on page 14, the payment of severance upon the completion of the merger and termination of employment pursuant to arrangements existing prior to the start of Peplin’s strategic process, interests associated with the closing condition that certain executive officers enter into new offer letters with LEO prior to closing and the maintenance of indemnification rights and insurance coverage.

The members of the Peplin Board were aware of these additional interests, and considered them, when they approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Conditions to the Completion of the Merger (page 57)

As more fully described in this proxy statement and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, approval of the merger proposal by Peplin stockholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to as the “HSR Act”), no material adverse effect with respect to Peplin having occurred since September 2, 2009 and certain employees of Peplin having executed an offer letter agreeing to remain employed by Peplin or become employed by LEO following the completion of the merger, provided that they have been offered a base salary and target cash incentive compensation immediately following the completion of the merger that is not less than the base salary and target cash incentive compensation as of the date of the merger agreement, and such employees not having terminated or rescinded such offer letters prior to the completion of the merger.

No Solicitation by Peplin (page 54)

We have agreed that we will not solicit, initiate or knowingly encourage, induce or facilitate the making, submission or announcement of any inquiry or proposal for an alternative acquisition transaction with a party other than LEO or take certain other actions regarding any acquisition inquiry or acquisition proposal. In response to certain unsolicited acquisition proposals, we may provide information regarding Peplin to, and enter into negotiations regarding an acquisition of Peplin with, the party making such proposal, subject to a number of limitations.

Change in Peplin Board Recommendation (page 55)

At any time prior to the adoption of the merger agreement by the Peplin stockholders, the recommendation of the Peplin Board that the Peplin stockholders adopt the merger agreement may be withdrawn or modified in a manner adverse to LEO if either (i) a superior offer is made and is not withdrawn, LEO does not match the terms of such offer, and the Peplin Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, or (ii) after the date of the merger agreement there is a material development or material change in circumstances that relates to Peplin or its subsidiaries but does not relate to any acquisition proposal or inquiry, and in the case of both (i) and (ii) that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties to the Peplin stockholders under applicable law and certain other requirements specified in the merger agreement are met.

Termination of the Merger Agreement (page 59)

Either Peplin or LEO may terminate the merger agreement under certain circumstances, which if it occurred, would prevent the merger from being completed.

Expenses and Termination Fee (page 61)

All fees and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses. However, under certain circumstances in connection with the termination of the merger agreement, up to US$2 million of LEO’s expenses may be payable by Peplin. A termination fee of US$10 million, less any expense reimbursements previously paid, may be payable by Peplin to LEO upon or following the termination of the merger agreement under certain circumstances.

Regulatory Matters (page 47)

To complete the merger, we must obtain or make all material federal and state approvals, consents and filings. Other than the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act, the receipt by LEO of a notice of no objection to LEO acquiring the shares of Peplin common stock in the merger under the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth) and certain customary ASX approvals, we are not currently aware of any material federal or state approvals, consents or filings that are required to be obtained or made for the completion of the merger. If any such approvals, consents or filings are required to complete the merger, we will seek or make such consents, approvals and filings.

Appraisal Rights (page 39)

Under Delaware law, stockholders of Peplin (a Delaware corporation) are entitled to exercise appraisal rights in connection with the merger, subject to certain restrictions.

If you do not vote in favor of adoption of the merger agreement, you will have the right to seek a judicial appraisal of the “fair value” of your shares in connection with the approved merger. This value could be more than, less than, or the same as the per share merger consideration payable pursuant to the merger agreement, and would be paid to the stockholder by the surviving corporation at the direction of the Court of Chancery of the State of Delaware.

In order to preserve your appraisal rights, you must take all of the steps required under Delaware law within the given time periods. Failure to follow exactly the procedures specified under Delaware law may result in the loss of your appraisal rights. The provisions of Delaware law regarding appraisal rights are reproduced and attached as Annex C to this proxy statement. We encourage you to read these provisions carefully and in their entirety.

You must have been a holder of Peplin common stock on the record date for the Peplin special meeting in order to have appraisal rights in connection with the merger. Holders of Peplin CDIs are not entitled to exercise appraisal rights in connection with the merger and therefore must have converted their Peplin CDIs into shares of Peplin common stock prior to the record date for the Peplin special meeting in order to have appraisal rights in connection with the merger.

ANY PEPLIN STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO COMPLY IN A TIMELY MANNER WITH THE PROCEDURES SET FORTH IN ANNEX C WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Voting Agreements (page 62)

As a condition and inducement to LEO entering into the merger agreement, certain of our directors, executive officers and their affiliates, in their capacities as Peplin stockholders, optionholders and warrantholders (each a “Signatory” and together, “Signatories”), entered into voting agreements with LEO, pursuant to which each such Signatory agreed, among other things, to vote or cause to be voted all outstanding shares of Peplin common stock beneficially owned by such Signatories in favor of adoption of the merger agreement and against any competing acquisition proposals. The parties that have entered into voting agreements beneficially owned and exercised voting control over an aggregate of 5,125,675 shares of Peplin common stock outstanding as of 5:00 p.m., California time on September 25, 2009 (at 10:00 a.m., Brisbane time on September 26, 2009) (such date, the “record date”), which constitutes approximately 33.35% of the shares of Peplin common stock outstanding on that date.

Noncompetition Agreements (page 63)

As a condition and inducement to LEO entering into the merger agreement, three of our executive officers entered into noncompetition agreements with LEO, dated as of September 2, 2009, pursuant to which each such officer agreed not to engage in certain actions that would be considered competitive to Peplin or its business or solicit or take certain actions with respect to certain employees or business contacts of LEO, Peplin or any affiliate of LEO for a period of two or three years (depending on the executive officer) from the completion of the merger. LEO did not pay the executive officers any consideration for their execution and delivery of the noncompetition agreements other than the consideration they may receive pursuant to the merger agreement in respect of their equity securities in Peplin and any agreements to which such executive officers are otherwise entitled in connection with the merger.

Loan Agreement (page 64)

As a condition and inducement to Peplin entering into the merger agreement, Peplin and LEO entered into a loan agreement, dated as of September 2, 2009, pursuant to which LEO agreed to provide loans to Peplin of up to an aggregate principal amount of US$24 million between September 2, 2009 and the earlier of the completion of the merger or the termination of the merger agreement. Peplin may request no more than one advance in any 15-day period, and each advance cannot exceed the lesser of (a) US$2 million and (b) the amount of Peplin’s budgeted cash expenditures and transaction expenses for the month (less any amounts previously borrowed under the loan agreement for such month), but in no event shall the aggregate principal amount of all outstanding advances exceed the aggregate amount available under the loan agreement. The principal of, and accrued interest on, the advances must be repaid on that date which is the earlier to occur of: (i) April 1, 2011; (ii) the date that is seven days after the effective date of the merger; (iii) the date that is seven days after the completion of an acquisition by Peplin by a third party other than LEO; and (iv) the date that is six months after the termination of the GE loan agreement.

FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference herein contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company, LEO, the combined company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions, but the absence of this terminology does not necessarily mean that a statement is not forward-looking. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties, over which we may have little or no control, that may affect those forward-looking statements include, among other things:

•	the risk that the merger may not be completed in a timely manner, if at all;

•	the risk that our stockholders may not adopt the merger agreement;

•	the risk that one or more conditions to the merger may not be satisfied;

•	the risk that the merger agreement may be terminated in circumstances that would require us to pay up to US$2 million of LEO’s expenses and a termination fee to LEO of US$10 million, less any expense reimbursements previously paid;

•	risks related to the progress of our product development programs, including our clinical trials;

•	risks related to regulatory submissions and approvals;

•	risks related to diverting management’s attention from ongoing business operations as a result of the merger process;

•	risks related to exposure to litigation, including the possibility that litigation relating to the merger agreement and transactions contemplated thereby could delay or impede the completion of the merger;

•	risks regarding employee retention; and

•	other risks detailed in our current filings with the Securities and Exchange Commission, or SEC, including our recent quarterly report on Form 10-Q, which discuss these and other important risk factors concerning our operations (see “Where You Can Find More Information” on page 69).

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in or implied by any of the forward-looking statements. We do not undertake to release any revisions of these forward-looking statements to reflect future events or circumstances.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Peplin Board for use at the special meeting of stockholders or at any adjournment, postponement or continuation thereof.

Date, Time, Place

We will hold the special meeting on November 5, 2009, at 4:00 p.m., California time (on November 6, 2009, at 10:00 a.m., Brisbane time), at the offices of Fenwick & West, 555 California Street, 12th Floor, San Francisco, California 94104 with videoconferencing at the Marriott Hotel, 515 Queen Street, Brisbane, Queensland 4000, Australia.

Purpose of the Special Meeting

At the special meeting, we will ask holders of shares of Peplin common stock to consider and vote upon the proposal to adopt the merger agreement and to transact such other business as may properly come before the special meeting and any adjournment, postponement or continuation thereof.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of Peplin common stock at as of the record date are entitled to notice of, and to vote at, the special meeting. As of the record date, 15,371,121 shares of Peplin common stock were issued and outstanding and held by approximately 100 holders of record. Holders of record of shares of Peplin common stock on the record date are entitled to one vote per share at the special meeting on all matters to be considered at the special meeting.

Holders of Peplin common stock in “street name” are entitled to notice of, and to direct their broker, bank or nominee to vote their shares at the special meeting and any adjournment or postponement thereof, by following the procedures set forth under the heading “The Special Meeting — Voting of Proxies” beginning on page 9.

Holders of Peplin CDIs at the record date are entitled to notice of, and to direct CDN, to vote the underlying shares of Peplin common stock on their behalf in connection with the Peplin special meeting and any adjournment or postponement thereof by following the procedures set forth under the heading “The Special Meeting — Voting of Proxies” beginning on page 9. Holders of Peplin CDIs cannot vote their CDIs in person at the special meeting unless: (i) such Peplin CDI holders have completed the conversion of their Peplin CDIs into shares of Peplin common stock prior to the record date for the Peplin special meeting set forth above, or (ii) such Peplin CDI holders instruct CDN to appoint themselves as proxy for the purposes of voting at the special meeting. In respect of the voting instructions it receives, CDN, on behalf of the holders of Peplin CDIs, will vote the underlying shares of Peplin common stock represented by the Peplin CDIs on an aggregate basis by (i) determining the total number of Peplin CDIs “FOR” the proposal to adopt the merger agreement, (ii) determining the total number of Peplin CDIs “AGAINST” the proposal to adopt the merger agreement, (iii) determining the total number of Peplin CDIs abstaining from voting on the proposal to adopt the merger agreement, (iv) applying the ratio of one (1) share of Peplin common stock for every twenty (20) Peplin CDIs and (v) submitting the resultant number of shares of Peplin common stock “FOR” or “AGAINST” the proposal to adopt the merger agreement and the number of shares abstaining from voting on the proposal to adopt the merger agreement, as appropriate.

A quorum of stockholders is necessary to hold a valid special meeting. A quorum is present at the special meeting if holders of a majority of shares of Peplin common stock entitled to vote on the record date, including shares represented by Peplin CDIs, are present in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Pursuant to the terms of the merger agreement, if Peplin has not received proxies representing sufficient shares to adopt the merger agreement, the chair of the meeting shall adjourn the special meeting for purposes of soliciting additional proxies. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” (where a broker or nominee, other than CDN, cannot exercise discretionary authority and does not receive voting instructions from the beneficial owners to vote on a matter) will be counted as present, but will not be considered to have been voted in favor of any of the matters to be considered at the special meeting.

Votes Required; Abstentions and Broker Non-Votes

The adoption of the merger agreement requires the affirmative vote of a majority of the shares of Peplin common stock outstanding on the record date. Adoption of the merger agreement is a condition to the completion of the merger.

Shares with respect to which stockholders abstain from voting on a particular matter, shares held in “street name” by brokers or nominees who indicate on their voting instruction form that they do not have discretionary authority to vote such shares and have not received voting instructions from the beneficial owners with respect to such matter, will not be counted as votes in favor of such matter, but will be counted to determine whether a quorum is present at the special meeting and will be counted as voting power present at the special meeting.

Holders of Peplin CDIs who instruct CDN to abstain from voting on their behalf will have their underlying shares of Peplin common stock counted toward a quorum at the special meeting. However, holders of Peplin CDIs who fail to provide instructions to CDN will not have their underlying shares of Peplin common stock counted towards a quorum at the special meeting.

Abstentions, broker non-votes and the failure to provide voting instructions to CDN, will have the effect of a vote “AGAINST” the proposal to adopt the merger agreement because approval of this proposal requires the affirmative vote of a majority of all shares of Peplin common stock outstanding on the record date.

Voting by Our Directors, Executive Officers and Stockholders; Voting Agreements

As of the record date, our directors and executive officers and certain stockholders affiliated with directors that entered into voting agreements with LEO as described elsewhere in this proxy statement beneficially owned and were entitled to vote 5,125,675 shares of Peplin common stock, which represented approximately 33.35% of the shares of Peplin common stock outstanding on that date. All of our directors and executive officers and certain such affiliated stockholders, who together beneficially owned and were entitled to vote 5,125,675 shares of Peplin common stock outstanding on the record date, have entered into such voting agreements, under which, among other things, they have agreed to vote those shares in favor of adoption of the merger agreement and against any competing acquisition proposal.

Voting of Proxies

If your shares are registered in your name, you may vote by:

•	returning a signed proxy card;

•	voting in person at the meeting; or

•	submitting a proxy authorizing the voting of your shares via the Internet at www.investorvote.com. Authorizations for voting submitted via the Internet must be received prior to November 4, 2009, at 11:59 p.m., California time (on November 5, 2009, at 5:59 p.m., Brisbane time). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal to adopt the merger agreement. In addition, while the Peplin Board does not know of any matter that is not described in this proxy statement to be presented for action at the special meeting, the persons named as proxies by a stockholder are authorized to vote on such other business as may properly come before the special meeting.

Holders of Peplin CDIs may give directions to vote the underlying shares of Peplin common stock by submitting instructions to CDN to:

•	vote on behalf of such Peplin CDI holder at the meeting on the proposal to adopt the merger agreement and according to the directions of such Peplin CDI holder; or

•	appoint a nominated proxy to vote the shares underlying their Peplin CDls in person at the special meeting. The nominated proxy may be the holder of Peplin CDIs.

Holders of Peplin CDIs may submit voting instructions:

•	by completing and mailing the enclosed CDI Voting Instruction Form;

•	by completing and faxing the enclosed CDI Voting Instruction Form; or

•	via the Internet at www.investorvote.com.au.

To submit voting instructions by mail or fax, holders of Peplin CDIs may send the CDI Voting Instruction Form to Computershare Investor Services Pty Limited (“Computershare”), in accordance with the instructions on the CDI Voting Instruction Form. Instructions on how to fill out the CDI Voting Instruction Form are set out on the form. To submit voting instructions via the Internet, holders of Peplin CDIs will need their Holder Identification Number or Security Holder Reference Number, which is shown on the enclosed CDI Voting Instruction Form. Holders of Peplin CDIs will be taken to have signed the CDI Voting Instruction Form if instructions are submitted in accordance with the directions on the website www.investorvote.com.au. The latest time for receipt of CDI Voting Instruction Forms (and any necessary supporting documents) via mail or fax, and voting instructions via the Internet is on November 3, 2009, at 4:00 p.m., California time (on November 4, 2009, at 10:00 a.m., Brisbane time).

Holders of Peplin common stock in “street name” may vote their shares by submitting instructions to their broker, bank or nominee to vote the shares on their behalf at the special meeting. Holders of Peplin common stock in “street name” may submit their instructions by returning the enclosed voting instruction form to their broker, bank or nominee. The latest time for receipt of such voting instruction forms via mail or internet is indicated on the voting instruction form but in any event must be no later than on November 3, 2009, at 4:00 p.m., California time (on November 4, 2009, at 10:00 a.m., Brisbane time).

For purposes of voting to adopt the merger agreement, brokers or banks who hold shares of Peplin common stock in “street name” and CDN may not give a proxy to vote those shares in the absence of specific instructions from their customers who beneficially own those shares. As a result, you should carefully follow the instructions given to you on the CDI Voting Instruction Form or by your broker or other nominee to assure that your shares are properly voted.

If no instructions are given to the broker or bank holding shares, or if instructions are given to the broker or bank indicating that the broker or bank does not have authority to vote on the proposal to adopt the merger agreement, then the shares will be counted as present for purposes of determining whether a quorum exists, but will have the same effect as votes “AGAINST” the adoption of the merger agreement.

Abstentions, broker non-votes and the failure to provide voting instructions to CDN, will have the effect of a vote “AGAINST” the proposal to adopt the merger agreement because approval of this proposal requires the affirmative vote of a majority of all shares of Peplin common stock outstanding on the record date.

Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the special meeting. If your shares are held of record by CDN and you wish to vote at the special meeting, you must direct CDN on your CDI Voting Instruction Form to appoint you as proxy for the purposes of voting your shares at the special meeting.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies of stockholders of record may be revoked by one of three ways:

•	First, you may deliver, including via the Internet, to the Secretary of Peplin a written notice bearing a date later than the proxy you previously delivered to Peplin stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. California time on November 4, 2009 (5:59 p.m., Brisbane time on November 5, 2009).

•	Second, you may complete, execute and deliver, including via the Internet, to the Secretary of Peplin a new, later-dated proxy for the same shares, provided the new proxy is received by 11:59 p.m. California time on November 4, 2009 (5:59 p.m., Brisbane time on November 5, 2009).

•	Third, you may attend the special meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to our principal executive offices located at 6475 Christie Ave., Suite 300, Emeryville, California 94608, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change those instructions.

Holders of Peplin CDIs who have completed and returned a CDI Voting Instruction Form (in the manner described in the section entitled “The Special Meeting — Voting of Proxies” beginning on page 9) may revoke or change their directions to CDN relating to such Peplin CDIs at any time prior to 4:00 p.m. California time on November 3, 2009 (10:00 a.m., Brisbane time on November 4, 2009) by providing written notice of revocation or change to Computershare bearing a later date than the CDI Voting Instruction Form previously sent. Any written revocation or change should be delivered to Computershare Investor Services Pty Limited, Level 19, 307 Queen Street, Brisbane, Queensland 4000, Australia or mailed to Computershare Investor Services Pty Limited, GPO Box 242, Melbourne, Victoria 3001, Australia or faxed to +1800-783-447 (within Australia) or +61-3-9473-4000 (outside Australia) before the submission of an additional CDI Voting Instruction Form. Any additional CDI Voting Instruction Forms must be submitted via mail, fax or the Internet by 4:00 p.m., California time on November 3, 2009 (10:00 a.m., Brisbane time on November 4, 2009).

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Peplin. We may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Peplin stockholders should not send stock certificates with their proxies. A transmittal form with instructions for the surrender of Peplin common stock certificates will be mailed to Peplin stockholders shortly after completion of the merger. Similarly, holders of Peplin CDIs should not send their holding statement(s) with their CDI Voting Instruction Form. Computershare will arrange for the merger consideration to be sent to holders of Peplin CDIs on behalf of CDN.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and special reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Secretary, Peplin, Inc., 6475 Christie Ave., Suite 300, Emeryville, California 94608, +1-510-653-9700. If multiple stockholders sharing the same household who receive multiple copies of this proxy statement would like to receive a single copy instead, they should contact their banks, brokers or other nominee record holders for appropriate instructions.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any Peplin stockholder for any purpose germane to the meeting. For ten days prior to the special meeting, this stockholder list will be available for examination during ordinary business hours at our principal executive offices located at 6475 Christie Ave., Suite 300, Emeryville, California 94608. This stockholder list will also be available for inspection at the special meeting by any stockholder who is present in person at the meeting.

Other Matters

As of the date of this proxy statement, the Peplin Board does not know of any matter that will be presented for consideration at the special meeting, other than as described in this proxy statement.

Peplin Board Recommendation

After careful consideration, the Peplin Board has unanimously determined and believes that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Peplin and its stockholders. The Peplin Board unanimously recommends that Peplin stockholders (including holders of Peplin CDIs) vote “FOR” the proposal to adopt the merger agreement.

THE COMPANIES

Peplin, Inc.

Peplin, Inc., a Delaware corporation, is a development stage specialty pharmaceutical company focused on advancing and commercializing innovative medical dermatology products. Peplin is currently developing ingenol mebutate, or PEP005, which is a novel compound derived from the sap of Euphorbia peplus, or E. peplus, a rapidly growing, readily available plant commonly referred to as petty spurge or radium weed. E. peplus has a long history of traditional use for a variety of conditions, including the topical self treatment of various skin disorders, including skin cancer and pre-cancerous skin lesions. Peplin’s lead product candidate is a patient-applied topical gel containing ingenol mebutate, a compound the use of which Peplin has patented for the treatment of actinic (solar) keratosis, or AK. This product candidate referred to as PEP005 (ingenol mebutate) Gel is currently in Phase 3 clinical trials, having completed their first Phase 3, known as REGION-I. Peplin CDIs representing shares of Peplin common stock trade on the ASX under the symbol “PLI.” In addition, Peplin has warrants represented by CDIs that trade on the ASX under the symbol “PLIO.”

Our principal executive offices are located at 6475 Christie Ave., Suite 300, Emeryville, California 94608. Our telephone number is +1-510-653-9700. Additional information regarding Peplin is contained in our filings with the SEC. See “Where You Can Find More Information” on page 69.

LEO Pharma A/S

LEO Pharma A/S is an independent, research-based pharmaceutical company based in Bellerup, Denmark, near Copenhagen. LEO is wholly owned by the LEO Foundation and is one of the world’s leading companies focused on dermatology (skin diseases) and critical care, including the parenteral treatment of thromboembolisms (thrombosis).

LEO discovers, develops, manufactures and markets safe and efficacious drugs globally. Approximately 96% of LEO’s turnover (5.7 billion DKK, approximately US$1.1 billion, in 2008) stems from outside Denmark. LEO is represented in more than 90 countries and has approximately 3,000 employees, of whom 1,200 work in Denmark.

Plant Acquisition Sub, Inc.

Plant Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of LEO, was formed solely for the purpose of completing the merger and has not conducted any business operations to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to carefully read the merger agreement, which is attached as Annex A to this proxy statement, in its entirety.

Background of the Merger

As its lead product, PEP005 (ingenol mebutate) has advanced through clinical trials for the treatment of AK, and basal cell carcinoma, the Peplin Board has periodically reviewed Peplin’s strategic alternatives in order to further create and enhance stockholder value.

On February 9, 2009, the Peplin Board convened a meeting, with its counsel, Fenwick & West LLP, or Fenwick & West, present, to discuss Peplin’s current operations, the status of its clinical program, plans for the commercial launch of PEP005 Gel for AK following approval of the Food and Drug Administration, or FDA, and financial budgeting scenarios. At this meeting, representatives of Leerink Swann, a financial advisor to Peplin, discussed the potential markets for Peplin’s products under development. The Peplin Board discussed parties that had previously contacted Peplin regarding a potential strategic transaction, including licenses to Peplin products in certain territories or a potential acquisition of Peplin’s outstanding securities. The Peplin Board also discussed investors that would potentially be interested in participating in the next round of equity financing to fund Peplin’s operations through FDA approval of PEP005 for the treatment of AK and its commercial launch. The Peplin Board determined that in order to maximize Peplin’s opportunities to maximize stockholder value, both on a stand-alone basis, or in a potential change of control acquisition of Peplin, Peplin management should commence contacting potential strategic partners to assess their interest in pursuing an acquisition of Peplin or a license of Peplin products outside of the United States, as well as to begin planning for a potential equity financing.

Between February 11, 2009 and March 24, 2009, Peplin executed confidential disclosure agreements with fifteen parties, including the third parties referred to herein as “Company A,” “Company B,” “Company C,” “Company D,” “Company E,” “Company F” and “Company G,” that the Peplin Board and management determined would potentially be interested in a strategic acquisition of Peplin or a license to its products outside of the United States.

Between February 25, 2009 and March 26, 2009, Peplin sent to the fifteen parties that entered into confidential disclosure agreements, an invitation to submit preliminary indications of interest for an acquisition of all of the outstanding equity interests of Peplin and to commence due diligence, with certain of these parties also invited to submit preliminary indications of interest for a strategic partnering transaction, such as a license of Peplin products outside of the United States.

On March 18, 2009, the Peplin Board convened a meeting, with counsel present, to discuss Peplin’s current operations and clinical program, as well as the status of the parties performing due diligence on Peplin.

On March 30, 2009, Company A sent to Peplin a written non-binding preliminary proposal for an acquisition of all of the outstanding equity interests of Peplin for US$250 million in cash, adjusted for any debt that would remain in Peplin following the closing.

Also on March 30, 2009, LEO sent to Peplin a written non-binding preliminary indication of interest in an exclusive license to PEP005 in Europe, Canada, Mexico, Central America, the Middle East and North Africa, providing for upfront payments of Euro 5 million, milestone-based payments upon specified events, and royalties payable on net sales.

On April 1, 2009, Company B sent to Peplin a written preliminary non-binding indication of interest in a worldwide exclusive license to PEP005, providing for an upfront payment, milestone-based payments upon specified events, and royalties payable on net sales.

On April 2, 2009, the Peplin Board convened a special meeting, with counsel present, to discuss Peplin’s current operations as well as plans for further exploration of a potential strategic transaction or equity financing. At this meeting, the Peplin Board determined to have Peplin engage separate investment banks to assist with the strategic process and with the equity financing in order to motivate each bank fully on its own objective. The Peplin

Board determined to use Goldman Sachs as its financial advisor for the potential acquisition transaction and Leerink Swann as its financial advisor and agent for a potential equity financing.

On April 6, 2009, Company C sent to Peplin a written non-binding preliminary proposal for an acquisition of all of the outstanding equity interests of Peplin for an upfront cash payment and an earn-out payment upon FDA approval of PEP005 Gel for AK that in the aggregate was significantly below the valuation in Company A’s indication of interest. The proposal stated that it was subject to certain financial and business assumptions. On April 9, 2009, Company C was informed that due to the valuation provided in its proposal, it would not be further participating in Peplin’s strategic process.

On April 7, 2009, Company D sent to Peplin a written preliminary non-binding indication of interest in an exclusive license to PEP005 in Europe and North Africa, providing for an upfront payment, milestone-based payments upon specified events, and royalties payable on net sales.

On April 9, 2009, Company E sent to Peplin a written non-binding proposal for a cross-licensing joint venture between Company E and Peplin in which each company would license to the other its products for development and commercialization in its respective territories — Peplin in the United States, Canada and Australia, and Company E in Europe and the rest of the world. The proposal provided for an upfront fee payable to Peplin, milestone-based payments upon specified events, and royalties payable on net sales of a party’s products by the other party in the other party’s territory.

On April 15, 2009, Peplin signed an engagement letter with Goldman Sachs to act as Peplin’s financial advisor in connection with evaluating a potential strategic acquisition transaction.

On April 22, 2009, representatives of Company D informed representatives of Goldman Sachs that Company D was terminating its participation in Peplin’s process.

On April 23, 2009, the Peplin Board convened a special meeting, with counsel and representatives of Goldman Sachs present, to discuss Peplin’s recent clinical trial results and the current status of discussions with parties interested in pursuing a strategic acquisition transaction or strategic licensing transaction.

Between April 24, 2009 and May 29, 2009, four additional confidential disclosure agreements were executed between Peplin and other parties contacted by Goldman Sachs, including third parties referred to herein as “Company H” and “Company I.”

On April 26, 2009, Company F sent to Peplin a written preliminary non-binding indication of interest in an exclusive license to PEP005 in Europe and Mexico, providing for upfront and pre-commercial development milestone payments of US$15-20 million, post-commercial milestone-based payments upon specified events, and royalties payable on net sales.

On April 28, 2009, Company B, which had made a licensing proposal on April 1, 2009, sent to Peplin a written preliminary non-binding proposal to acquire all of the outstanding equity interests of Peplin at a valuation significantly below the valuation in Company A’s indication of interest, with a portion of the consideration to be paid contingent upon the achievement of certain regulatory approvals. Shortly following receipt of this proposal, representatives of Goldman Sachs contacted Company B to terminate further discussions regarding a Peplin transaction.

On April 29, 2009, Peplin contacted each of LEO and Company F with counterproposals for the terms of an exclusive license to PEP005 in Europe and other specified territories outside of the United States.

On April 30, 2009, Company G sent to Peplin a written non-binding expression of interest for an acquisition of all outstanding securities of Peplin for a valuation below the valuation in Company A’s indication of interest, subject to certain assumptions regarding the cash and debt positions of Peplin at the closing of such transaction.

On May 5, 2009, the Peplin Board convened a special meeting, with counsel and representatives of Goldman Sachs present, to discuss the current status of discussions with parties interested in pursuing a strategic acquisition transaction or strategic licensing transaction.

On May 7, 2009, Peplin signed engagement letters with Leerink Swann to act as Peplin’s agent for a potential equity financing transaction, and in the event that Peplin determined to enter into a potential strategic acquisition transaction, to provide an independent opinion to the Peplin Board regarding the fairness, from a financial point of view, of the consideration to be paid to Peplin’s stockholders, in such a transaction. Through May, June and July of 2009, Peplin and Fenwick & West continued to work with Leerink Swann and its counsel on the structure of, and plans for, an equity financing to be pursued following the execution and announcement of a potential strategic licensing transaction. During this period, Leerink Swann assembled prioritized lists of parties that would be potentially interested in making an equity investment in Peplin.

On May 8, 2009, a draft merger agreement providing for the acquisition of all outstanding securities of Peplin was sent to Company A and Company G.

On May 18, 2009, Christian Scheuer, senior director of business development of LEO, contacted Thomas Wiggans, Peplin’s chief executive officer, to propose new terms for LEO’s license of PEP005, and the parties determined to commence negotiations of a definitive license agreement.

On May 19, 2009, following discussions with Dr. Eugene Bauer, president and chief medical officer of Peplin, representatives of Company H contacted representatives of Goldman Sachs to state their interest in actively participating in Peplin’s process.

On May 27, 2009, Peplin sent to LEO a draft definitive license agreement for the exclusive license to PEP005 in Europe, Canada, Mexico, Central America, the Middle East and North Africa. On May 28, 2009, Peplin sent to Company F a draft definitive license agreement for the exclusive license to PEP005 in Europe and Mexico. Also on May 28, 2009, representatives of Goldman Sachs spoke with representatives of Company E and confirmed that Company E was not participating further in Peplin’s process.

On June 3, 2009, counsel to Company A sent to Fenwick & West proposed revisions to the draft merger agreement that had been provided to Company A on May 8.

On June 4, 2009, the Peplin Board convened a special meeting, with representatives of Goldman Sachs and counsel present, to discuss Peplin’s clinical program as well as the status of discussions with Company A, Company G, Company H and Company I regarding an acquisition of Peplin, the status of the discussions with LEO and Company F regarding a strategic licensing transaction, and the potential structure and terms of an equity financing to be pursued following the execution and announcement of a strategic licensing transaction.

Also on June 4, 2009, LEO sent to Peplin proposed revisions to the draft definitive license agreement that had been provided to LEO on May 27. From June 8, 2009 through August 19, 2009, representatives of Peplin, LEO, Fenwick & West, and LEO’s outside counsel, Cooley Godward Kronish LLP, or Cooley Godward, negotiated the terms of the license agreement.

On June 5, 2009, a draft merger agreement providing for the acquisition of all outstanding securities of Peplin was sent to Company I.

On June 9, 2009, Company A sent to Peplin a written non-binding expression of interest, providing further details with respect to the written non-binding preliminary proposal sent on March 30, 2009, for an acquisition of all outstanding securities of Peplin for US$250 million, subject to certain assumptions regarding the cash and debt positions of Peplin at the closing of such transaction. Also on June 9, 2009, counsel to Company A sent to Fenwick & West additional proposed revisions to the draft merger agreement counsel to Company A sent to Fenwick & West on June 3, and Fenwick & West and counsel to Company A discussed these proposed revisions.

On June 10, 2009, the Peplin Board convened a special meeting, with representatives of Goldman Sachs and counsel present, to discuss Peplin’s current operations as well as the status of discussions with Company A, Company G, Company H and Company I regarding an acquisition of Peplin, as well as the status of the discussions with LEO and Company F regarding a strategic license transaction.

On June 16, 2009, representatives of Company G informed representatives of Goldman Sachs that Company G was unwilling to increase its proposed acquisition valuation of Peplin and would be terminating its participation in Peplin’s process.

On June 18, 2009, Company I sent to Peplin a written non-binding expression of interest for an acquisition of all outstanding securities of Peplin for US$230 million to US$270 million, net of transaction costs and subject to certain assumptions regarding the cash and debt positions of Peplin at the closing of such transaction.

On June 18, 2009, the Peplin Board convened a special meeting, with representatives of Goldman Sachs and counsel present, to discuss Peplin’s current operations as well as the status of discussions with Company A, Company G, Company H and Company I regarding an acquisition of Peplin, as well as the status of the discussions with LEO and Company F regarding a strategic license transaction.

On June 22, 2009, Company F sent to Peplin proposed revisions to the draft definitive license agreement that has been provided to it on May 28. From June 24, 2009 through August 19, 2009, Peplin, Company F and their respective counsel negotiated the terms of the license agreement.

On June 23, 2009, a draft merger agreement providing for the acquisition of all outstanding securities of Peplin was sent to Company H.

On June 25, 2009, Company H sent to Peplin a written non-binding expression of interest for an acquisition of all outstanding securities of Peplin for up to US$275 million.

On June 30, 2009, Goldman Sachs sent to Company A, Company H and Company I a written request to submit final definitive proposals to acquire Peplin together with a revised version of the merger agreement showing final proposed changes.

On July 1, 2009, counsel to Company I sent to Fenwick & West proposed revisions to the draft merger agreement, which Fenwick & West and counsel to Company I subsequently discussed. On July 8, 2009, Fenwick & West sent to counsel to Company I a revised version of the draft merger agreement.

On July 15, 2009, Company I sent to Peplin a written non-binding proposal to acquire the equity interests only of Peplin stockholders owning five percent or more of Peplin’s stock and of Peplin’s directors and officers, based upon “a valuation of US$300 million on a fully-diluted basis for 100% of the equity interests in Peplin, or a per share amount of US$15.80,” but that in no event would Company I purchase more than 50% of Peplin’s outstanding equity. The proposal further provided that Peplin would enter into an exclusive, worldwide license and collaboration agreement with Company I with regard to Peplin’s products.

On July 17, 2009, representatives of Company H notified representatives of Goldman Sachs that Company H would not be continuing in Peplin’s process.

On July 20, 2009, Company A sent to Peplin a written non-binding proposal to acquire all of the outstanding securities of Peplin for a cash amount to be paid at closing that was significantly below that contained in its March 30 and June 9 expressions of interest and which would be reduced by Peplin’s net debt at closing in excess of a specified amount and all transaction expenses incurred by Peplin in the transaction, as well as for post-closing contingent payments in connection with the filing with, and approval by, the FDA of PEP005 Gel for AK, and potential additional payments in four tranches, based upon the achievement of specified annual net sales generated by PEP005 over the seven years following closing. Also on July 20, 2009, counsel to Company A sent to Fenwick & West further proposed revisions to the draft merger agreement.

On July 20 and 21, 2009, the Peplin Board held a two-day special meeting. The Peplin Board discussed Peplin’s products, research and development activities, clinical and regulatory program, finances, stand-alone operating plan and budget, and potential long-term stand-alone value. Representatives of Fenwick & West discussed with the Peplin Board its fiduciary duties in considering strategic alternatives, including a potential change of control acquisition of Peplin. The Peplin Board reviewed in detail the current terms of the potential licensing transactions with LEO and Company F. The Peplin Board reviewed with representatives of Leerink Swann potential structures for, and terms of, an equity financing that could be pursued following the execution and announcement of a strategic license transaction, including the equity dilution resulting from a financing transaction at various potential valuations. A representative of Peplin’s Australian counsel, Corrs Chambers Westgarth, advised the Peplin Board on Australian corporate and securities law issues in connection with these alternatives. The Peplin Board reviewed with representatives of Goldman Sachs the acquisition proposals received from Company A and Company I. The representatives of Goldman Sachs reviewed with the Peplin Board a financial analysis of Peplin and preliminary financial analyses of the proposed transactions. The Peplin Board discussed the issues raised by the structure and terms proposed by each of Company A and Company I, including the earn-out payments in Company A’s proposal and the fact that Company I’s proposal did not treat all Peplin stockholders equally. The Peplin Board discussed with Peplin management and its financial and legal advisors next steps in the discussions with LEO, Company A, Company F and Company I.

Between July 21 and July 28, Peplin and its advisors continued discussions with each of LEO, Company A, Company F and Company I and their respective advisors.

On July 28, 2009, the Peplin Board convened a special meeting, with representatives of Goldman Sachs and counsel present, to discuss Peplin’s current operations as well as the status of discussions with Company A and Company I regarding an acquisition of Peplin, as well as the status of the discussions with LEO and Company F regarding a strategic license transaction.

Between July 28, 2009 and August 3, 2009, representatives of Goldman Sachs discussed with representatives of Company A potential changes in the structure and financial terms of Company A’s July 20 proposal in order to improve the attractiveness of that potential transaction from Peplin’s perspective.

On July 30, 2009, Company I sent to Peplin a written non-binding proposal to acquire from Peplin 50.1% of the outstanding equity interests of Peplin for US$16.70 per share, subject to a maximum aggregate consideration of US$156 million. Company I’s proposal stated that the cash raised by this investment would be used by Peplin to pay all of Peplin’s transaction costs, redeem all Peplin convertible securities including stock options then outstanding, and redeem 50.1% of the outstanding shares of Peplin held by Peplin securityholders with the amount of cash remaining in Peplin after the payment of transaction costs and the redemption of convertible securities (determined to be approximately US$16.70 per share), such that following such redemption, Company I would hold 50.1%, and other stockholders would hold 49.9%, of Peplin’s outstanding equity. The proposal provided that Peplin would amend its corporate charter to provide that the shares remaining outstanding after these transactions would be mandatorily redeemable by Peplin at US$21.70 per share if and when PEP005 was approved by the FDA for marketing in the United States for the treatment of AK on the face and scalp. The proposal provided that Peplin would enter into an exclusive, worldwide license and collaboration agreement with Company I for Company I to develop, obtain regulatory approval for and commercialize Peplin’s products. The proposal further provided that Peplin would amend its charter to provide that Company I would control the Peplin Board, but that the Peplin Board would contain at least two non-Company I directors who would oversee any dealings between Peplin and Company I.

On July 31, 2009, representatives of Goldman Sachs spoke with Company I and requested that Company I increase the upfront purchase price for 50.1% of Peplin’s outstanding equity and the redemption price to be paid contingent upon FDA approval of PEP005. On August 1, 2009, a representative of Company I spoke with representatives of Goldman Sachs and stated that Company I’s offer remained at US$16.70 per share for the upfront payment for 50.1% of Peplin’s outstanding securities and US$21.70 per share for the redemption price, contingent upon and subject to FDA approval of PEP005 Gel for AK on the face and scalp, for the remaining outstanding securities.

On August 3, 2009, the Peplin Board convened a special meeting, with representatives of Goldman Sachs and counsel present, to discuss Peplin’s current operations as well as the status and terms of the potential transaction with Company I and Goldman Sachs’ efforts to have Company A improve the terms of its July 20 proposal.

On August 5, 2009, Mr. Wiggans and representatives of Goldman Sachs and Fenwick & West met in a live meeting and by teleconference with representatives of Company I and their counsel to discuss the terms of the potential two-step transaction the parties had previously discussed. Also on August 5, 2009, representatives of Goldman Sachs communicated with Company A and informed it that unless its proposal was to be substantially improved, that it was inferior to other strategic alternatives under consideration by Peplin and not likely to be further pursued.

On August 6, 2009, the Peplin Board convened a special meeting, with representatives of Goldman Sachs and counsel present, to discuss the status and terms of the potential transaction with Company I.

Between August 6, 2009 and August 25, 2009, representatives of Fenwick & West and representatives of Company I’s outside counsel discussed the terms of the documents that would implement the potential two-step transaction, including a merger agreement, a worldwide license agreement, a governance agreement, and an amended certificate of incorporation for Peplin. Among the key terms which were the subject of these negotiations were the efforts that Company I would be contractually required to apply to seek and obtain FDA approval for PEP005 Gel for AK, the structural protections that would be created to protect the rights of Peplin stockholders other than Company I following the completion of the merger but prior to a redemption, the mechanism to ensure adequate funding for the second-step redemption, the relationship between Peplin and Company I on a long-term basis should FDA approval of PEP005 Gel for AK not be obtained and the second-step redemption not occur, and Company I’s requirement that the vote to approve the transactions be obtained by majority written consent at the time of the signing of the merger agreement rather than at a stockholder meeting following distribution of a proxy statement, and issues of Delaware corporate law, United States securities laws, Australian securities laws, and the rules of the ASX, related to this proposed structure.

On August 13, 2009, the Peplin Board convened a special meeting, with representatives of Goldman Sachs and U.S. and Australian counsel present, to discuss the status and terms of the potential transaction with Company I. The Peplin Board also discussed the fact that the license with LEO was essentially in executable form if the transaction with Company I could not be satisfactorily completed or if the Peplin Board determined that the licensing transaction, with a subsequent equity financing, was determined by the Peplin Board to be a superior strategic alternative.

On August 17, 2009, counsel to Company I provided a proposed exclusivity agreement to Peplin, which would require that Peplin deal exclusively with Company I for an unspecified period of time with respect to acquisitions of Peplin securities or assets, or merger, joint venture, license, distribution or similar strategic transactions. Peplin did not enter into this, or any other, exclusivity arrangement during its strategic review process.

On August 18, 2009, Mr. Scheuer called George Mahaffey, chief commercial officer of Peplin, regarding LEO’s continued interest in entering into the exclusive license for Peplin products in European and certain other non-United States territories. During this discussion, Mr. Scheuer proposed that he would discuss with LEO management the possibility of LEO making a proposal to Peplin for an acquisition, and that he would revert to Peplin after these internal discussions. Mr. Scheuer also requested that Peplin provide LEO with the draft merger agreement that it was utilizing in its strategic evaluation process.

Later on August 18, 2009, Fenwick & West sent to LEO the draft merger agreement that had been provided to other parties during the acquisition bidding and evaluation process.

On August 19, 2009, Mr. Scheuer spoke with Mr. Mahaffey, and stated LEO’s interest in making an offer to acquire all of the outstanding equity of Peplin for cash at a valuation of up to US$300 million.

On August 20, 2009, Mr. Wiggans spoke with Gitte Aabo, president and chief executive officer of LEO, regarding LEO’s potential interest in an acquisition of Peplin at a valuation of approximately US$300 million.

Early in the morning, California time, on August 24, 2009, LEO sent to Peplin a written non-binding proposal providing for a one-step acquisition of all outstanding securities of Peplin for US$250 million, as well as the repayment of all of Peplin’s debt outstanding following the closing of such transaction, the funding of all payments under Peplin’s existing change of control arrangements, and the payment of all of Peplin’s transaction fees and disbursements, subject to finalizing due diligence and negotiating definitive agreements. The LEO proposal noted that LEO required no external financing and would not be subject to any financing condition. In the proposal, LEO also noted its willingness to provide Peplin with financing during the period of pendency of an acquisition transaction, on terms to be determined.

Later in the morning, California time, on August 24, 2009, Mr. Wiggans discussed with Ms. Aabo that Peplin would be unwilling to proceed with LEO, and potentially put at risk its potential transaction with the party with whom it had been negotiating definitive acquisition agreements, unless LEO increased the proposed one-step all-cash acquisition transaction consideration to US$300 million and, requested that LEO execute that morning (but that Peplin would not execute at that time) the exclusive license for Peplin products in European and other certain non-United States territories that had been previously negotiated with LEO but with an increased upfront payment under such license of Euro 30 million (an increase of Euro 17.5 million over the previously-negotiated upfront payment for the license) and corresponding reductions in certain milestone payments, together with a binding, irrevocable offer to enter into such license on September 3, 2009, if Peplin had not by such date entered into a definitive change of control acquisition agreement with either LEO or another party.

Early in the afternoon, California time, on August 24, 2009, LEO sent to Peplin a revised written non-binding proposal, increasing its US$250 million proposal to US$300 million, but that was otherwise identical to its earlier letter. Together with this proposal, LEO sent to Peplin the exclusive license for Peplin products in European and certain other non-United States territories that had been previously negotiated with an increased upfront payment under such license of Euro 30 million and corresponding reductions in certain milestone payments, which license was executed by LEO, together with an executed binding, irrevocable offer to enter into such license on September 3, 2009, if Peplin had not by such date entered into a definitive change of control acquisition agreement with either LEO or another party.

Later in the afternoon, California time, on August 24, 2009, the Peplin Board met with representatives of Goldman Sachs and counsel to discuss the status of both LEO’s interest in a potential acquisition of Peplin and the status and terms of the potential transaction with Company I.

On August 25, 2009, Peplin notified Company I that because it had received a compelling acquisition proposal from another party, it would not enter into exclusive acquisition negotiations with Company I but was willing to proceed to negotiate transaction documents providing for the two-step transaction with Company I on a non-exclusive basis.

During the period from August 25, 2009 through September 1, 2009, LEO, and its legal and accounting advisors conducted a due diligence investigation of Peplin. During this period, representatives of Goldman Sachs and representatives of Morgan Stanley & Co., or Morgan Stanley, financial advisor to LEO, discussed financial and other terms of the proposed transaction.

On August 26, 2009, Fenwick & West sent to Cooley Godward, a draft loan agreement, providing for LEO to fund loans to Peplin during the period of pendency of an acquisition transaction.

Also on August 26, 2009, a representative of Company I contacted Mr. Wiggans to notify him that while Company I remained interested in an acquisition of Peplin, it would not pursue continued negotiations as long as Peplin was in discussions with another party regarding an acquisition and that it was directing its legal advisors to discontinue working on transaction documents.

On August 27, 2009, Cooley Godward sent to Fenwick & West proposed revisions to the draft merger agreement.

During the period from August 27, 2009 through September 1, 2009, representatives of Fenwick & West and Cooley Godward negotiated the terms of the merger agreement, the loan agreement, the voting agreements and related transaction documents, as well as the terms of a subordination agreement among LEO, Peplin and Peplin’s senior secured lenders.

In the afternoon, California time, on August 30, 2009, Ms. Aabo contacted Mr. Wiggans to inform him that LEO was reducing its proposed acquisition price to US$275 million.

Later in the afternoon, California time, on August 30, 2009, the Peplin Board convened for a meeting, with representatives of Goldman Sachs and counsel present, to review and discuss the proposed transaction with LEO. Mr. Wiggans discussed with the Peplin Board the reduction in LEO’s proposed transaction valuation. Representatives of Fenwick & West reviewed with the Peplin Board the current transaction terms and conditions.

Throughout the afternoon and the evening, California time, on August 30, 2009, Mr. Wiggans spoke with Ms. Aabo multiple times to discuss the transaction price, and the Peplin Board’s unwillingness to proceed with the transaction at the US$275 million valuation. Representatives of Goldman Sachs also discussed the transaction price with representatives of Morgan Stanley.

In the morning, Copenhagen time, on August 31, 2009, the LEO board convened to discuss the Peplin transaction. At the conclusion of such meeting, the LEO board authorized LEO management to propose an acquisition of Peplin for US$287.5 million for all Peplin securities, or US$16.99 per share. Following this meeting, Ms. Aabo contacted Mr. Wiggans to convey such proposal, and representatives of Morgan Stanley and Goldman Sachs discussed this revised proposal.

In the afternoon, California time, on August 31, 2009, the Peplin Board convened for a meeting to review and discuss the proposed transaction with LEO. Mr. Wiggans reported to the Peplin Board that the LEO board had approved a merger transaction that valued Peplin at US$287.5 million, or US$16.99 per share, as well as on his discussions with Ms. Aabo. Representatives of Fenwick & West described the results of the previous evening’s negotiations on the transaction documents and the proposed final terms of the transactions. Representatives of Goldman Sachs presented various financial analyses related to Peplin and the proposed transaction and delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, that as of the date of its opinion and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the US$16.99 per share in cash to be paid to the holders of Peplin common stock (other than LEO, Merger Sub or any other wholly owned subsidiary of LEO) in the proposed merger with LEO was fair, from a financial point of view, to such holders. The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this proxy statement as Annex B-1. Representatives of Leerink Swann then presented various financial analyses related to Peplin and the proposed transaction and delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, that as of the date of its opinion and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the US$16.99 per share in cash to be paid to the holders of Peplin common stock (other than LEO, Merger Sub, Peplin and any other wholly owned subsidiary of LEO or Peplin or held in Peplin’s treasury) in the proposed merger with LEO was fair, from a financial point of view, to such holders. The full text of the written opinion of Leerink Swann, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this proxy statement as Annex B-2. Representatives of Fenwick & West discussed with the Peplin Board their fiduciary duties in connection with the evaluation and approval of the LEO transaction. After deliberations and consideration, the Peplin Board unanimously determined that the terms and conditions of the merger and the related transactions with LEO, and of the merger agreement and related transaction documents, are advisable, fair to, and in the best interests of, Peplin and its stockholders, and authorized and approved the merger, merger agreement and related transactions and documents, directed that the merger agreement be submitted for adoption by Peplin stockholders and unanimously recommended that Peplin stockholders adopt the merger agreement.

Prior to the opening of the ASX on the morning of September 1, 2009, Brisbane time, and the afternoon of August 31, 2009, California time, Peplin requested, and the ASX granted, a temporary halt to trading of Peplin securities due to a pending announcement concerning a potential significant corporate transaction.

Through the evening of August 31, 2009 and during September 1, 2009, representatives of Fenwick & West and Cooley Godward implemented minor changes to finalize all transaction documents. After midnight, California time, on September 2, 2009, Peplin, LEO and Merger Sub entered into the merger agreement, Peplin and LEO entered into the loan agreement, Peplin, LEO and Peplin’s senior secured lender entered into the subordination agreement, and the voting agreements and non-competition agreements were entered into by the respective signatories to such agreements.

Prior to the opening of the ASX on the morning of September 3, 2009, Brisbane time, and the afternoon of September 2, 2009, California time, Peplin publicly announced the transactions.

Peplin’s Reasons for the Merger; Recommendation of the Peplin Board

The Peplin Board unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of Peplin and its stockholders, authorized and approved the merger agreement, and unanimously recommends that Peplin stockholders vote “FOR” adoption of the merger agreement.

In the course of reaching its unanimous determination, the Peplin Board consulted with Peplin’s management and its financial advisors. The Peplin Board also consulted with outside legal counsel regarding the fiduciary duties of the Peplin Board and the terms and conditions of the merger agreement and related agreements. The Peplin Board reviewed information regarding: Peplin’s products, business and operations; historical market prices, volatility and trading information regarding Peplin CDIs; the consideration to be paid to Peplin stockholders in the merger; the terms of the merger agreement; the potential alternatives to the merger proposed by other parties, and the terms, conditions and risks of such alternatives; Peplin’s prospects as an independent company and the required financing and resulting dilution required to operate independently; and the opinions of Goldman Sachs and of Leerink Swann described below.

The following discussion includes the material reasons and factors considered by the Peplin Board in making its recommendation, but is not, and is not intended to be, exhaustive:

•	Merger Consideration. The Peplin Board considered the following with respect to the merger consideration to be paid to the Peplin stockholders:

•	that the Peplin stockholders will receive merger consideration of US$16.99 per share in cash upon the completion of the merger, as compared to the uncertain future long-term value to the Peplin stockholders that might be realized if Peplin remained independent;

•	the certainty and immediate liquidity of the US$16.99 per share in cash as compared to other acquisition proposals, which either provided a lower total consideration, or provided that a substantial portion of the consideration would only be paid upon the occurrence of future contingencies and in which the total consideration, in the view of the Peplin Board, provided a lower net present value on a probability-adjusted basis;

•	that the merger consideration will not be reduced for any of Peplin’s debt outstanding at the time of closing, transaction expenses, change of control payments or severance costs;

•	that the US$16.99 per share consideration for Peplin common stock in the merger represents premiums of approximately:

•	68.3% over the price per share of Peplin common stock on August 28, 2009 (converted from the closing price of one Peplin CDI on the ASX converted into US$ based on the spot currency exchange rate on August 28, 2009);

•	68.1% over the price per share of Peplin common stock on July 28, 2009 (converted from the closing price of one Peplin CDI on the ASX converted into US$ based on the spot currency exchange rate on July 28, 2009); and

•	45.5% over the price per share of Peplin common stock over the 52-week high price for the period ending on August 28, 2009 (converted from the closing price of one Peplin CDI on the ASX converted into US$ based on the spot currency exchange rate as of the date of the 52-week high);

and the levels of those premiums as compared to the premiums in other comparable merger transactions; and

•	the then-current financial market conditions and the recent and historical market prices of Peplin CDIs on the ASX.

•	Review of Independent Prospects. The Peplin Board also considered the perceived risks and uncertainties of Peplin remaining an independent public company, the range of possible values to the Peplin stockholders arising from this alternative, and the timing and uncertainty of successfully achieving Peplin’s strategic plan. In considering the alternative of continuing to operate as an independent company, the Peplin Board considered the following factors:

•	the uncertainty of whether and when its lead product, PEP005 Gel for AK, which is in Phase III clinical trials, would receive FDA approval for marketing in the United States, and regulatory approval in other important jurisdictions;

•	the uncertainty of whether and when other pipeline products, including PEP005 (ingenol mebutate) for basal cell carcinoma, which is still in Phase II clinical trials, would receive FDA approval for marketing in the United States, and regulatory approval in other important jurisdictions;

•	Peplin’s limited cash and its need for substantial additional cash to fund clinical trials and other operations, and successfully commercialize its products;

•	the terms on which additional financing would be obtained, and the resulting dilution to existing Peplin stockholders;

•	if and when Peplin’s lead product were approved, Peplin’s ability to successfully commercialize its products, given its current lack of a marketing or sales organization, and the competition Peplin would face from companies with substantially greater financial and organizational resources, greater experience, more widespread name recognition, and broader product offerings than Peplin; and

•	the expense of being a publicly-traded company on the ASX and filing reports under the Exchange Act with the SEC.

•	Extensive Process. The Peplin Board considered Peplin’s strategic alternatives, which were explored during an extensive process conducted over the nearly seven-month period from early February 2009 to the signing of the merger agreement in early September 2009, the number of industry participants contacted during the course of this process, and the proposals made by such parties. The Peplin Board further considered that there was no assurance as to when or whether another favorable opportunity to realize value for Peplin stockholders would arise.

•	Opinions of Goldman Sachs and Leerink Swann. The Peplin Board considered the financial presentations of each of Goldman Sachs and Leerink Swann and the oral opinions of each of Goldman Sachs and Leerink Swann, which were subsequently confirmed by delivery of written opinions, that, as of the date of such opinions, and based upon, and subject to, the factors, assumptions, limitations and qualifications set forth therein, the US$16.99 per share in cash to be paid to the holders (other than LEO, Merger Sub and any other wholly owned subsidiary of LEO) of Peplin common stock in the merger was fair, from a financial point of view, to such holders, as more fully described in the sections entitled “The Merger — Opinion of Goldman, Sachs & Co.” on page 25 and “The Merger — Opinion of Leerink Swann LLC” on page 30.

•	Likelihood and Timing of Closing. The Peplin Board considered the likelihood that the proposed acquisition would be completed on a timely basis, in light of:

•	the limited closing conditions included in the merger agreement; and

•	the available cash resources of LEO to pay the merger consideration without the need for outside financing and the representation that LEO made in the merger agreement to that effect.

•	Terms of the Merger Agreement. The Peplin Board considered the terms and conditions of the merger agreement and the course of negotiations thereof, including:

•	the limited conditions to LEO’s obligation to complete the merger, including the absence of a financing condition and ability of LEO to terminate the merger agreement only under the specified circumstances set forth therein;

•	the ability of the Peplin Board, under certain circumstances, to furnish information to and conduct negotiations with a third party, if the Peplin Board concludes in good faith, after consultation with its outside legal counsel and its financial advisor, that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties to the Peplin stockholders under applicable law, and Peplin and the Peplin Board comply with certain other requirements set forth in the merger agreement;

•	the ability of the Peplin Board, under certain circumstances, to change its recommendation that the Peplin stockholders adopt the merger agreement if a third party has made an acquisition proposal that constitutes a superior proposal and is not withdrawn, LEO does not match the terms of such proposal, and the Peplin Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties to the Peplin stockholders under applicable law, and Peplin and the Peplin Board comply with certain other requirements set forth in the merger agreement;

•	the ability of Peplin to terminate the merger agreement in order to accept a superior proposal, subject to LEO’s right to match the terms of such proposal, if the Peplin Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties to the Peplin stockholders under applicable law, upon payment to LEO of US$10 million and Peplin’s compliance with certain other requirements set forth in the merger agreement;

•	the US$10 million termination fee paid by Peplin to LEO, if the merger agreement is terminated for the reasons described in the merger agreement, was reasonable and comparable to termination fees in transactions of a similar size, and would not likely be required to be paid unless Peplin wished to accept a superior proposal;

•	that the merger agreement must be adopted by a vote of a majority of the outstanding shares of Peplin common stock; and

•	that the Peplin stockholders will be entitled to appraisal rights under Delaware law.

•	Interim Financing. The Peplin Board considered that LEO committed to provide up to US$24 million of interim financing to Peplin following execution of the merger agreement, and that this financing will not dilute the equity position of existing Peplin stockholders or reduce the merger consideration to be paid if the merger with LEO closes.

•	Uncertainties Regarding a Definitive Agreement with Other Potential Interested Parties. The Peplin Board considered the status and history of discussions with the parties other than LEO that had submitted indications of interest, including:

•	the uncertainty whether delay caused by further discussions with the other bidders would jeopardize the firm proposal Peplin had in hand from LEO;

•	that certain other bids were structured to provide for only a portion of the consideration to be paid upon closing, with a portion of the consideration to be paid contingent upon the achievement of certain milestones and subject to certain other conditions; and

•	the unlikelihood that a definitive agreement could be reached with other bidders with a non-contingent price higher than in the merger with LEO, as evidenced by the fact that all of the other bids Peplin received either contained an aggregate price lower than in the LEO merger or provided that a substantial portion of the consideration would only be paid upon the occurrence of future contingencies and in which the total consideration, in the view of the Peplin Board, provided a lower net present value on a probability-adjusted basis.

In the course of its deliberations, the Peplin Board also considered a variety of uncertainties, risks and potentially negative factors weighing against the merger, including:

•	Cessation to be an Independent Company. The Peplin Board considered the fact that, if the merger is completed, Peplin will no longer exist as an independent public company and that the Peplin stockholders will not be able to participate in any potential future increase in Peplin’s value or in the value created by its products.

•	Risks of Announcement and Completion. The Peplin Board considered:

•	the risks and contingencies related to the announcement of the merger, including our ability to retain key employees and maintain our relationships with service providers and third parties;

•	the conditions to LEO’s obligation to complete the merger and the right of LEO to terminate the merger agreement under certain circumstances; and

•	the risks and costs to Peplin if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, potential stockholder or other litigation, the potential impact on the trading price of Peplin CDIs on the ASX and the effect on our clinical trials and business relationships.

•	Limitations on Peplin’s Business. The Peplin Board considered the potential limitations on Peplin’s pursuit of business opportunities due to pre-closing covenants in the merger agreement whereby Peplin agreed that it will conduct its business and operations in the ordinary course, and subject to specified exceptions, will not take certain actions related to the conduct of its business without the prior written consent of LEO.

•	Taxability of Merger Consideration. The Peplin Board considered that the cash to be paid in the merger will be taxable to the Peplin stockholders for U.S. federal income tax purposes and Australian income tax purposes.

•	Repayment of Loans. The Peplin Board considered that if the merger agreement should be terminated for any reason, Peplin would be obligated to repay up to US$24 million of loans from LEO plus accrued interest and pending such repayment, the interest rate payable on the outstanding loans would increase by 7%.

•	Non-Solicitation Provisions. The merger agreement precludes Peplin from soliciting alternative transaction proposals. The Peplin Board concluded, however, that this limitation was reasonable because it is customary for transactions of this type; Peplin had conducted an extensive strategic review process prior to entering into the merger agreement with LEO; and subject to the terms and conditions of the merger agreement Peplin has the right to engage in discussions or negotiations with any person or group that has made an unsolicited bona fide written alternative transaction proposal that the Peplin Board determines in good faith (after consultation with Peplin’s outside legal counsel and financial advisor) constitutes, or would reasonably be expected to lead to, a superior proposal, and has the right to terminate the merger agreement in order to accept a superior proposal, in both cases subject to Peplin’s compliance with certain requirements set forth in the merger agreement.

•	Termination Fee and Other Alternative Acquirors. The Peplin Board considered the possibility that the US$10 million termination fee payable to LEO under defined circumstances might discourage a competing proposal to acquire Peplin or reduce the price of any such proposal.

•	Expenses. The Peplin Board considered that Peplin would pay expenses incurred by it in connection with the merger agreement and, under certain circumstances in connection with the termination of the merger agreement, up to US$2 million of LEO’s expenses.

•	Interests of Directors and Officers. The Peplin Board considered the interests that certain of our directors and executive officers have with respect to the merger that are different from, or in addition to, the interests of Peplin stockholders generally, as described in “The Merger — Interests of Peplin’s Directors and Executive Officers” beginning on page 36.

After careful and due consideration, the Peplin Board unanimously concluded that overall, the risks, uncertainties, restrictions and potentially negative factors associated with entering into the merger agreement were outweighed by the potential benefits to our stockholders of the merger, and that many of these risks could be managed or mitigated prior to the merger by us or were unlikely to have a material adverse effect on the merger.

The preceding discussion of the information and factors considered by the Peplin Board is intended to be illustrative and not exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Peplin Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, the Peplin Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Peplin Board conducted an overall analysis of the factors and reasons described above and unanimously determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger and the merger agreement and recommending that Peplin stockholders vote “FOR” the adoption of the merger agreement.

Opinion of Goldman, Sachs & Co.

Goldman Sachs rendered its opinion to the Peplin Board that, as of September 2, 2009, and based upon and subject to the factors and assumptions set forth therein, the US$16.99 per share in cash to be paid to the holders

(other than LEO, Merger Sub and any other wholly owned subsidiary of LEO) of the outstanding shares of Peplin common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated September 2, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B-1. Goldman Sachs provided its opinion for the information and assistance of the Peplin Board in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of Peplin common stock (or Peplin CDIs) should vote with respect to the transaction, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	interim reports to stockholders and Quarterly Reports on Form 10-Q of Peplin;

•	Peplin’s registration statement on Form S-1 (File No. 333-145266), including the prospectus contained therein, filed on August 9, 2007, and the amendments thereto, which registration statement was withdrawn by Peplin on June 9, 2008;

•	Peplin’s registration statement on Form 10 (File No. 000-53410), filed on September 12, 2008, and the amendments thereto;

•	Peplin’s registration statement on Form S-1 (File No. 333-155801), including the prospectus contained therein, filed December 1, 2008;

•	Peplin’s registration statement on Form S-1 (File No. 333-156484), including the prospectus contained therein, filed on December 30, 2008, and the amendments thereto;

•	certain publicly available research analyst reports for Peplin;

•	certain other communications from Peplin to its stockholders and holders of CDIs; and

•	certain internal financial analyses and forecasts for Peplin, including assumed probabilities of success associated with certain outcomes contemplated by such forecasts, as prepared by its management and approved for our use by Peplin (the “Forecasts”).

Goldman Sachs also held discussions with members of the senior management of Peplin regarding their assessment of the past and current business operations, financial condition and future prospects of Peplin. In addition, Goldman Sachs reviewed the reported price and trading activity for Peplin CDIs, compared certain financial and stock market information for Peplin with similar information for certain other companies the securities of which are publicly traded, and reviewed the financial terms of certain recent business combinations in the healthcare industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, and Goldman Sachs did not assume any liability for any such information. In that regard, Goldman Sachs assumed with the consent of Peplin that the Forecasts had been reasonably prepared on a basis reflecting the best then-currently available estimates and judgments of the management of Peplin. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Peplin or any of its subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of Peplin or any of its subsidiaries furnished to Goldman Sachs. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the completion of the transaction will be obtained without any adverse effect on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs also assumed that the transaction will be completed on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis. In addition, Goldman Sachs did not express any opinion as to the impact of the transaction on the solvency or viability of Peplin or LEO or the ability of Peplin or LEO to pay its obligations when they come due, and Goldman Sachs’ opinion does not address any legal, regulatory, tax or accounting matters nor does it address the underlying business decision of Peplin to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Peplin. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the US$16.99 per share in cash to be paid to the holders (other than LEO, Merger Sub and any other wholly owned subsidiary of LEO) of the outstanding shares of Peplin common stock pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the transaction, including, without limitation, the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Peplin; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Peplin, or class of such persons in connection with the transaction, whether relative to the US$16.99 per share in cash to be paid to the holders (other than LEO, Merger Sub and any other wholly owned subsidiary of LEO) of the outstanding shares of Peplin common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Peplin Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 28, 2009 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.  Goldman Sachs reviewed the historical trading prices and volumes for Peplin CDIs, which prices were converted to U.S. dollars based on each day’s spot currency exchange rate, for the 52 week period ended August 28, 2009. In addition, Goldman Sachs analyzed the consideration to be paid to holders of Peplin common stock pursuant to the merger agreement in relation to the current, one month (as of July 28, 2009) and latest 52 week high market prices of Peplin common stock.

This analysis indicated that the price per share to be paid to Peplin stockholders pursuant to the merger agreement represented:

•	a premium of 68.3% based on the August 28, 2009 closing market price of US$10.09 per share;

•	a premium of 68.1% based on the July 28, 2009 closing market price of US$10.11 per share; and

•	a premium of 45.5% based on the latest 52 week high market price of US$11.68 per share.

Discounted Cash Flow Analysis.  Goldman Sachs performed an illustrative discounted cash flow analysis on Peplin using Peplin’s management projections to determine indications of implied total equity values per share of Peplin common stock based on the present value as of June 30, 2009 of the standalone, unlevered, after-tax estimated free cash flows of Peplin and net operating losses, which are referred to as NOLs, available to Peplin. Goldman Sachs calculated indications of net present value of free cash flows for Peplin for the fiscal years ending June 30, 2010 through June 30, 2017 using discount rates ranging from 15.0% to 20.0%, based on a weighted average cost of capital analysis for Peplin. Goldman Sachs also applied growth rates ranging from 0.0% to 10.0%, based on Peplin’s management projections, to the projected cash flows for the fiscal year ending June 30, 2017 to calculate a range of terminal values based on the projected cash flows from June 30, 2017 through June 30, 2022. This analysis resulted in a range of implied present values of the equity value per share of Peplin common stock of US$11.28 to US$16.95. Using the same range of growth rate and discount rate assumptions, Goldman Sachs also performed illustrative sensitivity analyses by applying a range of probabilities of PEP005 Gel receiving FDA approvals for the treatment of actinic keratosis and superficial basal cell carcinoma and applying a range of probabilities of PEP005 Gel achieving revenue forecasts, in each case as prepared by Peplin management, which resulted in a range of implied present values of the equity value per share of Peplin common stock of US$9.81 to US$17.31 and US$8.57 to US$20.20, respectively.

Selected Transactions Analysis.  Goldman Sachs analyzed certain information relating to the following selected transactions (listed by acquirer/target) in the healthcare industry with a transaction value under US$1 billion involving biotechnology firms since February 2008:

•	Johnson & Johnson/Cougar Biotechnology Inc.;

•	BTG PLC/Protherics PLC;

•	Sanofi Pasteur Holding/Acambis PLC;

•	ViroPharma Incorporated/Lev Pharmaceuticals, Inc.;

•	Novartis AG/Speedel Holding AG;

•	Shire Limited/Jerini AG;

•	Ipsen, SA/Tercica, Inc.;

•	Bristol-Myers Squibb Company/Kosan Biosciences Incorporated;

•	GlaxoSmithKline plc/Sirtris Pharmaceuticals, Inc.; and

•	Pfizer Inc./Encysive Pharmaceuticals Inc.

For each of the selected transactions, Goldman Sachs compared the premium of the per share equity consideration to the per share equity valuation one day prior to announcement and four weeks prior to announcement. While none of the companies that participated in the selected transactions are directly comparable to Peplin, the companies that participated in the selected transactions are companies with characteristics that, for the purposes of analysis, may be considered similar to certain of Peplin’s results, market size and product profile.

The following table presents the results of this analysis with respect to biotechnology firms:

	Premium to One	Premium to Four
	Day Prior (%)	Weeks Prior (%)

High	229.3%	261.5%
Mean	86.5	101.1
Median	73.9	76.8
Low	18.3	0.4

Goldman Sachs also analyzed certain information relating to the following selected transactions (listed by acquirer/target) in the healthcare industry with a transaction value under US$1 billion involving specialty pharmaceutical firms since February 2008:

•	Endo Pharmaceuticals Holdings Inc./Indevus Pharmaceuticals, Inc.;

•	Stiefel Laboratories, Inc./Barrier Therapeutics, Inc.; and

•	Galderma Laboratories, Inc./CollaGenex Pharmaceuticals, Inc.

For each of the selected transactions, Goldman Sachs compared the premium of the per share equity consideration to the per share equity valuation one day prior to announcement and four weeks prior to announcement. While none of the companies that participated in the selected transactions are directly comparable to Peplin, the companies that participated in the selected transactions are companies with characteristics that, for the purposes of analysis, may be considered similar to certain of Peplin’s results, market size and product profile.

The following table presents the results of this analysis with respect to specialty pharmaceutical firms:

	Premium to One	Premium to Four
	Day Prior (%)	Weeks Prior (%)

High	135.8%	69.2%
Mean	69.4	58.2
Median	42.9	66.7
Low	29.7	38.8

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Peplin or LEO or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Peplin Board as to the fairness from a financial point of view of the US$16.99 per share in cash to be paid to the holders (other than LEO, Merger Sub and any other wholly owned subsidiary of LEO) of the outstanding shares of Peplin common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Peplin, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arms’-length negotiations between Peplin and LEO and was approved by the Peplin Board. Goldman Sachs provided advice to Peplin during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Peplin or the Peplin Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

As described above, Goldman Sachs’ opinion to the Peplin Board was one of many factors taken into consideration by the Peplin Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached to this proxy statement as Annex B-1.

Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, Peplin, LEO and any of their respective affiliates or any currency or commodity that may be involved in the transaction for their own account and for the accounts of their customers. Goldman Sachs acted as financial advisor to Peplin in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. Goldman Sachs also may provide investment banking and other financial services to Peplin, LEO and their respective affiliates in the future. In connection with the above-described services we have received, and may receive in the future, compensation.

The Peplin Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated April 15, 2009, Peplin engaged Goldman Sachs to act as its financial advisor in connection with the evaluation of potential strategic transactions. Pursuant to the terms of this engagement letter, Peplin has agreed to pay Goldman Sachs a transaction fee of approximately US$3.2 million, a principal portion of which is payable upon completion of the transaction. In addition, Peplin has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Leerink Swann LLC

Peplin engaged Leerink Swann to render an opinion with respect to the fairness, from a financial point of view, of the consideration to be paid in connection with a possible merger, sale or other business combination involving Peplin. On August 31, 2009, Leerink Swann delivered its opinion to the Peplin Board, to the effect that, based upon and subject to the various assumptions and limitations set forth in the written opinion, the US$16.99 per share in cash to be received by the holders of Peplin common stock in the proposed merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of Leerink Swann, issued on August 31, 2009, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Leerink Swann, is attached hereto as Annex B-2 and is incorporated by reference. We urge you to read this opinion carefully and in its entirety. The summary of the written opinion of Leerink Swann set forth herein is qualified in its entirety by reference to the full text of such opinion. Leerink Swann’s analyses and opinion were prepared for and addressed to the Peplin Board and are directed only to the fairness, from a financial point of view, of the US$16.99 per share in cash to be paid in the merger, and do not constitute an opinion as to the merits of the merger or a recommendation to any stockholder as to how to act with respect to the merger. The per share merger consideration to be received in the merger was determined through negotiations between Peplin and LEO, and not pursuant to recommendations of Leerink Swann.

In arriving at its opinion, Leerink Swann reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	a draft of the merger agreement dated August 29, 2009;

•	certain financial and other business information of Peplin furnished to Leerink Swann by Peplin’s management;

•	discussions Leerink Swann had with certain members of Peplin’s management concerning the business, operations, financial condition and prospects of Peplin;

•	certain periodic reports and other publicly available information regarding Peplin;

•	the historical prices, trading multiples and trading volumes of the shares of Peplin;

•	certain publicly available financial data of companies whose securities are traded in the public markets and that Leerink Swann deemed relevant;

•	a comparison of the per share merger consideration with the financial terms, to the extent publicly available, of certain other transactions that Leerink Swann deemed relevant; and

•	such other information, financial studies, analyses and investigations and such other factors that Leerink Swann deemed relevant for the purposes of its opinion.

In conducting its review and analysis and in arriving at its opinion, Leerink Swann, with Peplin’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided by Peplin’s management to Leerink Swann (including information furnished orally or otherwise discussed with Peplin’s management), or publicly available. Leerink Swann did not undertake any responsibility for independently verifying, and did not independently verify, the accuracy, completeness or reasonableness of any such information. With respect to Peplin’s financial forecasts that were provided to and were reviewed by Leerink Swann, including the Forecasts, Leerink Swann was advised, and assumed with Peplin’s consent, that such forecasts were reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of Peplin’s management as to Peplin’s future financial condition and performance. Leerink Swann expressed no opinion with respect to such forecasts or estimates and financial information or the assumptions upon which they were based.

Leerink Swann did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities (contingent or otherwise) of Peplin, nor was Leerink Swann furnished with such materials. Leerink Swann’s services provided to Peplin in connection with the merger were comprised solely of rendering an opinion as to the fairness, from a financial point of view, of the US$16.99 per share in cash to be received by the holders of Peplin common stock in the merger, and its opinion does not address any other term, aspect or implication of the merger or any other agreement or arrangement entered into in connection with the merger. Leerink Swann’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated on the date thereof. It should be understood that although subsequent developments may affect its opinion, Leerink Swann does not have any obligation to update, revise or reaffirm the opinion and Leerink Swann expressly disclaimed any responsibility to do so.

In rendering its opinion, Leerink Swann assumed, in all respects material to its analysis, that the US$16.99 per share cash merger consideration to be received in the merger pursuant to the merger agreement was determined through arm’s-length negotiations between the appropriate parties, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement without material alteration or waiver thereof and that all conditions to the completion of the merger will be satisfied without waiver thereof or material alteration. Leerink Swann also assumed, with Peplin’s consent, that the final form of the merger agreement will be substantially the same as the last draft reviewed by Leerink Swann. In addition, Leerink Swann assumed, with Peplin’s consent, that the historical financial statements of Peplin reviewed by Leerink Swann had been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. Leerink Swann further assumed, with Peplin’s consent, that as of the date of its fairness opinion, there had been no material adverse change in Peplin’s assets, financial conditions, results of operations, business or prospects since the date of the last audited financial statements made available to Leerink Swann which change had not been publicly disclosed prior to the date of the fairness opinion.

Leerink Swann’s opinion does not constitute a recommendation to any Peplin stockholder with respect to the merger. Leerink Swann’s opinion is limited to the fairness, from a financial point of view, of the US$16.99 per share in cash to be paid in the merger. Leerink Swann expressed no opinion as to the underlying business reasons that may support the decision of the Peplin Board to approve, or Peplin’s decision to complete, the merger or the relative merits of the merger as compared to other business strategies or potential transactions that might be available to Peplin.

The following is a summary of the principal financial analyses performed by Leerink Swann to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Leerink Swann’s financial analyses.

Historical Stock Trading Analysis

Leerink Swann reviewed the historical trading prices for Peplin CDIs for the 52-week period ended August 31, 2009, which were then converted to United States dollars based on the August 30, 2009 exchange ratio. Leerink Swann analyzed the US$16.99 per share in cash to be received by holders of Peplin common stock pursuant to the merger, with respect to the per share price of the Peplin common stock on each of August 31, 2009, August 24, 2009 and July 31, 2009, as well as the three-month average per share price, the six-month average per share price and the 52-week high price of Peplin common stock (in each case based on the trading prices of the Peplin CDIs).

The results of these analyses are summarized as follows:

Per Share Merger Consideration	US$	16.99
% Premium to August 31, 2009 (US$10.05)		69%
% Premium to August 24, 2009 (US$9.88)		72%
% Premium to July 31, 2009 (US$10.22)		66%
% Premium to 3-Month Average (US$9.90)		72%
% Premium to 6-Month Average (US$9.99)		70%
% Premium to 52-Week High (US$12.56)		35%

Analysis of Selected Publicly Traded Companies

Leerink Swann compared selected historical operating and financial data for Peplin to the corresponding publicly-available operating and financial data of certain other companies (the “Selected Companies”) whose securities are publicly traded and which Leerink Swann believed have operating characteristics, market valuation and trading valuations similar to what might be expected of Peplin. These companies were:

•	Allergan, Inc.

•	Medicis Pharmaceuticals Corporation

•	Valeant Pharmaceuticals International

•	Inspire Pharmaceuticals, Inc.

•	The Medicines Company

•	Pain Therapeutics, Inc.

•	Progenics Pharmaceuticals, Inc.

•	Salix Pharmaceuticals, Ltd.

•	Sucampo Pharmaceuticals, Inc.

The data for the Selected Companies included the market capitalization of common stock on a fully-diluted basis (referred to as the equity value), equity value plus debt, and minus cash (referred to as the enterprise value) and estimated revenue and earnings per share from 2009 through 2011 based on third-party equity research analyst consensus estimates for the Selected Companies. This data was based on the closing stock prices of the Selected Companies on August 28, 2009.

Based, in part, on the one-year forward enterprise value to revenue multiples (calculated as enterprise value divided by 2010 revenue) of the Selected Companies, Leerink Swann applied a range of 2.5x-3.0x to Peplin management’s forecasted fiscal year 2014 revenue discounted back to 2009 (using a range of discount rates from 16.7% to 18.7%) to obtain a range of implied equity values for Peplin. This equity value range was then divided by the fully diluted shares of Peplin common stock to obtain a range of implied per share equity values, which was compared to the per share merger consideration as set forth in the following table.

Implied Equity Value from
Selected Companies Analysis
Equity	Implied Per	Per Share Merger
Value (mms)	Share Equity Value	Consideration

US$209.9 – US$266.5	US$10.44 – US$13.06	US$16.99

Based, in part, on the two-year forward price/earnings multiples (calculated as price divided by 2011 earnings per share) of the Selected Companies, Leerink Swann applied a range of 14.0x-16.0x to Peplin management’s forecasted 2015 after tax net income discounted back to 2009 (using a range of discount rates from 16.7% to 18.7%) to obtain a range of implied equity values for Peplin. This equity value range was then divided by the fully diluted shares of Peplin common stock to obtain a range of implied per share equity values, which was compared to the per share merger consideration as set forth in the following table.

Implied Equity Value from
Selected Companies Analysis
Equity	Implied Per	Per Share Merger
Value (mms)	Share Equity Value	Consideration

US$368.0 – US$454.0	US$17.54 – US$21.27	US$16.99

Although the Selected Companies were used for comparison purposes, none of those companies are directly comparable to Peplin. The reference ranges utilized to calculate the implied per share equity values in the foregoing tables do not represent the range of equity values or multiples of the Selected Companies. The reference range is based on an analysis of such equity values that is not purely mathematical, but instead involves complex judgments and considerations concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect Peplin’s publicly traded value or the publicly traded value of the Selected Companies.

M&A Premiums Analysis

Leerink Swann estimated a range of values for Peplin based upon precedent public biopharmaceutical M&A transactions from January 1, 2008 to present. The analysis represented data from 22 transactions and excluded transactions greater than US$1 billion in enterprise value. Based on these transactions, Leerink Swann applied an assumed premium range of between 50% and 75% over the closing share price of Peplin common stock on August 31, 2009. The following table presents a range of implied per share equity values based on the foregoing.

	Implied Per		Per Share Merger
	Share Equity Value		Consideration

Based on 50% to 75% premium to August 31, 2009 Closing Price	US$	15.08 – US$17.59	US$	16.99

Selected Recent Specialty Biopharma Transactions

Leerink Swann reviewed the terms, to the extent publicly available, of 20 acquisitions of dermatology-focused specialty pharmaceutical companies announced between June 9, 2004 and the present. The data included the offer price for the common stock on a fully diluted basis (referred to as the equity value), enterprise value, last-twelve-

months (LTM) revenue at the time of the transaction, and the resulting enterprise value to LTM revenue multiple. The transactions selected for this analysis were as follows (the “Selected Transactions”):

Announcement Date	Target	Acquirer

7/20/09	Stiefel Laboratories, Inc.	GlaxoSmithKline plc
12/10/08	Dow Pharmaceutical Sciences, Inc.	Valeant Pharmaceuticals International
9/17/08	Coria Laboratories, Ltd.	Valeant Pharmaceuticals International
6/23/08	Barrier Therapeutics, Inc.	Stiefel Laboratories, Inc.
5/2/08	ConvaTec	Nordic Capital, Avista Capital Partners
2/26/08	CollaGenex Pharmaceuticals, Inc.	Galderma Laboratories, Inc.
10/29/07	Bradley Pharmaceuticals, Inc.	Nycomed, Inc.
10/9/07	Crawford Pharmaceuticals plc	York Pharma plc
7/16/07	Hermal Kurt Herrmann GmbH & Co.	Laboratorios Almirall S.A.
5/28/07	Bristol-Myers Squibb Company — 13 Brands	Ranbaxy Laboratories, Ltd.
12/22/06	QLT USA’s Generic Dermatology and Manufacturing Business	Tolman
11/9/06	3M’s Branded Pharmaceuticals Business	Graceway Pharmaceuticals, LLC
10/22/06	Connetics Corporation	Stiefel Laboratories, Inc.
5/31/06	Fumapharm AG	Biogen Idec, Inc.
5/30/06	Pharma Omnium International	Babson Cap., Weinberg Cap.
3/13/06	Groupe CS Dermatologie SAS	Sinclair Pharma plc
7/7/05	Spear Pharmaceuticals Inc.	Triax Pharmaceuticals, LLC
12/1/04	ProCyte Corporation	PhotoMedex, Inc.
10/27/04	Warner Chilcott Corporation	Bain, Morgan Stanley, CSFB
6/9/04	Bioglan Pharmaceutical Inc.	Bradley Pharmaceuticals, Inc.

Based on the last-twelve months revenue to enterprise value multiples of the Selected Transactions, Leerink Swann applied a range of 3.5x-4.0x to Peplin management’s forecasted fiscal year 2014 revenue discounted back to 2009 (using a range of discount rates from 16.7% to 18.7%) to obtain a range of implied equity values for Peplin. This equity value was then divided by the fully-diluted shares of Peplin common stock to obtain a range of implied per share equity values, which was compared to the per share merger consideration as set forth in the following table.

Implied Equity Value from
Selected Transactions Analysis
Equity	Implied Per	Per Share Merger
Value (mms)	Share Equity Value	Consideration

US$243.1 – US$277.4	US$11.98 – US$13.56	US$16.99

Although the Selected Transactions were used for comparison purposes, no Selected Transaction used in Leerink Swann’s analyses is identical to the merger. The reference ranges utilized to calculate the implied per share equity values in the foregoing table do not represent the range of equity values or multiples of the Selected Transactions. The reference range is based on an analysis of such equity values that is not purely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions analyzed.

Discounted Cash Flow

Leerink Swann performed a discounted cash flow analysis using probability-adjusted projections prepared by Peplin management through 2025 on a fully taxed and fully diluted basis relating to Peplin’s lead product candidate, which reflected, among other things, the utilization of net operating losses to offset future tax payments. Leerink Swann then calculated a range of implied present values on a per share basis of the after-tax free cash flows based on these projections and estimates from July 1, 2009 through June 30, 2025. These implied present values were calculated using discount rates ranging from 16.7% to 18.7%.

The following table presents Peplin’s per share equity value as implied by reference range of the equity values of the discounted cash flow analysis divided by Peplin’s fully-diluted shares of common stock, as compared to the per share merger consideration.

Implied Equity Value from the DCF Analysis
Equity	Implied Per	Per Share Merger
Value (mms)	Share Equity Value	Consideration

US$290.7 – US$332.7	US$14.17 – US$16.00	US$16.99

Miscellaneous

The summary set forth above does not purport to be a complete description of all the analyses performed by Leerink Swann. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Leerink Swann did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Leerink Swann believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Leerink Swann considered industry performance, business and economic conditions and other matters, many of which are beyond Peplin’s control. These analyses performed by Leerink Swann are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. Leerink Swann does not assume responsibility if future results are materially different from those projected. The analyses supplied by Leerink Swann and its opinion were among several factors taken into consideration by the Peplin Board in making its decision to cause Peplin to enter into the merger agreement and should not be considered as determinative of such decision.

In the two years prior to the date of its opinion, Leerink Swann and its affiliates have provided financial advisory services and consulting services to Peplin unrelated to the merger, for which Leerink Swann and its affiliates received compensation of approximately US$350,000. Leerink Swann may also seek to provide services to LEO in the future and would receive fees for the rendering of such services.

The Peplin Board selected Leerink Swann as a financial advisor in connection with the merger because Leerink Swann is a nationally recognized investment banking firm with substantial experience in similar transactions and because of Leerink Swann’s familiarity with Peplin and its business. The issuance of Leerink Swann’s opinion was approved by Leerink Swann’s fairness opinion review committee.

Under the terms of its engagement letter, Leerink Swann provided Peplin with a financial opinion in connection with the merger, for which Peplin agreed to pay Leerink Swann a fee that is not contingent on the completion of the merger. Peplin also agreed to reimburse Leerink Swann for its expenses incurred in performing its services. In addition, Peplin agreed to indemnify Leerink Swann and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Leerink Swann or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Leerink Swann’s engagement. The terms of the fee arrangement with Leerink Swann, which are customary in transactions of this nature, were negotiated at arm’s length between Peplin and Leerink Swann, and the Peplin Board was aware of the arrangement.

Interests of Peplin’s Directors and Executive Officers in the Merger

When considering the recommendation of the Peplin Board in favor of the adoption of the merger agreement, you should be aware that the members of the Peplin Board and our executive officers have interests in the merger in addition to their interests as Peplin stockholders, optionholders and warrantholders generally. These interests may be different from, or inconsistent with, your interests as Peplin stockholders. The members of the Peplin Board were aware of these additional interests, and considered them, when they approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. These interests include the following:

Acceleration of Stock Options and Restricted Stock.  Pursuant to the terms of the merger agreement with LEO, each In-the-Money Option (as defined in “The Merger Agreement — Treatment of Stock Options Granted under the 2007 Plan” beginning on page 49) and In-the-Money Warrant (as defined in “The Merger Agreement — Treatment of Warrants (including Peplin warrants represented by (CDIs)” beginning on page 49), including those In-the-Money Options and In-the-Money Warrants held by directors and executive officers, to the extent not vested, will accelerate and become fully vested and exercisable as of immediately prior to the completion of the merger. Additionally, each share of restricted stock, to the extent not vested, shall accelerate and become fully vested and exerciseable as of immediately prior to the completion of the merger.

The following table identifies, for each of the directors and executive officers of Peplin, the number of unvested options to acquire shares of Peplin common stock that would vest as of immediately prior to completion of the merger and the corresponding value representing the difference between the exercise price and the per share merger consideration multiplied by the number of shares underlying options whose vesting is being accelerated and the number of unvested shares of restricted stock that would vest as of immediately prior to the completion of the merger and the corresponding value representing the per share merger consideration multiplied by the number of shares of restricted stock whose vesting is being accelerated, assuming the merger is completed on October 31, 2009:

	Unvested Peplin
	Options and	Value of
	Restricted Stock Vesting	Accelerated
	Upon Completion of	Option and
Name	the Merger	Restricted Stock Vesting

Thomas G. Wiggans	257,811	US$	3,725,620
Eugene Bauer	72,916		783,847
George W. Mahaffey	76,697		675,868
Peter J. Welburn	65,846		631,211
Cheri Jones	59,674		603,932
David J.B. Smith	44,934		526,343
Cherrell Hirst	0		0
Gary Pace	0		0
James Scopa	0		0
Joshua Funder	0		0
Michael Spooner	0		0

Benefits in Certain Employment Agreements.  Below are descriptions of benefits to be paid to certain executive officers of Peplin pursuant to arrangements existing prior to the start of Peplin’s strategic process described in “The Merger — Background of the Merger” beginning on page 14.

Change of Control Bonus.  Pursuant to the Employment Agreement between Peplin and Mr. Wiggans, dated as of August 15, 2008, and entered into upon the commencement of Mr. Wiggans’ employment with Peplin (the “Wiggans Employment Agreement”), upon the completion of the merger, Mr. Wiggans will be entitled to a lump sum payment of US$500,000.

Severance Payments.

•	Pursuant to the Wiggans Employment Agreement, if Mr. Wiggans terminates his employment for good reason (as defined in the Wiggans Employment Agreement) at any time, Mr. Wiggans will be entitled to his monthly base salary for a period of six months and Peplin (or its successor) will pay for the applicable monthly COBRA premium for a period of six months.

•	Pursuant to the Employment Agreement between Peplin and Dr. Bauer, dated as of August 18, 2008 and entered into upon the commencement of Dr. Bauer’s employment with Peplin (the “Bauer Employment Agreement”), if Dr. Bauer’s employment is terminated without cause (as defined in the Bauer Employment Agreement) or Dr. Bauer terminates his employment for good reason (as defined in the Bauer Employment Agreement) at any time, Dr. Bauer will be entitled to his monthly base salary for a period of six months and Peplin (or its successor) will pay for the applicable monthly COBRA premium for a period of six months.

•	Pursuant to the offer letter, dated as of May 22, 2007, between Peplin Operations USA, Inc. and George Mahaffey, Peplin (or its successor) may terminate Mr. Mahaffey’s employment without cause (as defined in Mr. Mahaffey’s offer letter), and with immediate effect, provided that it pays Mr. Mahaffey his monthly base salary for a period of six months in lieu of a six month notice period.

•	Pursuant to the letter, dated as of March 25, 2009, between Peplin Limited and David Smith, that implemented previous arrangements agreed to with Mr. Smith and amended and restated the previous offer letter between them, dated as of April 27, 2006, if Mr. Smith’s employment is terminated without cause (as defined in Mr. Smith’s offer letter) or Mr. Smith terminates his employment for good reason (as defined in Mr. Smith’s offer letter) at any time, Mr. Smith will be entitled to his monthly base salary plus fringe benefits for a period of six months.

Gross-Up Payments.  Pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), if payments or benefits contingent upon the occurrence of a change in control of a company are made to a “disqualified individual” (as defined in the Code as certain senior executives of a company), and such payments or benefits equal or exceed at least three times the disqualified individual’s five-year average of the disqualified individual’s compensation reported on federal income tax returns (the “base amount”), then all payments or benefits in excess of one times the disqualified individual’s base amount are considered “parachute payments” that are subject to a 20% excise tax under the Code. Pursuant to the Wiggans Employment Agreement and Bauer Employment Agreement entered into in connection with their respective commencement of employment with Peplin in August 2008, if either Mr. Wiggans or Dr. Bauer receives payments or benefits in connection with the merger that are considered “parachute payments” and subject to this 20% excise tax, Peplin will pay to each of Mr. Wiggans and Dr. Bauer an additional amount, to cover the amount of such excise tax.

Benefits Table.  The information for each of Messrs. Wiggans, Smith and Bauer regarding bonus, severance and gross-up payments is set forth in the table below:

Name	Benefit	Value of Benefit

Thomas G. Wiggans	Change of Control Bonus	US$	500,000
	Severance Payment		175,000
	COBRA Premiums(1)		12,000
	Gross-Up Payments(2)		615,095

	Total Value		1,302,095

Eugene Bauer	Change of Control Bonus		N/A
	Severance Payment	US$	145,000
	COBRA Premiums(1)		12,000
	Gross-Up Payments(2)		140,963

	Total Value		297,963

George Mahaffey	Change of Control Bonus		N/A
	Severance Payment	US$	138,750
	COBRA Premiums		N/A
	Gross-Up Payments		N/A

	Total Value		138,750

David J.B. Smith	Change of Control Bonus		N/A
	Severance Payment	AU$	123,500
	COBRA Premiums		N/A
	Gross-Up Payments		N/A

	Total Value		123,500

(1)	For the purposes of calculation of the COBRA premiums, a monthly payment of US$2,000 has been assumed.

(2)	The amount of gross-up payments is an estimate based on current information available.

Offer Letters with LEO.  It is a condition to the obligation of LEO to complete the merger that certain of Peplin’s executive officers enter into offer letters with LEO prior to the completion of the merger, agreeing to remain employed by Peplin or become employed by LEO following the completion of the merger, provided that such executive officers have been offered a base salary and target cash incentive compensation immediately following the completion of the merger that is not less than the base salary and target cash incentive compensation as of the date of the merger agreement.

Indemnification and Insurance.  The merger agreement provides that all rights to exculpation, indemnification and advancement of expenses existing as of the date of the merger agreement in favor of Peplin’s current directors or officers, in their capacity as directors or officers will survive the merger and continue in full force and effect.

The merger agreement further provides that from and after the completion of the merger through the sixth anniversary of the date the merger is completed, the certificate of incorporation and the bylaws of the surviving corporation will contain, and LEO will cause them to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former directors and officers in Peplin’s certificate of incorporation and bylaws existing as of the date of the merger agreement.

The merger agreement further provides that the surviving corporation will either (1) maintain the current policies of the directors’ and officers’ liability insurance maintained by Peplin, so long as the annual premium would not be in excess of 250% of the last annual premium paid prior to the completion of the merger or (2) obtain a “tail” insurance policy with a claim period of at least six years from the effective time of the merger. If the surviving corporation’s existing insurance expires, is terminated or canceled during such six-year period or exceeds 250% of the last annual premium paid prior to the effective time, the surviving corporation will obtain as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of 250% of the last annual premium paid prior to the effective time, on terms and conditions no less advantageous to Peplin’s current directors and officers than Peplin’s and its subsidiaries’ directors’ and officers’ existing liability insurance.

Delisting and Deregistration of Peplin Common Stock

If the merger is completed, Peplin CDIs and certain Peplin warrants represented by CDIs will no longer be traded on the ASX and Peplin will be removed from the official list of the ASX in accordance with the ASX Listing Rules as soon as practicable following the completion of the merger. Additionally, Peplin will no longer be required to make filings with the SEC pursuant to the Exchange Act, which will be accomplished by filing a Form 25 with the SEC.

Certain Relationships Between Peplin and LEO

Peplin and LEO are parties to the merger agreement and the loan agreement. See “The Merger Agreement” beginning on page 48 and “The Merger Agreement — Loan Agreement” beginning on page 64.

LEO and each of Peplin’s executive officers and directors and certain of their affiliates are parties to voting agreements requiring such executive officers, directors and affiliates to vote their shares of Peplin common stock in favor of adoption of the merger agreement and against any competing acquisition proposals. See “The Merger Agreement — Voting Agreements” beginning on page 62.

Effective February 27, 2007, Peplin Limited, a wholly owned subsidiary of Peplin, and LEO entered into a confidentiality agreement (referred to as the “Confidentiality Agreement”). The Confidentiality Agreement was amended on March 10, 2009 to include Peplin as a party and extend the period during which information shared by the parties would remain confidential.

Appraisal Rights

Holders of Peplin common stock who do not vote in favor of the adoption of the merger agreement and who otherwise comply with the statutory requirements of Section 262 of the Delaware General Corporation Law, or the DGCL, are entitled to certain appraisal rights under Delaware law, as described below and in Annex C hereto. Those holders who perfect their appraisal rights by strictly following certain procedures in the manner prescribed by Section 262 of the DGCL will be entitled to receive payment of the “fair value” (as determined by the Delaware Court of Chancery) of their shares in cash from Peplin, as the surviving corporation in the merger.

ANY PEPLIN STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO COMPLY IN A TIMELY MANNER WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

The record holders of the shares of Peplin common stock that elect to exercise their appraisal rights with respect to the merger are referred to herein as “Dissenting Stockholders,” and the shares of Peplin common stock with respect to which they exercise appraisal rights are referred to herein as “Dissenting Shares.” If a Peplin stockholder has a beneficial interest in shares of Peplin common stock that are held of record in the name of another person, such as a broker, bank or other nominee, and such Peplin stockholder desires to perfect whatever appraisal rights that stockholder may have, such beneficial Peplin stockholder must act promptly to cause the holder of record to timely and properly follow the steps summarized below.

A VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT BY A PEPLIN STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S APPRAISAL RIGHTS UNDER DELAWARE LAW. IN ADDITION, BECAUSE A SUBMITTED PROXY NOT MARKED “AGAINST” OR “ABSTAIN” WILL BE VOTED “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, THE SUBMISSION OF A PROXY NOT MARKED “AGAINST” OR “ABSTAIN” WILL RESULT IN THE WAIVER OF APPRAISAL RIGHTS.

When the merger becomes effective, Peplin stockholders who have strictly complied and continue to strictly comply with the procedures prescribed in Section 262 of the DGCL will be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive payment of the fair value of their shares in cash from Peplin, as the surviving corporation in the merger. The following is a brief summary of the statutory procedures that must be followed by a stockholder of Peplin in order to perfect appraisal rights under the DGCL. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262 of the DGCL, the text of which is included as Annex C to this proxy statement. We advise any Peplin stockholder considering demanding an appraisal to consult legal counsel.

In order to exercise appraisal rights under Delaware law, a stockholder must be the stockholder of record of the shares of Peplin common stock as to which Peplin appraisal rights are to be exercised on the record date for the Peplin special meeting and on the date that the written demand for appraisal described below is made, and the stockholder must continuously hold such shares through the effective date of the merger. While Peplin stockholders electing to exercise their appraisal rights under Section 262 of the DGCL are not required to vote against the approval of the adoption of the merger agreement, a vote in favor of adoption of the merger agreement will result in a waiver of the holder’s right to appraisal rights.

A Peplin stockholder electing to demand the appraisal of such stockholder’s shares must deliver to Peplin, before the taking of the vote on the adoption of the merger agreement, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs Peplin of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the adoption of the merger agreement will not constitute such a demand. Please see the discussion below under the heading “Written Demands” for additional information regarding written demand requirements.

Within ten days after the effective date of the merger, Peplin, as the surviving corporation, must provide notice of the date of effectiveness of the merger to all Peplin stockholders who have not voted for approval of the merger agreement and who have otherwise complied with the requirements of Section 262 of the DGCL.

A Peplin stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to:

Peplin, Inc.
6475 Christie Ave., Suite 300
Emeryville, California 94608
Attention: Investor Relations

Within 120 days after the effective date of the merger, any Dissenting Stockholder who has strictly complied with the procedures prescribed in Section 262 of the DGCL will be entitled, upon written request, to receive from Peplin, as the surviving corporation, a statement of the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received by Peplin, and the aggregate number of holders of those shares. This statement must be mailed to the Dissenting Stockholder within ten days after the Dissenting Stockholder’s written request has been received by Peplin, as the surviving corporation, or within ten days after the date of the effective date of the merger, whichever is later.

Within 120 days after the effective date of the merger, any Dissenting Stockholder who has strictly complied with the procedures prescribed in Section 262 of the DGCL may file a petition in the Delaware Court of Chancery, with a copy served on Peplin, as the surviving corporation, demanding a determination of the fair value of each share of Peplin stock of all Dissenting Stockholders. However, any stockholder who has complied with the requirements of Section 262 but has not commenced or joined an appraisal proceeding has the right to withdraw the appraisal demand any time within 60 days after the effective date of the merger.

If a petition for an appraisal is timely filed by a Dissenting Stockholder and a copy of the petition is delivered to Peplin, as the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of any Dissenting Stockholders with whom agreements as to the value of their shares have not been reached.

After giving notice to the Dissenting Stockholders, the Delaware Court of Chancery will conduct a hearing upon the petition, and determine those stockholders that have complied with Section 262 of the DGCL and that have become entitled to appraisal rights. The Delaware Court of Chancery may require the Dissenting Stockholders to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any Dissenting Stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determining the stockholders entitled to appraisal rights, the Delaware Court of Chancery will appraise the shares of Peplin common stock owned by those stockholders by determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with the fair rate of interest to be paid, if any, on the amount determined to be the fair value. When fair value is determined, the Delaware Court of Chancery will direct the payment of that value, with interest, if any, by the surviving corporation to the stockholders entitled to appraisal rights, upon surrender to the surviving corporation of the certificates representing those shares.

Although the parties believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration they would receive pursuant to the merger agreement. Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of our common stock is less than the per share merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Stockholders should be aware that opinions as to the fairness, from a financial point of view, of the merger consideration are not opinions as to fair value under Section 262 of the DGCL.

If no petition for appraisal is filed with the Delaware Court of Chancery by Peplin, as the surviving corporation, or any Dissenting Stockholder within 120 days after the effective time of the merger, then the Dissenting Stockholders’ rights to appraisal will cease and they will be entitled only to receive merger consideration paid in the merger on the same basis as other Peplin stockholders. Since Peplin, as the surviving corporation, has no obligation to file a petition, any Peplin stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any Peplin stockholder, however, without the approval of the Delaware Court of Chancery, which may be conditioned on any terms the Delaware Court of Chancery deems just.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a Dissenting Stockholder who has strictly complied with the procedures prescribed in Section 262 of the DGCL, the court may order that all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees, and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of this determination or assessment, each party bears its own expenses.

After the effective time of the merger, a Dissenting Stockholder that has timely demanded appraisal in compliance with Section 262 of the DGCL will not be entitled to vote the Peplin common stock subject to such demand for any purpose or to receive payment of dividends or other distributions on the Peplin common stock, except for dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within sixty days after the effective time of the merger, any Dissenting Stockholder will have the right to submit a written withdrawal of the stockholder’s demand for appraisal and to accept the right to receive merger consideration in the merger on the same basis on which Peplin common stock is converted in the merger. After this sixty day period, a Dissenting Stockholder may withdraw such stockholder’s demand for appraisal only with the written consent of Peplin or LEO and the approval of the Delaware Court of Chancery.

Written Demands

When submitting a written demand for appraisal under the DGCL, the written demand for appraisal must reasonably inform Peplin of the identity of the stockholder of record making the demand and indicate that the stockholder intends to demand appraisal of the stockholder’s shares. A demand for appraisal should be executed by or for the Peplin stockholder of record, fully and correctly, as that stockholder’s name appears on the stockholder’s stock certificate. If Peplin common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed by the fiduciary. If Peplin common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, should execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he, she or it is acting as agent for the record owner.

A record owner who holds Peplin common stock as a nominee for other beneficial owners of the shares may exercise appraisal rights with respect to the Peplin common stock held for all or less than all beneficial owners of the Peplin stock for which the holder is the record owner. In that case, the written demand must state the number of shares of Peplin common stock covered by the demand. Where the number of shares of Peplin common stock is not expressly stated, the demand will be presumed to cover all shares of Peplin common stock outstanding in the name of that record owner. Beneficial owners (other than holders of Peplin CDIs) who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand prior to the taking of the vote on the merger.

Peplin stockholders considering whether to seek appraisal should bear in mind that the fair value of their Peplin common stock determined under Section 262 of the DGCL could be more than, the same as or less than the value of the right to receive merger consideration in the merger. Also, Peplin and LEO reserve the right to assert in any appraisal proceeding that, for purposes thereof, the “fair value” of the Peplin common stock is less than the value of the merger consideration to be issued in the merger.

Any stockholder who fails to strictly comply with the requirements of Section 262 of the DGCL, attached as Annex C to this proxy statement, will forfeit his, her or its rights to dissent from the merger and to exercise appraisal rights and will receive merger consideration on the same basis as all other stockholders.

Holders of Peplin CDIs are not entitled to exercise appraisal rights in connection with the merger. Holders of Peplin CDIs must have converted their Peplin CDIs into shares of Peplin common stock prior to the record date for the Peplin special meeting in order to exercise appraisal rights in connection with the merger.

THE PROCESS OF DISSENTING REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO DISSENT AND TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL CONTROL.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to stockholders of Peplin whose shares of Peplin common stock will be converted into the right to receive cash in the merger. The following summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. As a result, Peplin cannot assure you that the tax consequences described in this summary will not be challenged by the Internal Revenue Service (“IRS”) or will be sustained by a court if challenged by the IRS. The summary below is limited to stockholders who hold shares of Peplin common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, including: certain former citizens or residents of the United States, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, insurance companies, cooperatives, pass-through entities and investors in such entities, stockholders who have a functional currency other than the U.S. Dollar, holders of options or warrants to acquire Peplin common stock or stockholders who hold their shares of Peplin common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or stockholders who acquired their shares of Peplin common stock upon the exercise of employee stock options or otherwise as compensation. If a partnership holds shares of Peplin common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships (or other entities taxed as a partnership for federal income tax purposes) holding Peplin common stock should consult their tax advisors. Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local, foreign, gift or estate tax consequences relating to the merger.

As used in this discussion, a “U.S. holder” is any beneficial owner of shares of Peplin common stock who is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust that is (i) subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of source.

A “non-U.S. holder” is any beneficial owner of shares of Peplin common stock (other than an entity taxed as a partnership for federal income tax purposes) who is not a U.S. holder for U.S. federal income tax purposes.

U.S. Holders.  The receipt of cash pursuant to the merger by U.S. holders will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, a U.S. holder will recognize gain or loss equal to the difference between the amount of cash received by the U.S. holder in the merger and the U.S. holder’s adjusted tax basis in the shares of Peplin common stock. Assuming the shares of Peplin common stock are held by a U.S. holder as capital assets, gain or loss recognized by such U.S. holder will be capital gain or loss, which will be long-term capital gain or loss if the U.S. holder’s holding period for the shares of Peplin common stock exceeds one year at the time of the merger. Capital gains recognized by an individual upon a disposition of a share of Peplin that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary U.S. federal income tax rates. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of Peplin common stock (i.e., shares acquired at the same cost in a single transaction) converted into cash in the merger.

Non-U.S. Holders.  A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Peplin common stock in the merger. This general rule, however, is subject to some exceptions. For example, the gain would be subject to U.S. federal income tax if:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if provided by an applicable income tax treaty, the gain is attributable to a U.S. permanent establishment of the non-U.S. holder or, in the case of an individual, a fixed base in the U.S. maintained by such non-U.S. holder);

•	the non-U.S. person is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition, and certain other requirements are met; or

•	we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes and the non-U.S. holder beneficially owned more than 5% of Peplin common stock at any time during the five years preceding the merger. We believe we are not currently, have not been and do not anticipate becoming a USRPHC. Non-U.S. holders who have owned (actually or constructively) more than five percent (5%) of the shares of Peplin common stock should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger.

Unless a tax treaty provides otherwise, gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a resident of the United States. Non-U.S. holders that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Gains described in the second bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate (or applicable lower treaty rate), but may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the United States federal income tax consequences of the merger and as to the application of any income tax treaties.

Appraisal Rights.  Under specified circumstances, a stockholder may be entitled to appraisal rights in connection with the merger. If a U.S. holder of Peplin common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in a U.S. holder’s income as ordinary income for U.S. federal income tax purposes. Holders of Peplin common stock who exercise appraisal rights are urged to consult their own tax advisors.

Backup Withholding.  A U.S. holder (other than certain exempt stockholders, including, among others, all corporations and certain foreign individuals) whose shares of Peplin common stock are converted into cash in the merger may be subject to backup withholding at the then applicable rate (under current law, the backup withholding rate is 28%) unless the U.S. holder provides the holder’s taxpayer identification number, or TIN, and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and the holder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. holder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service, or the IRS. Each U.S. holder that is an individual should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to U.S. holders promptly following completion of the merger so as to provide the information and certification necessary to avoid backup withholding. Each non-U.S. holder must submit a signed statement (on Form W-8BEN or other applicable form) attesting to U.S. holder’s exempt status. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by filing a U.S. federal income tax return.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM (INCLUDING THE APPLICATION AND EFFECT OF THE U.S. FEDERAL INCOME TAX LAWS, ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS).

Material Australian Income Tax Consequences of the Merger

The following is a summary of the material Australian income tax consequences of disposing of shares of Peplin common stock, including Peplin CDIs in respect of such shares, held on capital account pursuant to the merger. The summary is necessarily general in nature. It does not take into account the specific circumstances of any holder of shares of Peplin common stock or Peplin CDIs. In particular, it does not take into account the holding of shares of Peplin common stock or Peplin CDIs as trading stock or otherwise on revenue account, or the holding of shares of Peplin common stock or Peplin CDIs acquired in respect of any employment or the provision of any services. Nor does it address the tax consequences in any country other than Australia. The holders of shares of Peplin common stock or Peplin CDIs and the holders of Peplin stock options or Peplin warrants are advised to obtain professional tax advice that takes into account their specific circumstances.

Material Australian Income Tax Consequences for Australian Residents

Capital Gain or Loss.  The disposal of shares of Peplin common stock or Peplin CDIs pursuant to the merger will be a capital gains tax (“CGT”) event. An Australian resident holder of shares of Peplin common stock or Peplin CDIs will make either:

•	a capital gain to the extent the capital proceeds from the disposal are greater than the cost base of the shares of Peplin common stock or Peplin CDIs; or

•	a capital loss to the extent the capital proceeds from the disposal are less than the reduced cost base of the shares of Peplin common stock or Peplin CDIs.

An Australian resident holder of shares of Peplin common stock or Peplin CDIs must include a net capital gain in assessable income for the income year in which the effective time occurs (i.e., the income year ending June 30, 2010 for most Australian resident holders of shares of Peplin common stock or Peplin CDIs), subject to the CGT discount (see CGT discount below).

An Australian resident holder of shares of Peplin common stock or Peplin CDIs may generally carry forward a net capital loss to offset capital gains made in a later income year.

Capital Proceeds.  For the purpose of working out the capital gain or capital loss on the disposal of shares of Peplin common stock or Peplin CDIs, the capital proceeds will be the per share merger consideration of US$16.99 per share of Peplin common stock converted to Australian dollars. Generally, the exchange rate applicable at the completion of the merger should be adopted.

Cost Base.  For the purpose of working out a capital gain on the disposal of shares of Peplin common stock or Peplin CDIs, the cost base will generally include any money paid to acquire the shares of Peplin common stock or Peplin CDIs plus any incidental costs of acquisition and disposal. If the shares of Peplin common stock or Peplin CDIs were acquired before September 21, 1999, the cost base may also include indexation to take account of inflation up to September 30, 1999. However, the cost base cannot include indexation for inflation where the CGT discount applies (see CGT discount below).

For the purpose of working out a capital loss on the disposal of shares of Peplin common stock or Peplin CDIs, the reduced cost base is worked out in the same way as the cost base except that the reduced cost base cannot include indexation for inflation.

In the case of a holder of shares of Peplin common stock or Peplin CDIs that exchanged shares in Peplin Limited for Peplin common stock or Peplin CDIs and chose CGT roll-over relief, references to shares of Peplin common stock or Peplin CDIs in this section include shares in Peplin Limited.

CGT Discount.  A holder of shares of Peplin common stock or Peplin CDIs that is an individual, a complying superannuation entity or a trust may be entitled to the CGT discount on the disposal of shares of Peplin common stock or Peplin CDIs that have been held for at least 12 months before the completion of the merger.

The CGT discount reduces the capital gain otherwise assessable by:

•	50% in the case of an individual or a trust; and

•	33 1/3% in the case of a complying superannuation entity.

The CGT discount only reduces the net capital gain remaining after any capital losses have been applied.

For the purpose of meeting the 12 month holding requirement, a holder of shares of Peplin common stock or Peplin CDIs that exchanged shares in Peplin Limited for Peplin common stock or Peplin CDIs and chose CGT roll-over relief is taken to have held the shares of Peplin common stock or Peplin CDIs since the shares in Peplin Limited were acquired.

Peplin Stock Options.  The consequences of disposing of Peplin stock options will depend on whether an Australian resident holder made an election to be assessed in respect of the Peplin stock options in the income year in which the Peplin stock options were acquired.

If the holder made the election, the consequences will be similar to the consequences of disposing of shares of Peplin common stock or Peplin CDIs. That is, the disposal will be a CGT event and the holder of Peplin stock options will make a capital gain or a capital loss equal to the difference between the capital proceeds and the cost base of the Peplin stock options. The capital proceeds will be the amount in cash received converted to Australian dollars at the effective time. The cost base will generally include the market value of the Peplin stock options at the time of acquisition plus any incidental costs of acquisition and disposal. There may be an entitlement to the CGT discount subject to the Peplin stock options having been held for at least 12 months before the completion of the merger.

If the holder did not make the election, the consequence will be that the holder will derive assessable income equal to the difference between the amount of cash received and the amount paid to acquire the Peplin stock options (if any), converted to Australian dollars at the completion of the merger. There will be no entitlement to the CGT discount.

Peplin Warrants.  The consequences of disposing of Peplin warrants held on capital account will be similar to the consequences of disposing of shares of Peplin common stock or Peplin CDIs. That is, the disposal will be a CGT event and an Australian resident holder of Peplin warrants will make a capital gain or a capital loss equal to the difference between the capital proceeds and the cost base of the Peplin warrants. The capital proceeds will be the amount in cash received converted to Australian dollars at the completion of the merger. The cost base will generally include any money paid to acquire the Peplin warrants plus the incidental costs of acquisition and disposal. There may be an entitlement to the CGT discount subject to the Peplin warrants having been held for at least 12 months before the completion of the merger.

Material Australian Income Tax Consequences for Non-Residents

Peplin Common Stock or Peplin CDIs.  A non-resident holder of shares of Peplin common stock or Peplin CDIs will not be liable to Australian income tax on the disposal of shares of Peplin common stock or Peplin CDIs pursuant to the merger unless the shares of Peplin common stock or Peplin CDIs are taxable Australian property.

Shares of Peplin common stock or Peplin CDIs would generally only be taxable Australian property if:

•	both of the following circumstances exist:

•	the holder of shares of Peplin common stock or Peplin CDIs holds (either alone or together with associates) an interest of at least 10% in Peplin at the effective time or throughout a 12 month period during the 24 month period ending at the completion of the merger; and

•	more than 50% of the market value of Peplin’s assets is attributable to real property situated in Australia or mining, quarrying or prospecting rights if the minerals, petroleum or quarry materials are situated in Australia; or

•	the non-resident has used the shares of Peplin common stock or Peplin CDIs at any time in carrying on a business through a permanent establishment in Australia.

It is understood that Peplin does not meet the 50% of market value test. Accordingly, a non-resident holder of shares of Peplin common stock or Peplin CDIs would generally only be liable to Australian income tax on the disposal if the non-resident holder has used the shares of Peplin common stock or Peplin CDIs in carrying on a business through a permanent establishment in Australia. Such a non-resident holder of shares of Peplin common stock or Peplin CDIs is advised to obtain professional tax advice that takes into account their specific circumstances. A double taxation agreement (if any) between Australia and the non-resident holder’s country of residence may also be relevant to the relief of double taxation.

Peplin Stock Options and Peplin Warrants.  A non-resident holder of Peplin stock options or Peplin warrants would generally not be liable to Australian income tax on disposal on the basis that the Peplin stock options and

Peplin warrants would not be taxable Australian property. However, a holder of Peplin stock options that has been employed, or provided services, in Australia in respect of the Peplin stock options is advised to obtain professional tax advice that takes into account their specific circumstances. A holder of Peplin warrants who has used the Peplin warrants in carrying on a business through a permanent establishment in Australia is also advised to obtain professional tax advice that takes into account their specific circumstances.

THE SUMMARY OF AUSTRALIAN INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM.

Regulatory Matters

To complete the merger, we must obtain all material federal and state approvals, consents and filings. Other than the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act, the receipt by LEO of a notice of no objection to LEO acquiring the shares of Peplin common stock in the merger under the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth) and certain customary ASX approvals, we are not currently aware of any material federal or state approvals, consents or filings that are required for the parties’ completion of the merger. If any such approvals, consents or filings are required to complete the merger, we will seek or make such consents, approvals and filings. Peplin and LEO have completed the filing of the application with the Department of Justice and the Federal Trade Commission pursuant to the HSR Act and the waiting period will expire on October 16, 2009 if not earlier terminated.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time of the merger, Merger Sub will merge with and into Peplin. Peplin will survive the merger as a wholly owned subsidiary of LEO.

Completion and Effectiveness of the Merger

The completion of the merger will occur as soon as reasonably practicable after all of the conditions to the completion of the merger contained in the merger agreement are satisfied or waived, including adoption of the merger agreement by our stockholders. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as LEO and Peplin may agree in such certificate of merger. We currently expect to complete the merger shortly after the special meeting that has been scheduled for November 5, 2009, at 4:00 p.m. California time (on November 6, 2009, at 10:00 a.m., Brisbane time). However, it is possible that factors outside of our control could require us to complete the merger at a later time, or not complete it at all.

Merger Consideration

If the merger is completed, you will receive US$16.99 in cash, without interest, subject to any applicable withholding tax, in exchange for each share of Peplin common stock that you own and for which you have not properly exercised appraisal rights. If you hold Peplin CDIs, you will receive US$0.8495 in cash, without interest, subject to any applicable withholding tax, in exchange for each Peplin CDI that you own.

The per share merger consideration of US$16.99 is set forth in the merger agreement and denominated in United States dollars. Payment to the holders of Peplin CDIs will be made in Australian dollars at the exchange rate of the United States dollar to the Australian dollar as of the date of payment. Fluctuations in the exchange rate of the United States dollar to the Australian dollar through the date of payment will affect the amount of Australian dollars into which Peplin CDIs are converted upon the completion of the merger.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Peplin stockholder as a result of the merger. Peplin stockholders will receive the merger consideration after exchanging their Peplin stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to the Peplin stockholders shortly after completion of the merger. Holders of Peplin CDIs are not required to exchange their holding statement(s) in order to receive the merger consideration.

In the event that during the period commencing on September 2, 2009 and ending at the completion of the merger, the outstanding shares of Peplin common stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if Peplin declares a stock dividend during such period, or a record date with respect to any such event occurs during such period, then the per share merger consideration will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the merger agreement prior to such action, and all references in this proxy statement and the merger agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon such numbers, will be adjusted accordingly.

If Peplin breached its representations and warranties regarding the outstanding shares of Peplin common stock and outstanding options, warrants and other securities and as a result of the facts giving rise to such breach, the aggregate merger consideration would exceed the sum of (a) US$287.5 million plus (b) the aggregate exercise price of any options or warrants exercised between the date of the merger agreement and the effective time of the merger, to the extent received by Peplin, then LEO may elect to adjust the per share merger consideration downward, to be an amount determined by dividing US$287.5 million by the actual number of shares and such securities outstanding, giving effect to the exercise prices of Peplin options and warrants.

Treatment of Stock Options Granted under the 2007 Plan

At the completion of the merger, each stock option granted under the 2007 Plan that is not exercised prior to the completion of the merger (whether or not then vested), and that has a per share exercise price less than US$16.99 per share (an “In-the-Money Option”) will automatically be cancelled and converted into the right to receive an amount in cash equal to the difference between (a) the number of shares underlying such In-the-Money Option multiplied by US$16.99, and (b) the aggregate exercise price of such In-the-Money Option, subject to any applicable withholding tax. Each In-the-Money Option, to the extent not vested, will accelerate and become fully vested and exercisable as of immediately prior to the completion of the merger.

All options granted under the 2007 Plan that are not exercised prior to the completion of the merger (whether or not then vested), and that are not In-the-Money Options will automatically be cancelled at the completion of the merger and will not be entitled to any consideration.

The merger agreement further provides that as soon as reasonably practicable after the completion of the merger, LEO or the surviving corporation will pay over to each holder of In-the-Money Options the aggregate cash consideration payable to such holder of In-the-Money Options. Such cash consideration will be rounded down to the nearest cent and LEO and the surviving corporation will be entitled to deduct and withhold from such cash consideration such amounts as may be required to be deducted and withheld with respect to the making of such payment.

Treatment of Warrants (including Peplin warrants represented by CDIs)

At the completion of the merger, each warrant (including certain Peplin warrants which are quoted on ASX under the code “PLIO” and are represented by CDIs, which are sometimes referred to as “quoted options” in Australia) that is not exercised prior to the completion of the merger (whether or not then vested), and that has a per share purchase price less than US$16.99 per share (an “In-the-Money Warrant”) will automatically be cancelled and converted into the right to receive an amount in cash equal to the difference between (a) the number of shares underlying the In-the-Money Warrant multiplied by US$16.99, and (b) the aggregate purchase price of the In-the-Money Warrant. Each In-the-Money Warrant, to the extent not vested, will accelerate and become fully vested and exercisable as of immediately prior to the completion of the merger.

All warrants that are not exercised prior to the completion of the merger (whether or not then vested), and that are not In-the-Money Warrants will automatically be cancelled at the completion of the merger and will not be entitled to any consideration.

LEO and the surviving corporation will be entitled to deduct and withhold from such cash consideration such amounts as may be required to be deducted and withheld with respect to the making of such payment. To the extent required by the terms of the applicable warrant, prior to completion of the merger, LEO will provide each holder of a warrant with a letter that conforms to the applicable notice and purchase requirements of the warrant and sets forth the treatment of the warrant.

Payment Procedures

As soon as practicable after the completion of the merger, LEO will cause the paying agent to mail to each holder of record of a certificate or certificates which immediately prior to the completion of the merger represented outstanding shares of Peplin common stock (collectively, the “Certificates”), and each holder of uncertificated shares of Peplin common stock represented by book-entry (including Peplin CDIs, the “Book-Entry Shares”): (i) a letter of transmittal; and (ii) instructions for effecting the surrender of such Certificates or Book-Entry Shares in exchange for such holder’s applicable portion of the merger consideration.

Upon surrender of a Certificate, or in the case of Book-Entry Shares, in adherence with the applicable procedures set forth in the letter of transmittal (if any), to the paying agent, together with such letter of transmittal and such other documents as may be reasonably required by the paying agent or LEO, the holder of such Certificate or Book-Entry Shares will be entitled to receive their applicable portion of the merger consideration.

No interest will be paid or will accrue on any cash payable in connection with the merger upon the surrender of Certificates.

Representations and Warranties

The merger agreement contains representations and warranties made by Peplin to LEO and Merger Sub and representations and warranties made by LEO and Merger Sub to Peplin. The representations and warranties contained in the merger agreement were made only for purposes of the merger agreement and as of specified dates, were solely for the benefit of the parties to the merger agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the merger agreement. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. For the foregoing reasons, you should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Peplin, LEO, Merger Sub or any of their respective subsidiaries or affiliates. The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings Peplin publicly files with the SEC and the ASX.

We made a number of representations and warranties to LEO and Merger Sub regarding, among other things:

•	our corporate organization, qualification to do business and subsidiaries;

•	our capitalization;

•	the documents we have filed with the ASX and the SEC, the financial statements contained or incorporated by reference into those documents, and internal controls over financial reporting;

•	the absence of specified changes or events affecting us or our business since March 31, 2009;

•	our liabilities;

•	our title to our assets;

•	our leased and subleased real property;

•	our intellectual property;

•	our material contracts;

•	our compliance with applicable legal requirements;

•	the absence of unlawful payments made by us or our agents;

•	our governmental authorizations;

•	tax matters with respect to us;

•	our employee benefit plans and agreements, our compliance with employment, health and welfare laws, and our employees and independent contractors;

•	transactions with our affiliates;

•	the absence of certain litigation;

•	compliance with regulatory laws and authorities;

•	environmental matters with respect to us;

•	our insurance policies;

•	our corporate power and authority to execute the merger agreement and consummate our obligations under the merger agreement;

•	the absence of conflicts with, or violations of, our organizational documents, applicable legal requirements, governmental authorizations or our contracts as a result of the merger;

•	information supplied by us or on our behalf for inclusion in this proxy statement;

•	our receipt of fairness opinions from Goldman Sachs and Leerink Swann;

•	the absence of fees payable by us to brokers, finders or investment banker other than Goldman Sachs and Leerink Swann;

•	the inapplicability of anti-takeover statutes to the merger; and

•	our representations not being false or misleading or omitting to state a material fact necessary in order to make the representations and, warranties contained therein (in light of the circumstances under which such representations and warranties were made) not false or misleading.

In the event that the merger is completed, our representations and warranties will expire at the completion of the merger.

LEO and Merger Sub made a number of representations and warranties to us in the merger agreement regarding, among other things:

•	their corporate organization, qualification to do business and good standing;

•	the absence of certain litigation;

•	their authorization of the merger agreement and the enforceability of the merger agreement against them;

•	the absence of conflicts with, or violations of, their organizational documents, applicable legal requirements, governmental authorizations or their contracts as a result of the merger;

•	information supplied by or on behalf of LEO for inclusion in this proxy statement;

•	the absence of fees payable by them to brokers, finders or investment banker other than Morgan Stanley;

•	that neither LEO nor Merger Sub owns shares in Peplin;

•	the lack of operations by Merger Sub; and

•	the sufficiency of LEO’s funds to pay the consideration required in the merger.

In the event that the merger is completed, the representations and warranties of LEO and Merger Sub will expire at the completion of the merger.

Material Adverse Effect

Several of the representations, warranties, covenants, closing conditions and termination provisions in the merger agreement use the phrase “material adverse effect.” The merger agreement provides that “material adverse effect” means, with respect to Peplin, any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on:

•	the business, financial condition, capitalization or results of operations of Peplin and its subsidiaries taken as a whole;

•	Peplin’s ability to complete the merger; or

•	LEO’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any shares of the stock of the surviving corporation.

The merger agreement provides, however, that none of the following, alone or in combination, be deemed to constitute, nor will any of the following be taken into account in determining whether there has occurred, a material adverse effect with respect to Peplin:

•	effects, changes, events or circumstances resulting from changes since the date of the merger agreement in conditions, including regulatory review standards, generally affecting the industries in which Peplin or any of its subsidiaries participates or the U.S., Australian or global economy or capital markets as a whole, to the extent that such conditions do not have a substantially disproportionate impact on Peplin and its subsidiaries taken as a whole when compared to other firms in the industries in which Peplin or any of its subsidiaries participates;

•	effects, changes, events or circumstances resulting from acts of war, armed hostilities or terrorism since the date of the merger agreement;

•	changes in the trading price or trading volume of Peplin common stock or Peplin CDIs in and of themselves;

•	effects, changes, events or circumstances resulting from the announcement or pendency of the merger to the extent that Peplin conclusively demonstrates that such effects, changes, events or circumstances are directly and exclusively attributable to the announcement or pendency of the merger;

•	any failure by Peplin to meet internal or published third party projections, estimates or forecasts, in and of itself;

•	stockholder class action or derivative litigation commenced against Peplin since the date of the merger agreement and arising from allegations of breach of fiduciary duty of Peplin’s directors relating to their approval of the merger agreement, false or misleading public disclosure by Peplin with respect to the merger agreement or other claims in connection with the merger;

•	effects, changes, events or circumstances resulting from actions taken by Peplin at LEO’s express direction; or

•	changes since the date of the merger agreement in applicable legal requirements, regulatory conditions or generally accepted accounting principles, or GAAP.

Any termination of any ongoing clinical studies of PEP005 (ingenol mebutate) for safety reasons in accordance with the protocol for such clinical studies or as a result of an action by a governmental body would be considered to constitute a material adverse effect with respect to Peplin.

Conduct of Business Prior to the Merger

We have agreed that, until the completion of the merger, we and our subsidiaries will continue to carry on our businesses in the ordinary course and in compliance in with all applicable legal requirements, use commercially reasonable efforts to preserve our current business organization, keep available the services of our current officers and employees and preserve our relationships with suppliers, customers, licensors, licensees, distributors and other persons we have contractual or business dealings, use commercially reasonable efforts to keep in full force all insurance policies and promptly notify LEO of written notice from any person alleging that their consent is necessary to effect the merger or the commencement of any legal proceeding or threatened legal proceeding that relates to the merger.

We have agreed that, until the completion of the merger, except as otherwise agreed to in writing by LEO, we will not, and will not permit any of our subsidiaries to do the following:

•	subject to certain limited exceptions, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or acquire, redeem or otherwise reacquire any shares of capital stock or other securities;

•	subject to certain limited exceptions, sell, issue, grant or authorize the sale, issuance or grant of any capital stock or other security, any option, call, warrant or right to acquire any capital stock or other security, or any instrument convertible into or exchangeable for any capital stock or other security;

•	subject to certain limited exceptions, amend or waive any of its rights under, or accelerate the vesting under, any provision of the 2007 Plan or any provision of any contract evidencing any outstanding option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, restricted stock units, warrant or other security or any related contract;

•	amend or permit the adoption of any amendment to our certificate of incorporation or bylaws;

•	acquire any equity interest or other interest in any other entity or effect or become a party to any merger or similar transaction;

•	enter into any contract that would impose any restriction on the right or ability of Peplin or any of our subsidiaries to compete with any other person, to acquire any product or other asset or any services from any other person, to develop, sell, manufacture, license, market, assemble, supply, distribute, offer, support or service any product or any technology or other asset to or for any other person, to perform services for any other person, to transact business with any other person, or to operate at any location in the world;

•	subject to certain limited exceptions, make any capital expenditure;

•	other than in the ordinary course of business consistent with past practices, amend, terminate (other than upon expiration in accordance with its terms) or waive any material right or remedy under, significant contracts;

•	subject to certain limited exceptions, acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any other person;

•	make any pledge of any of our material assets or permit any of our material assets to become subject to any encumbrances;

•	enter into or become bound by, or permit any of the assets owned or used by us to become bound by, significant contracts or amend or terminate, or waive any material right or remedy under, significant contracts;

•	enter into, renew or become bound by any contract that grants any actual or potential right or license to any intellectual property rights owned as of the date of the merger agreement by any LEO or Peplin and its subsidiaries;

•	other than in the ordinary course of business consistent with past practices or as required by GAAP, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

•	subject to certain limited exceptions, lend money to any person, or, except in the ordinary course of business, incur or guarantee any indebtedness;

•	subject to certain limited exceptions, establish, adopt, enter into or amend any employee plans or agreements with Peplin employees, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any employees;

•	hire any employee with an annual base salary in excess of US$80,000;

•	other than in the ordinary course of business or as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any material respect;

•	make or change any material tax election, amend or file a claim for refund with respect to any tax return, enter into or obtain any tax ruling or take any action that would reasonably be expected to have a material and adverse impact on the tax liability of Peplin or any of its subsidiaries;

•	form any subsidiary or acquire any interest in any other entity;

•	subject to certain limited exceptions, commence (other than planning) any new clinical trial involving any product;

•	assign or grant an exclusive license of any material intellectual property right relating to technology necessary for the manufacture, use, sale, offer for sale or importation of Peplin’s products;

•	subject to certain limited exceptions, commence any legal proceeding;

•	settle any claim or legal proceeding; or

•	agree or commit to take any of the foregoing actions.

No Solicitation by Peplin

We have agreed that we will not, directly or indirectly, and that our subsidiaries and their representatives will not, directly or indirectly:

•	solicit, initiate or knowingly encourage, induce or facilitate the making, submission or announcement of any inquiry or proposal for an alternative acquisition transaction with a party other than LEO (defined to include any acquisition or purchase by any person or group of more than a 15% interest in the total outstanding voting securities of Peplin or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning securities representing 15% or more of the total outstanding voting power of Peplin, and any sale, lease, exchange, transfer, exclusive license or disposition of any business or businesses or assets that constitute or account representing 15% or more of the aggregate fair market value of the consolidated assets of Peplin and its subsidiaries taken as a whole);

•	furnish or make available any non-public information regarding Peplin to any person in connection with or in response to any such acquisition inquiry or acquisition proposal;

•	engage in discussions or negotiations with any person with respect to any such acquisition inquiry or acquisition proposal;

•	approve, endorse or recommend any such acquisition proposal; or

•	enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any alternative acquisition transaction.

Pursuant to the merger agreement, we have ceased, and caused to be terminated any discussions ongoing as of the date of the merger agreement with any person that related to any proposal for an alternative acquisition proposal.

However, at any time prior to the adoption of the merger agreement by the Peplin stockholders (and holders of Peplin CDIs), if:

•	we receive an unsolicited bona fide written acquisition proposal (that has not been withdrawn) from a person other than LEO that constitutes or would reasonably be expected to lead to a superior offer, as defined below;

•	the Peplin Board has concluded in good faith, after having consulted with outside legal counsel and its financial advisor, that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary obligations to the Peplin stockholders under applicable legal requirements;

•	at least two business days prior to furnishing or making available any such non-public information to, or entering into discussions or negotiations with, or taking such action regarding, such person, Peplin gives LEO written notice of the identity of such person and of Peplin’s intention to furnish or make available non-public information to, or enter into discussions or negotiations with, such person, and Peplin receives from such person an executed confidentiality agreement the terms of which are at least as restrictive as the terms contained in the existing confidentiality agreement between LEO and Peplin;

•	at least two business days prior to furnishing or making available any such non-public information to such person, Peplin furnishes or makes available such non-public information to LEO (to the extent Peplin has not previously furnished or made available such non-public information to LEO); and

•	such acquisition proposal did not result directly or indirectly from a breach of the non-solicitation provisions of the merger agreement,

then we may, furnish or make available non-public information regarding Peplin to, enter into discussions and negotiations with, or amend, waive or release restrictions contained in any standstill or similar agreement applicable to, any such person.

The merger agreement provides that Peplin will promptly (and in no event later than 48 hours after receipt of any acquisition inquiry or acquisition proposal) advise LEO of any acquisition inquiry or acquisition proposal (including the identity of the person making or submitting such acquisition inquiry or acquisition proposal, and the material terms thereof) that is made or submitted by any person between the date of the merger agreement and the completion of the merger. The merger agreement further provides that Peplin will keep LEO informed in all material respects with respect to: (i) the status of any such acquisition inquiry or acquisition proposal; and (ii) the status and material terms of any modification or proposed modification thereto.

The merger agreement provides that a “superior offer” is an unsolicited bona fide, written offer by a third party to acquire, all or substantially all of the assets of the Peplin and its subsidiaries, taken as a whole, or in excess of 50% of the outstanding voting securities of Peplin that (a) was not obtained or made as a direct or indirect result of a breach by Peplin of the non-solicitation provisions in the merger agreement or the Confidentiality Agreement, (b) is determined by the Peplin Board, in its good faith judgment, after consultation with its financial advisors and after taking into account the likelihood and anticipated timing of completion, to be more favorable from a financial point of view to the Peplin stockholders than the merger and (c) contemplates a transaction that is reasonably capable of being consummated.

Change in Peplin Board Recommendation

The merger agreement provides that at any time prior to the adoption of the merger agreement by the Peplin stockholders, the recommendation of the Peplin Board that the Peplin stockholders adopt the merger agreement (the “Peplin Board Recommendation”) may be withdrawn or modified in a manner adverse to LEO, if:

•	a superior offer is made and is not withdrawn;

•	such offer was not obtained or made as a direct or indirect result of a material breach by Peplin or any of its subsidiaries of the merger agreement or the Confidentiality Agreement, or as a direct or indirect result of a breach by Peplin, its subsidiaries or any of their representatives of the non-solicitation provisions contained in the merger agreement;

•	Peplin provides LEO at least two business days prior to any meeting of the Peplin Board (or such lesser period as is provided to the Peplin directors) at which the Peplin Board will consider changing the Peplin Board Recommendation, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of such superior offer and the identity of the Person making such superior offer;

•	the Peplin Board determines in good faith, after consulting with Peplin’s outside legal counsel and financial advisor, that, in light of such superior offer, the failure to change the Peplin Board Recommendation would be reasonably likely to constitute a breach of its fiduciary obligations to the Peplin stockholders under applicable legal requirements;

•	Peplin provides LEO with five business days notice of its intent to change the Peplin Board Recommendation, and during such five business day period, if requested by LEO, Peplin engages in good faith negotiations with LEO to amend the merger agreement in such a manner that the offer that was determined to constitute a superior offer no longer constitutes a superior offer or that no change in the Peplin Board Recommendation is required as a result of such offer; and

•	at the end of such five business day period, the Peplin Board determines in good faith, after consulting with Peplin’s outside legal counsel and financial advisor, that the failure to change the Peplin Board Recommendation would continue to be reasonably likely to constitute a breach of the fiduciary obligations of the Peplin Board to the Peplin stockholders under applicable legal requirements in light of such superior offer.

The merger agreement further provides that the Peplin Board may also withdraw the Peplin Board Recommendation if:

•	after the date of the merger agreement there is a material development or material change in circumstances that relates to Peplin or its subsidiaries but does not relate to any acquisition proposal or acquisition inquiry;

•	neither Peplin, its subsidiaries nor any of their representatives had knowledge, as of the date of the merger agreement, that such development or change was reasonably likely to occur after the date of the merger agreement

•	Peplin provides LEO, at least two business days prior to any meeting of the Peplin Board (or such lesser period as is provided to the Peplin directors) at which the Peplin Board will consider changing the Peplin Board Recommendation, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, and a description of such development or change;

•	the Peplin Board determines in good faith, after consulting with Peplin’s outside legal counsel and financial advisor, that, in light of such development or change, the failure to change the Peplin Board Recommendation would be reasonably likely to constitute a breach of its fiduciary obligations to the Peplin stockholders under applicable legal requirements;

•	Peplin provides LEO with five business days notice of its intent to change the Peplin Board Recommendation, and during such five business day period, if requested by LEO, Peplin engages in good faith negotiations with LEO to amend the merger agreement in such a manner that no change in the Peplin Board Recommendation is required as a result of such development or change; and

•	at the end of such five business day period, the Peplin Board determines in good faith, after consulting with Peplin’s outside legal counsel and financial advisor, that the failure to change the Peplin Board Recommendation would continue to be reasonably likely to constitute a breach of the fiduciary obligations of the Peplin Board to the Peplin stockholders under applicable legal requirements in light of such development or change.

In the event that our board withdraws or modifies the Peplin Board Recommendation in a manner adverse to LEO and the merger agreement is subsequently terminated, we will be required to pay a termination fee of US$10 million to LEO. See “The Merger Agreement — Expenses and Termination Fee” beginning on page 61. In addition, prior to a termination of the merger agreement, Peplin’s obligation to call, give notice of and hold the special meeting is not limited or otherwise affected by the commencement, disclosure, making, announcement or submission of any superior offer or other acquisition proposal, by any intervening event or by any withdrawal or modification of the Peplin Board Recommendation.

Employee Matters

LEO has agreed in the merger agreement that all Peplin employees who continue employment with LEO, the surviving corporation or any subsidiary of the surviving corporation will be eligible to participate in LEO’s employee benefit plans, to the same extent as similarly situated employees of LEO’s and those of Peplin’s employee benefit plans that are continued by the surviving corporation following the completion of the merger. The merger agreement provides that subject to certain limited exceptions, each continuing Peplin employee will receive full credit for their time worked for Peplin for purposes of eligibility, vesting and vacation under LEO’s employee benefit plans.

Peplin has agreed to cooperate and work with LEO to help LEO identify employees of Peplin and its subsidiaries whom LEO may elect to offer continued employment with the surviving corporation, its subsidiaries or LEO and assist LEO with its efforts to enter into employment agreements with such employees.

If requested by LEO at least two business days prior to the completion of the merger, Peplin will take actions to terminate, effective prior to the date on which the merger becomes effective, any plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

Indemnification and Insurance

The merger agreement provides that all rights to exculpation, indemnification and advancement of expenses existing as of the date of the merger agreement in favor of Peplin’s current or former directors or officers, in their capacity as directors or officers, will survive the merger and continue in full force and effect.

LEO has agreed that from and after the completion of the merger through the sixth anniversary of the date the merger is completed, the certificate of incorporation and the bylaws of the surviving corporation will contain, and LEO will cause them to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former directors and officers than the provisions in Peplin’s certificate of incorporation and bylaws existing as of the date of the merger agreement.

The merger agreement further provides that the surviving corporation will either (1) maintain the current policies of the directors’ and officers’ liability insurance maintained by Peplin, so long as the annual premium would not be in excess of 250% of the last annual premium paid prior to the effective time or (2) obtain a “tail” insurance policy with a claim period of at least six years from the effective time of the merger. If the surviving corporation’s existing insurance expires, is terminated or canceled during such six-year period or exceeds 250% of the last annual premium paid prior to the effective time, the surviving corporation will obtain as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of 250% of the last annual premium paid prior to the effective time, on terms and conditions no less advantageous to Peplin’s current directors and officers than Peplin’s and its subsidiaries’ existing directors’ and officers’ liability insurance.

CHESS Depositary Interests

Prior to the completion of the merger, Peplin will take all actions that are necessary or appropriate to provide that the Peplin CDIs will, immediately prior to the effective time of the merger or such other time agreed upon, be suspended from quotation on the ASX and cancelled or transmuted into the underlying shares of Peplin common stock or Peplin warrants (as the case may be), and that the shares of Peplin common stock underlying the Peplin CDIs will be exchanged for their applicable share of merger consideration. As soon as practicable after the completion of the merger, the surviving corporation will apply to the ASX to delist Peplin.

Other Covenants

The merger agreement also contains covenants relating to the granting of access to information regarding Peplin and its subsidiaries, the preparation of this proxy statement, the holding of the special meeting of Peplin stockholders, cooperation regarding regulatory filings, the continued effect of the Confidentiality Agreement, consulting with the other party before issuing press releases or public statements regarding the merger, the taking of action regarding Section 16(a) of the Exchange Act, the resignation of Peplin’s officers and directors prior to the completion of the merger and Peplin giving LEO the opportunity to participate in the defense or settlement of any stockholder litigation against Peplin relating to the merger agreement or the merger.

Conditions to the Completion of the Merger

The parties are obligated to effect the merger only if the following conditions are satisfied or, to the extent permitted by law, waived by both Peplin, on one hand, and LEO and Merger Sub, on the other hand:

•	the adoption of the merger agreement is approved by the holders of a majority of the outstanding shares of Peplin common stock; and

•	the waiting period applicable to the completion of the merger under the HSR Act shall have expired or been terminated.

We will not be obligated to effect the merger unless the following additional conditions are satisfied or waived by us:

•	each of LEO and Merger Sub’s representations and warranties made pursuant to the merger agreement (other than those in the immediately succeeding bullet point) shall have been accurate in all respects at the signing of the merger agreement and shall be accurate in all respects on the date the merger is completed, as if made on and as of such date (except for any representations and warranties made as of a specific date, which shall have been accurate in all respects only as of such date), except to the extent that the failure of such representations and warranties to be accurate (without giving effect to any limitation on materiality or material adverse effect) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to LEO;

•	each of LEO and Merger Sub’s representations and warranties regarding their respective corporate power and authority to enter into the merger agreement shall have been accurate in all material respects at the signing of the merger agreement and shall be accurate in all material respect on the date the merger is completed, as if made at and as of such date;

•	each of LEO and Merger Sub shall have complied with and performed in all material respects all covenants and obligations required to be complied with or performed by it under the merger agreement at or prior to the completion of the merger;

•	a duly authorized officer of LEO has provided a certification that the above conditions have been satisfied; and

•	no temporary restraining order, preliminary or permanent injunction or other order preventing the completion of the merger shall have been issued by any U.S., Australian or Irish court of competent jurisdiction or other U.S., Australian or Irish governmental body and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the merger that makes effecting the merger illegal.

LEO and Merger Sub will not be obligated to effect the merger unless the following additional conditions are satisfied or waived by LEO:

•	each of Peplin’s representations and warranties made pursuant to the merger agreement (other than those in the immediately succeeding two bullet points) shall have been accurate in all respects at the signing of the merger agreement and shall be accurate in all respects on the date the merger is completed, as if made on and as of such date (except for any representations and warranties made as of a specific date, which shall have been accurate in all respects only as of such date), except to the extent that the failure of such representations and warranties to be accurate (without giving effect to any limitation on materiality or material adverse effect) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Peplin;

•	each of Peplin’s representations and warranties regarding certain pending material legal proceedings and Peplin’s authority to enter into the merger agreement shall have been accurate in all respects at the signing of the merger agreement and shall be accurate in all respects on the date the merger is completed, as if made on and as of such date;

•	each of Peplin’s representations and warranties regarding the outstanding shares of Peplin common stock and outstanding options and warrants shall have been accurate in all material respects at the signing of the merger agreement and shall be accurate in all material respects on the date the merger is completed, as if made on and as of such date;

•	Peplin shall have complied with and performed in all material respects with all covenants and obligations required to be complied with or performed by it under the merger agreement at or prior to the completion of the merger;

•	a duly authorized officer of Peplin has provided a certification that the above conditions have been satisfied;

•	the noncompetition agreements, between certain of Peplin’s executive officers and LEO, dated as of September 2, 2008, shall remain in full force and effect;

•	any waiting period applicable to the completion of the merger under any applicable foreign antitrust or competition law or regulation or under any other foreign legal requirement shall have expired or been terminated, except where the failure of any particular waiting period to have expired or to have been terminated prior to the completion of the merger would not reasonably be expected to affect the business of LEO, Peplin or any of its subsidiaries in any material adverse way;

•	no temporary restraining order, preliminary or permanent injunction or other order preventing the completion of the merger shall have been issued by any court of competent jurisdiction or other governmental body and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the merger that makes effecting the merger illegal;

•	any governmental authorization or other consent required to be obtained under any applicable antitrust or competition law or regulation or under any other legal requirement shall have been obtained and shall remain in full force and effect (except where the failure to have obtained a particular consent prior to the completion of the merger would not reasonably be expected to affect the business of LEO, Peplin or any of its subsidiaries in any material adverse way), and no such governmental authorization or other consent shall require, contain or contemplate any term, limitation, condition or restriction that LEO determines in good faith to be materially burdensome;

•	there shall not be pending or overtly threatened in writing any legal proceeding brought or initiated by a governmental authority challenging or seeking to restrain or prohibit the completion of the merger or otherwise materially restricting the ability of the parties to complete the merger or LEO’s ownership or operation of the Peplin business after the completion of the merger;

•	no material adverse effect with respect to Peplin shall have occurred, nor shall any event have occurred or circumstance exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in any such material adverse effect, in either case since September 2, 2009; and

•	certain employees of Peplin shall have executed an offer letter agreeing to remain employed by Peplin or become employed by LEO following the completion of the merger, provided that they have been offered a base salary and target cash incentive compensation immediately following the completion of the merger that is not less than the base salary and target cash incentive compensation as of the date of the merger agreement and such employees have not prior to the completion of the merger terminated or rescinded such offer letter.

Termination of the Merger Agreement

The merger agreement may be terminated by the parties under certain circumstances, including:

•	by mutual written consent of LEO and Peplin;

•	by either LEO or Peplin, if the merger has not been completed by March 2, 2010 or any other date that LEO and Peplin may agree upon in writing (the “Outside Date”), provided that a party shall not be permitted to terminate the merger agreement on this basis if the failure to complete the merger by the Outside Date is principally caused by the failure on the part of such party to perform any covenant or obligation in the merger agreement required to be performed by such party at or prior to the completion of the merger;

•	by either LEO or Peplin, if a U.S., Australian or Irish court of competent jurisdiction or other U.S., Australian or Irish governmental agency shall have issued a final and nonappealable order, or shall have taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger from becoming effective, provided that the party to the merger agreement seeking to terminate this merger agreement on this basis shall have used commercially reasonable efforts to resist or lift such order, and a party shall not be permitted to terminate the merger agreement on this basis if the issuance of such order is attributable to the failure of such party to fulfill any of its obligations under the merger agreement;

•	by either LEO or Peplin if (i) the Peplin special meeting (including any adjournments and postponements thereof) shall have been held and completed and the Peplin stockholders shall have taken a final vote on a proposal to adopt the merger agreement; and (ii) the merger agreement shall not have been adopted at the special meeting (and shall not have been adopted at any adjournment or postponement thereof) by the required vote, provided that a party shall not be permitted to terminate the merger agreement on this basis if the failure to have the merger agreement adopted by the required vote results from a failure on the part of such party to perform in any material respect any covenant or obligation in the merger agreement required to be performed by such party at or prior to the completion of the merger;

•	by LEO following the occurrence of any of the following (which we refer to collectively as, the “Termination Triggering Events”):

•	the Peplin Board Recommendation is no longer unanimous or any reaffirmation is not unanimous;

•	the Peplin Board shall have failed to make the Peplin Board Recommendation, or withdraws or modifies the Peplin Board Recommendation in a manner adverse to LEO;

•	Peplin fails to include in this proxy statement, or amends this proxy statement to exclude, the Peplin Board Recommendation;

•	the Peplin Board fails to reaffirm the Peplin Board Recommendation (publicly, if requested by LEO) within 10 business days after LEO requests in writing that it be reaffirmed;

•	the Peplin Board approves, endorses or recommends any acquisition proposal from a third party;

•	Peplin enters into any letter of intent or similar document or any contract contemplating any acquisition proposal with a third party or enters into a binding definitive agreement accepting an acquisition proposal from a third party;

•	a tender or exchange offer relating to securities of Peplin is commenced by a person unaffiliated with LEO, and Peplin has not sent to the Peplin stockholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Peplin recommends rejection of such tender or exchange offer; or

•	Peplin or any of its representatives materially breaches its non-solicitation obligations set forth in the merger agreement;

•	by LEO following a breach of any representation, warranty, covenant or agreement on the part of Peplin set forth in the merger agreement, or if any representation or warranty of Peplin shall have become untrue, in either case such that any of the conditions to LEO’s obligation to complete the merger described in “The Merger Agreement — Conditions to the Closing of the Merger” would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that, if any such breach of Peplin’s representations and warranties as of a date subsequent to the date of the merger agreement or breach by Peplin of a covenant or agreement is curable by Peplin within 30 days (but no later than the Outside Date) and Peplin is continuing to exercise its reasonable best efforts to cure such breach, then LEO may not terminate the merger agreement until the earlier of the date 30 days after delivery of written notice from LEO to Peplin of such breach or the Outside Date (it being understood that LEO may not terminate the merger agreement if such breach by Peplin is cured during such period in a manner that does not result in a material breach of any covenant of Peplin);

•	by Peplin following a breach of any representation, warranty, covenant or agreement on the part of LEO or Merger Sub set forth in the merger agreement, or if any representation or warranty of LEO or Merger Sub shall have become untrue, in either case such that any of the conditions to Peplin’s obligation to complete the merger described in “The Merger Agreement — Conditions to the Closing of the Merger” would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if any such breach of LEO’s or Merger Sub’s representations and warranties as of a date subsequent to the date of the merger agreement or breach by LEO or Merger Sub of a covenant or agreement is curable by LEO or Merger Sub within 30 days (but no later than the Outside Date) and LEO or Merger Sub is continuing to exercise its reasonable best efforts to cure such breach, then Peplin may not terminate the merger agreement until the earlier of the date 30 days after delivery of written notice from Peplin to LEO of such breach or the Outside Date (it being understood that Peplin may not terminate the merger agreement if such breach by LEO or Merger Sub is cured during such period in a manner that does not result in a material breach of any covenant of LEO or Merger Sub);

•	by Peplin under the following circumstances (the “Fiduciary Termination Right”):

•	a superior offer is made by a party other than LEO and is not withdrawn;

•	such offer was not obtained or made as a direct or indirect result of a material breach by Peplin or any of its subsidiaries of the merger agreement or the Confidentiality Agreement, or as a direct or indirect result of a breach by Peplin, its subsidiaries or any of their representatives of the non-solicitation provisions in the merger agreement;

•	Peplin provides LEO at least two business days prior to any meeting of the Peplin Board at which the Peplin Board will consider causing Peplin to enter into a binding definitive acquisition agreement concerning a transaction that constitutes such superior offer, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of such superior offer and the identity of the Person making such Superior Offer;

•	the Peplin Board determines in good faith, after consulting with Peplin’s outside legal counsel and financial advisor, that, in light of such superior offer, the failure to terminate the merger agreement in order to permit Peplin to enter into such binding definitive acquisition agreement would be reasonably likely to constitute a breach of its fiduciary obligations to the Peplin stockholders under applicable legal requirements;

•	Peplin provides LEO with three business days notice of its intent to terminate the merger agreement, and during such three business day period Peplin does not enter into a definitive acquisition agreement and, if requested by LEO, Peplin engages in good faith negotiations with LEO to amend the merger agreement in such a manner that the offer that was determined to constitute a superior offer no longer constitutes a superior offer or that no termination of the merger agreement is required as a result of such offer;

•	at the end of such three business day period, the Peplin Board determines in good faith, after consulting with Peplin’s outside legal counsel and financial advisor, that the failure to terminate the merger agreement in order to permit Peplin to enter into such binding definitive acquisition agreement would continue to be reasonably likely to constitute a breach of the fiduciary obligations of the Peplin Board to the Peplin stockholders under applicable legal requirements in light of such superior offer (with the three-day period in these termination provisions and the five-day period in the provisions relating to a change in the Peplin Board Recommendation permitted to run concurrently); and

•	Peplin pays to LEO a termination fee in the amount of US$10 million; or

•	by LEO if a material adverse effect with respect to Peplin occurs after the date of the merger agreement.

Expenses and Termination Fee

We must pay a US$10 million termination fee in cash, less any fees and expenses up to US$2 million that are paid to LEO as described below, if:

•	LEO terminates the merger agreement because a Termination Triggering Event occurs;

•	we terminate the merger agreement pursuant to our Fiduciary Termination Right; or

•	either LEO or Peplin terminates the merger agreement because the Peplin stockholders do not approve the adoption of the merger agreement and (a) prior to the meeting of the Peplin stockholders, an acquisition proposal shall have been publicly disclosed, announced, commenced, submitted or made and not withdrawn at least five business days prior to the date of the special meeting, and (b) within one year following such termination, either Peplin completes a change of control transaction with a third party or Peplin enters into a definitive agreement for a change of control transaction with a third party and such transaction subsequently closes.

All fees and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses. However, if the merger agreement is terminated by LEO or Peplin following the failure of the Peplin stockholders to approve the adoption of the merger agreement, then Peplin must within 60 business days following such termination reimburse LEO for all reasonable and documented fees and expenses incurred or paid by LEO in connection with the merger agreement and related documents, the due diligence investigation conducted with respect to Peplin and its subsidiaries, and all transactions contemplated by the merger agreement, up to a maximum of US$2 million.

Amendment and Waiver

The merger agreement provides that the parties may amend the merger agreement by written instrument signed by each of the parties to the merger agreement. However, following adoption of the merger agreement by the Peplin stockholders, any amendment that would require the further approval of the Peplin stockholders may not be made without the further approval of the Peplin stockholders.

The merger agreement also provides that, at any time before completion of the merger, LEO and Merger Sub on one hand and Peplin on the other hand may:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in the merger agreement or in any document delivered pursuant to the merger agreement; and

•	waive compliance with any covenant, obligation or condition for the benefit of such party contained in the merger agreement.

Third Party Beneficiaries

In the event that Peplin brings a legal proceeding for monetary damages for breach of the merger agreement in which it is held that the right to obtain such monetary damages (including damages based on the loss of economic benefits of the merger, if determined appropriate) is solely held by the holders of Peplin common stock, options and warrants, then such rights may be enforced on their behalf by Peplin as agent for the holders of Peplin common stock, options and warrants.

Remedies

The parties to the merger agreement agreed that irreparable damage would occur if a provision of the merger agreement were not performed in accordance with the terms thereof and further agreed that the parties shall be entitled to seek and obtain, if available, an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

Voting Agreements

As a condition and inducement to LEO entering into the merger agreement, certain of our directors, executive officers and their affiliates, in their capacities as Peplin stockholders, optionholders and warrantholders (each a “Signatory” and together, “Signatories”), entered into voting agreements with LEO, pursuant to which each such Signatory agreed, among other things, to vote or cause to be voted all outstanding shares of Peplin common stock beneficially owned by such Signatories in favor of adoption of the merger agreement and against any competing acquisition proposals. The parties that have entered into voting agreements beneficially owned and exercised voting control over an aggregate of 5,125,675 shares of Peplin common stock as of the record date for the special meeting, which constituted approximately 33.35% of the shares of Peplin common stock outstanding on that date. LEO did not pay Signatories any consideration for their execution and delivery of the voting agreements other than the consideration they may receive pursuant to the merger agreement in respect of their shares.

The voting agreements require each Signatory, among others things, to vote the subject shares as follows:

•	in favor of the adoption of the merger agreement; and

•	against the following actions:

•	approval of any proposal made in opposition to, or in competition with the merger agreement, the merger or the other transactions contemplated by the merger agreement;

•	against any offer or proposal (other than an offer or proposal made or submitted by LEO or any of its affiliates) contemplated or otherwise relating to: (a) any acquisition or purchase by any person of more than a 15% interest in the total outstanding voting securities of Peplin or any tender offer or exchange offer that if consummated would result in any person beneficially owning securities representing 15% or more of the total outstanding voting power of Peplin, or any merger, consolidation, business combination, share exchange, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or similar transaction (i) in which Peplin or any of its subsidiaries is a constituent corporation, (ii) pursuant to which the Peplin stockholders immediately preceding such transaction would hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity) immediately following the consummation of such transaction or (iii) in which Peplin or any of its subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of any issuer; (b) any sale, lease, exchange, transfer, exclusive license or disposition of any business or businesses or assets that constitute or account representing 15% or more of the aggregate fair market value of the consolidated assets of Peplin and its subsidiaries taken as a whole; or (c) any liquidation or dissolution of Peplin or any of its subsidiaries; and

•	against any merger, reorganization, recapitalization, dissolution or liquidation of Peplin or any of its subsidiaries.

In addition, each Signatory subject to a voting agreement appointed two officers of LEO as irrevocable proxies to vote such Signatory’s shares of Peplin common stock in the manner set forth above.

Each Signatory subject to a voting agreement also agreed that he would not:

•	transfer, grant an option with respect to, sell, exchange, assign, pledge, hypothecate, tender or otherwise dispose of, or encumber in the subject shares; or

•	grant any proxy or power of attorney with respect to the subject shares or enter into any voting agreement or similar arrangement or commitment with respect to the subject shares.

The Signatories’ obligations under the voting agreements will terminate upon the earliest to occur of the date on which the merger becomes effective, the date on which the merger agreement is validly terminated, including if Peplin exercises its Fiduciary Termination Right, or by the written agreement of LEO and each Signatory.

Noncompetition Agreements

As a condition and inducement to LEO entering into the merger agreement, three of our executive officers entered into noncompetition agreements with LEO, dated as of September 2, 2009, pursuant to which each such officer agreed not to do any of the following:

•	engage directly or indirectly in the design, development, manufacture, promotion, sale, supply, distribution, resale, licensing or sublicensing of the current or any future version of any product, product candidate, equipment, device or system in connection with the treatment or prevention of skin cancer that has been designed, developed, manufactured, promoted, sold, supplied, distributed, resold, installed, supported, maintained, licensed, sublicensed by or on behalf of Peplin or any of its subsidiaries at any time on or prior to the completion of the merger (including, but not limited to: PEP005 (ingenol mebutate) Gel for the treatment of AK; PEP005 (ingenol mebutate) Gel for the treatment of non-melanoma skin cancers; and PEP005 (ingenol mebutate) Gel for the treatment of cutaneous warts, or any product, product candidate, equipment, device or system that is substantially the same as, incorporates, is a material component or part of, is based upon, is functionally similar to or competes in any material respect with any product, product candidate, equipment, device or system of the type referred to in foregoing (collectively, “Competing Products”));

•	allow their affiliates to engage directly or indirectly in the design, development, manufacture, promotion, sale, supply, distribution, resale, maintenance, licensing or sublicensing of any Competing Product;

•	hire or encourage, induce or solicit any individual who is an employee of Peplin at the time the merger is completed, or was an employee of Peplin during the 180-day period ending at the time the merger is completed to leave their employment with LEO, Peplin or any affiliate of LEO; or

•	induce or attempt to induce any customer, supplier or reseller at the time the merger is completed or during the one-year period prior to the completion of the merger to terminate or alter its relationship with LEO, Peplin or any affiliate of LEO or take any action relating to a customer, supplier or reseller intending to or that would reasonably be expected to be disadvantageous to the business of LEO, Peplin or any affiliate LEO, for a period of two or three years (depending on the executive officer) from the completion of the merger. LEO did not pay the executive officers any consideration for their execution and delivery of the noncompetition agreements other than the consideration they may receive pursuant to the merger agreement in respect of their equity securities in Peplin and any payments to which such executive officers are otherwise entitled in connection with the merger.

Loan Agreement

As a condition and inducement to Peplin entering into the merger agreement, Peplin and LEO entered into a loan agreement, dated as of September 2, 2009, pursuant to which LEO agreed to provide loans to Peplin of up to an aggregate principal amount of US$24 million. Each advance on the loan agreement bear interest at a rate per annum equal to the sum of the applicable one-month London Inter-Bank Offering Rate, or LIBOR, for the U.S. dollar on the date of such advance plus 2% until the termination of the merger agreement. After the termination of the merger agreement, LIBOR for the U.S. dollar plus 9%. Peplin may request no more than one advance in any 15-day period, and each advance cannot exceed the lesser of (a) US$2 million and (b) the amount of Peplin’s budgeted cash expenditures and transaction expenses for the month (less any amounts previously borrowed under the loan agreement for such month), but in no event shall the aggregate principal amount of all outstanding advances exceed the aggregate amount available under the loan agreement.

The loan agreement is unsecured and loans under the loan agreement are subordinated to loans pursuant to Peplin’s debt and other obligations outstanding pursuant to its loan facility with General Electric Capital Corporation and Oxford Finance Corporation, which we refer to as the GE loan agreement.

The principal of, and accrued interest on, the advances must be repaid on that date which is the earlier to occur of: (a) April 1, 2011; (b) the date that is seven days after the merger is completed; (c) the date that is seven days after the consummation of an acquisition by Peplin by a third party other than LEO; and (d) the date that is six months after the termination of the GE loan agreement.

The Loan Agreement contains limited representations and warranties and affirmative covenants applicable to Peplin and its subsidiaries. However, from and after the termination of the merger agreement, most of the covenants contained in the GE loan agreement are incorporated into the loan agreement. These covenants include restrictions on liens, indebtedness, dispositions, mergers and acquisitions, restricted payments and investments. The loan agreement also includes customary events of default, including, from and after the termination of the merger agreement, cross-defaults to the GE loan agreement and other material indebtedness of Peplin.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Peplin common stock as of September 15, 2009, with respect to:

•	each person, or group of affiliated persons, who is known by us to own beneficially more than 5% of Peplin common stock;

•	each of our named executive directors;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by such stockholder. Percentage of ownership is based on 15,371,121 shares of Peplin common stock outstanding on September 15, 2009. The number of shares of Peplin common stock outstanding used in calculating the percentage for each listed person and entity (and for all executive officers and directors as a group) includes Peplin common stock underlying options held by that person or entity (or by all executive officers and directors as a group, as the case may be) that are exercisable within 60 days of September 15, 2009, but excludes Peplin common stock underlying options held by any other person or entity.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Peplin, Inc., 6475 Christie Ave., Suite 300, Emeryville, California 94608.

			Percentage of
	Shares		Shares
	Beneficially		Beneficially
Name	Owned		Owned

Named Executive Officers and Directors
Thomas G. Wiggans	386,439	(1)(*)	2.5%
David J.B. Smith	32,104	(2)(*)	†
Eugene Bauer	34,668	(3)(*)	†
George W. Mahaffey	78,580	(4)(*)	†
Peter J. Welburn	63,360	(5)(*)	†
Cherrell Hirst	41,116	(6)(*)	†
Gary Pace	43,804	(7)(*)	†
James Scopa	4,232,749	(8)(*)	26.2%
Joshua Funder	0	(*)	†
Michael Spooner	24,001	(9)(*)	†
All executive officers and directors as a group (11 persons)	5,009,244	(10)	31.3%

All 5% or Greater Stockholders
Entities affiliated with MPM BioVentures IV LLC	4,212,749	(11)(*)	26.1%
c/o MPM BioVentures IV LLC 200 Clarendon Street Boston, MA 02116
Entities affiliated with Orbis Global Equity Fund Limited	1,917,759	(12)	12.3%
LPG Building, 34 Bermudiana Road Hamilton HM 11, Bermuda
GBS Venture Partners Pty Ltd as Trustee for GBS BioVentures IV	1,904,960	(*)	12.0%
Harley House Level 5, 71 Collins Street Melbourne Victoria 3000 Australia
New Enterprise Associates 12, Limited Partnership	1,566,389	(13)	10.0%
2855 Sand Hill Road Menlo Park, CA 94025
Asia Union Investments Pty Ltd	1,123,857	(14)	7.3%
20 Rosemont Avenue Woollahra NSW 2025 Australia
Entities affiliated with Acorn Capital Limited	1,122,155	(15)	7.3%
c/o Acorn Capital Limited Level 12, 90 Collins Street Melbourne Victoria 3000 Australia

*	In connection with the Peplin’s entry into the merger agreement with LEO, certain Peplin directors, executive officers, 5% stockholders and certain of their affiliates entered into voting agreements pursuant to which they agreed to, among other things, vote their shares of Peplin common stock in favor of the adoption of the merger agreement. The parties to the voting agreements held approximately 33.35% of the Peplin’s outstanding common stock as of September 15, 2009. The parties to the voting agreements have agreed to comply with certain restrictions on the disposition of their shares, subject to the terms and conditions contained therein. Pursuant to their terms, the voting agreements will terminate at the earliest to occur of (i) the valid termination of the merger agreement in accordance with its terms, (ii) the effective time of the merger, or (iii) the termination of the voting agreements by mutual consent of the parties.

†	Less than 1%.

(1)	Includes 225,000 shares of restricted stock issued on October 6, 2008 of which 168,750 shares would be subject to a right of repurchase in Peplin’s favor upon Mr. Wiggan’s cessation of service prior to vesting, and 160,939 shares of Peplin common stock that Mr. Wiggans has the right to acquire pursuant to outstanding options exercisable within 60 days of September 15, 2009.

(2)	Mr. Smith has the right to acquire these shares of Peplin common stock pursuant to outstanding options exercisable within 60 days of September 15, 2009.

(3)	Includes 34,168 shares of Peplin common stock that Dr. Bauer has the right to acquire pursuant to outstanding options exercisable within 60 days of September 15, 2009.

(4)	Mr. Mahaffey has the right to acquire these shares of Peplin common stock pursuant to outstanding options exercisable within 60 days of September 15, 2009.

(5)	Mr. Welburn has the right to acquire these shares of Peplin common stock pursuant to outstanding options exercisable within 60 days of September 15, 2009.

(6)	Includes 15,000 shares of Peplin common stock Dr. Hirst has the right to acquire pursuant to outstanding options exercisable within 60 days of September 15, 2009, and 932 shares of Peplin common stock that Dr. Hirst has the right to acquire pursuant to outstanding warrants represented by Peplin CDIs that are fully exercisable.

(7)	Includes 20,000 shares of Peplin common stock Dr. Pace has the right to acquire pursuant to outstanding options exercisable within 60 days of September 15, 2009, and 2,775 shares of Peplin common stock that Dr. Pace has the right to acquire pursuant to outstanding warrants represented by Peplin CDIs that are fully exercisable.

(8)	Includes 20,000 shares of Peplin common stock Mr. Scopa has the right to acquire pursuant to outstanding options exercisable within 60 days of September 15, 2009 and (a) 2,899,275 shares of Peplin common stock, (b) 385,885 shares of Peplin common stock subject to outstanding warrants that are fully exercisable, and (c) 407,789 shares of Peplin common stock subject to outstanding warrants represented by Peplin CDIs that are fully exercisable, held, in the case of each of the securities described in clauses (a), (b), and (c) of this paragraph, by entities affiliated with MPM BioVentures IV LLC. Mr. Scopa is a managing director of MPM BioVentures IV LLC. Mr. Scopa disclaims beneficial ownership of the securities held by MPM BioVentures IV LLC or its affiliates, except to the extent of his pecuniary interest therein. See footnote 11 below for additional information regarding the holdings of entities affiliated with MPM BioVentures IV LLC.

(9)	Includes 20,000 shares of Peplin common stock Mr. Spooner has the right to acquire pursuant to outstanding options exercisable within 60 days of September 15, 2009, and 154 shares of Peplin common stock that Mr. Spooner has the right to acquire pursuant to outstanding warrants represented by Peplin CDIs exercisable that are fully exercisable.

(10)	Includes 225,000 shares of restricted stock subject to a right of repurchase in Peplin’s favor upon an executive officer’s cessation of service prior to vesting, options exercisable for 516,575 shares of Peplin common stock within 60 days of September 15, 2009 and 411,651 shares of Peplin common stock issuable upon the exercise of outstanding warrants represented by Peplin CDIs that are fully exercisable.

(11)	Includes (a) 2,899,275 shares of Peplin common stock, (b) 385,885 shares of Peplin common stock subject to outstanding warrants that are fully exercisable, and (c) 407,789 shares of Peplin common stock subject to outstanding warrants represented by Peplin CDIs that are fully exercisable, held by entities affiliated with MPM BioVentures IV LLC. The entities affiliated with MPM BioVentures IV LLC are MPM BioVentures IV-QP, L.P., MPM BioVentures IV GmbH & Co. Beteiligungs, KG and MPM Asset Management Investors BV4 LLC, who hold 2,717,315, 104,680 and 77,261 shares of Peplin common stock, warrants to purchase 361,668, 13,933 and 10,284 shares of Peplin common stock and replacement options to purchase 382,198, 14,724 and 10,868 shares of Peplin common stock, respectively. The voting and disposition of the shares of Peplin common stock, warrants and options held by these entities is determined by the managing directors of MPM BioVentures IV LLC, which is a direct or indirect general partner, managing limited partner or manager, as applicable, of these entities. According to information provided by the stockholders, Ashley Dombkowski, Luke Evnin, Ansbert Gadicke, William Greene, Vaughn M. Kailian, Steven St. Peter, Jim Scopa, who is a member of the Peplin Board, and John Vander Vort are managing directors of MPM BioVentures IV LLC and share voting and investment power with respect to these shares, and each of them disclaims beneficial ownership of these shares, except to the extent of his or her respective pecuniary interest therein. Also includes an aggregate of 519,800 shares of Peplin common stock held by entities affiliated with MPM BioVentures III LLC, of which (i) 25,510 shares are held by MPM BioVentures III, L.P., (ii) 379,381 shares are held by MPM BioVentures III-QP, L.P., (iii) 32,061 shares are held by MPM BioVentures III GmbH & Co. Beteiligungs KG,

(iv) 11,456 shares are held by MPM BioVentures III Parallel Fund, L.P., (v) 9,017 shares are held by MPM Asset Management Investors BVIII LLC, and (vi) 62,375 shares are held by MPM BioVentures Strategic Fund, L.P. The voting and disposition of the shares of Peplin common stock held by these entities is determined by the managing directors of MPM BioVentures III LLC, which is a direct or indirect general partner, managing limited partner or manager, as applicable, of these entities. According to information provided by the stockholders, Ansbert Gadicke and Luke Evnin are managing directors of MPM BioVentures III LLC and share voting and investment power with respect to these shares, and each of them disclaims beneficial ownership of these shares, except to the extent of his respective pecuniary interest therein. In addition, Dr. Patou, one of our consultants, is a managing director of MPM Asset Management LLC. As an executive partner, Dr. Patou has no ownership interest, or voting or investment power with respect to the shares of Peplin common stock held by funds affiliated with MPM BioVentures IV LLC or MPM BioVentures III LLC.

(12)	Includes (a) 1,693,226 shares of Peplin common stock, (b) 142,872 shares of Peplin common stock subject to outstanding warrants that are fully exercisable and (c) 81,661 shares of Peplin common stock subject to outstanding warrants represented by Peplin CDIs that are fully exercisable, held by entities affiliated with Orbis Global Equity Fund Limited. The entities affiliated with Orbis Global Equity Fund Limited are Orbis Optimal SA Fund Limited, Orbis SICAV-Global Equity Fund, Orbis MIS — Orbis Global Equity Fund, Orbis MIS — Orbis/SM Australia Equity Fund, G.A. Fund — L Equity Deep Value World TP, Warakirri Endeavour Fund, Intech Australian Shares High Alpha Trust, Construction and Building Unions Superannuation Fund, Russell Australian Opportunities Fund, HESTA, Host Plus and Catholic Superannuation Fund, each of which holds 25,250, 79,374, 61,273, 276,915, 12,850, 80,956, 64,766, 398,126, 21,166, 30,929, 23,953, and 47,449 shares of Peplin common stock, respectively. According to Management (Australia) Pty Ltd has voting and investment power with respect to the shares held by Orbis MIS — Orbis/SM Australia Equity Fund and William Gray, President and director of Orbis Investment Management Limited, has voting and investment power with respect to the shares held by Orbis Global Equity Fund Limited and the other entities affiliated with Orbis Global Equity Fund Limited, each of whom disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(13)	Includes (a) 1,301,781 shares of Peplin common stock and (b) 264,608 shares of Peplin common stock subject to outstanding warrants that are fully exercisable. NEA 12 GP, LLC is the sole general partner of NEA Partners 12, Limited Partnership, which is the sole general partner of New Enterprise Associates 12, Limited Partnership. Peter J. Barris, M. James Barrett, Charles W. Newhall III, Ryan D. Drant, Eugene A. Trainor III, C. Richard Kramlich, Mark W. Perry, Scott D. Sandell, Forest Baskett, Charles M. Linehan, Krishna S. Kolluri and Patrick Kerins are the managers of NEA 12 GP, LLC. As a result, Messrs. Barris, Barrett, Newhall, Drant, Trainor, Kramlich, Perry, Sandell, Baskett, Linehan, Kolluri and Kerins may be considered beneficial owners of any shares deemed to be beneficially owned by New Enterprise Associates 12, Limited Partnership. Each of the aforementioned persons disclaims beneficial interest of these shares, except to the extent of his pecuniary interest therein.

(14)	Includes (a) 1,027,525 shares of Peplin common stock, (b) 57,148 shares of Peplin common stock subject to outstanding warrants that are fully exercisable and (c) 39,184 subject to outstanding warrants represented by Peplin CDIs that are fully exercisable. According to information provided by the stockholder, Barbara Ann Abbott, Christopher Abbott and Rosalind Phyllida Abbott, are directors of Asia Union Investments Pty Limited, and share voting and investment power with respect to these shares, each of whom disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(15)	Includes (a) 1,078,373 shares of Peplin common stock and (b) 43,781 shares of Peplin common stock subject to outstanding warrants represented by Peplin CDIs that are fully exercisable, held of record by nominee and trustee companies on behalf of Acorn Capital Limited, in its capacity as a discretionary investment manager to certain superannuation funds, pooled superannuation trusts, managed investment schemes and investment management agreements. Acorn Capital Limited has sole voting and dispositive power over these shares. According to information provided by the stockholder, Robert Brown, David Bryant, Barry Fairley, Ian Ferres, Barrie Laws and Robert Officer, the directors of Acorn Capital Limited, and Peter Russell, the Senior Industrial Analyst of Acorn Capital Limited, share voting and investment power with respect to these shares, each of whom disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

OTHER MATTERS

At the time of mailing this proxy statement, the Peplin Board knows of no other matters to be presented at the special meeting other than the matters set forth in the Notice of Special Meeting of Stockholders. If other matters not now known or determined properly come before the special meeting, however, the persons named as proxies in the enclosed proxy card for the Peplin stockholders or their substitutes will vote such proxy in accordance with the recommendations of the Peplin Board.

OUR NEXT ANNUAL MEETING

If the Peplin stockholders do not adopt the merger agreement at the special meeting, then as promptly as practicable thereafter, Peplin will file preliminary and definitive proxy statements to elect Class II directors and ratify the appointment of Ernst & Young LLP as Peplin’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

STOCKHOLDER PROPOSALS FOR OUR NEXT ANNUAL MEETING

Under the SEC’s proxy rules, stockholder proposals (including nominations for the election of directors) that satisfy specified conditions may be included in our proxy statement and form of proxy card for, and may be presented at, our next annual meeting of stockholders. If you intend to present a nomination for the election of directors or the proposal of business at our next annual meeting, you must deliver the proposal in writing to the address below in compliance with the advance notice provisions of our bylaws. These provisions require you to give advance notice at the following address no later than the close of business 90 days nor earlier than the close of business 120 days prior to the first anniversary of our last annual meeting in order for the proposal to be considered for inclusion in the proxy materials for our next annual meeting: Attention: Secretary, Peplin, Inc., 6475 Christie Ave., Suite 300, Emeryville, California 94608. (If, however, the date of the our next annual meeting is more than 30 days before or more than 70 days after the first anniversary of our last annual meeting, the written notice must be received no earlier than 120 days before our next annual meeting and no later than the date that is the later of 90 days before our next annual meeting or 10 days after we first publicly announce the date of our next annual meeting.) All stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act in order to be considered for inclusion in the proxy materials for our next annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC and the ASX.

You may read and copy any reports, statements, or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at +1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at www.sec.gov.

Our ASX filings are available to the public at the Internet World Wide Web site maintained by the ASX at www.asx.com.au.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows Peplin to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that Peplin has previously filed with the SEC:

•	Prospectus on 424(b)(3) filed on January 20, 2009 (File No. 333-156484);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 (File No. 000-53410); and

•	Current Reports on Form 8-K with filing dates of May 22, 2009 and September 2, 2009 (File No. 000-53410).

The foregoing documents contain important information about the companies and their financial condition and are incorporated by reference into this proxy statement. Peplin also incorporates by reference into this proxy statement additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting of Peplin stockholders or the termination of the merger agreement. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy and information statements. You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Peplin, Inc.
6475 Christie Ave., Suite 300
Emeryville, California 94608
Attention: Investor Relations

If you would like to request documents from us, please do so at least five business days prior to the special meeting in order toe ensure you receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement in deciding how to vote on each of the proposals. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated September 30, 2009. You should not assume that the information contained in, or incorporated by reference into, this proxy statement is accurate as of any date other than that date.

CERTAIN INFORMATION REGARDING PEPLIN AND LEO

Peplin has supplied all information contained in this proxy statement relating to Peplin, and LEO has supplied all information contained in this proxy statement relating to LEO and Merger Sub. Some of the important business and financial information relating to Peplin you may want to consider in deciding how to vote is incorporated by reference into this proxy statement. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such solicitation in such jurisdiction.

ANNEX A

AGREEMENT AND PLAN OF MERGER
among:
LEO Pharma A/S,
Plant Acquisition Sub, Inc.,
a Delaware corporation; and
Peplin, Inc.
a Delaware corporation

Dated as of September 2, 2009

SECTION 1. DESCRIPTION OF TRANSACTION		A-1
1.1	Merger of Merger Sub into the Company	A-1
1.2	Effects of the Merger	A-1
1.3	Closing; Effective Time	A-1
1.4	Certificate of Incorporation and Bylaws; Directors and Officers	A-1
1.5	Conversion of Shares, Options and Warrants	A-2
1.6	Payment Fund	A-3
1.7	Payment Procedures	A-3
1.8	Termination of Payment Fund	A-4
1.9	Closing of the Company’s Transfer Books	A-4
1.10	Lost Certificates	A-4
1.11	Withholding Rights	A-5
1.12	Further Action	A-5
SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-5
2.1	Subsidiaries; Due Organization	A-5
2.2	Capitalization, Etc.	A-6
2.3	ASX Filings; SEC Filings; Financial Statements	A-6
2.4	Absence of Changes	A-8
2.5	Title to Assets	A-8
2.6	Real Property; Leasehold	A-8
2.7	Intellectual Property	A-9
2.8	Contracts	A-10
2.9	Compliance with Legal Requirements	A-12
2.10	Certain Business Practices	A-12
2.11	Governmental Authorizations	A-12
2.12	Tax Matters	A-12
2.13	Employee and Labor Matters; Benefit Plans	A-13
2.14	Transactions with Affiliates	A-14
2.15	Legal Proceedings; Orders	A-14
2.16	Regulatory Matters	A-15
2.17	Environmental Compliance	A-15
2.18	Insurance	A-16
2.19	Authority	A-16
2.20	Non-Contravention; Consents	A-16
2.21	Information Supplied	A-17
2.22	Fairness Opinion	A-17
2.23	Financial Advisor	A-17
2.24	Delaware Section 203	A-17
2.25	Full Disclosure	A-17
2.26	No Other Representations	A-18
SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-18
3.1	Due Organization	A-18
3.2	Legal Proceedings	A-18
3.3	Authority	A-18

A-i

3.4	Non-Contravention; Consents	A-18
3.5	Information Supplied	A-19
3.6	Financial Advisor	A-19
3.7	Ownership of Company Common Stock	A-19
3.8	No Prior Merger Sub Operations	A-19
3.9	Sufficient Funds	A-19
3.10	No Other Representations	A-19
SECTION 4. CERTAIN COVENANTS OF THE PARTIES		A-20
4.1	Access and Investigation	A-20
4.2	Operations Before Closing	A-20
4.3	No Solicitation	A-24
SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES		A-25
5.1	Company Proxy Statement	A-25
5.2	Company Stockholders’ Meeting	A-26
5.3	Company Options and Company Warrants	A-28
5.4	Employee Benefits	A-28
5.5	Indemnification of Officers and Directors	A-29
5.6	Regulatory Approvals and Related Matters	A-30
5.7	Confidentiality; Disclosure	A-31
5.8	CHESS Depositary Interest	A-32
5.9	Section 16 Matters	A-32
5.10	Resignation of Officers and Directors	A-32
5.11	Stockholder Litigation	A-32
5.12	Employee Retention	A-32
SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB		A-32
6.1	Accuracy of Company Representations	A-32
6.2	Performance of Covenants	A-33
6.3	Company Stockholder Approval	A-33
6.4	Noncompetition Agreements	A-33
6.5	Company Officers’ Certificate	A-33
6.6	Regulatory Matters	A-33
6.7	No Restraints	A-33
6.8	No Governmental Litigation	A-33
6.9	No Company MAE	A-34
6.10	Employee Retention	A-34
SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY		A-34
7.1	Accuracy of Parent and Merger Sub Representations	A-34
7.2	Performance of Covenants	A-35
7.3	Company Stockholder Approval	A-35
7.4	Parent Officer’s Certificate	A-35
7.5	HSR Waiting Period	A-35
7.6	No Restraints	A-35
SECTION 8. TERMINATION		A-35
8.1	Termination	A-35
8.2	Effect of Termination	A-37

A-ii

8.3	Expenses	A-37
8.4	Termination Fee	A-37
SECTION 9. MISCELLANEOUS PROVISIONS		A-38
9.1	Amendment	A-38
9.2	Extension; Waiver	A-38
9.3	No Survival of Representations and Warranties	A-38
9.4	Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery	A-38
9.5	Applicable Law; Jurisdiction	A-38
9.6	Attorneys’ Fees	A-39
9.7	Assignability; No Third Party Rights	A-39
9.8	Notices	A-39
9.9	Severability	A-40
9.10	Remedies	A-40
9.11	Construction	A-40

A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of September 2, 2009, by and among LEO Pharma A/S (“Parent”), Plant Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Peplin, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the DGCL (the “Merger”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent (or such Affiliate of Parent as Parent may designate).

B. The respective boards of directors of Parent, Merger Sub and the Company have unanimously approved this Agreement and the Merger and have deemed the Merger to be advisable and fair to, and in the best interests of, their respective corporations and stockholders.

C. In order to induce Parent to enter into this Agreement and cause the Merger to be consummated, contemporaneously with the execution and delivery of this Agreement: (i) certain stockholders of the Company are executing voting agreements in favor of Parent (the “Voting Agreements”); and (ii) certain stockholders of the Company are executing Noncompetition Agreements in favor of Parent and the Company (the “Noncompetition Agreements”).

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1.  Description of Transaction

1.1  Merger of Merger Sub into the Company.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company. By virtue of the Merger, at the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2  Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3  Closing; Effective Time.  The consummation of the Merger (the “Closing”) shall take place remotely via the exchange of signature pages, on a date to be designated by Parent which shall be not more than three Business Days after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than conditions that by their nature are only satisfied as of the Closing, but subject to the satisfaction or waiver of each of such conditions), or such other Business Day as the Company and Parent may mutually agree. The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of this Agreement, the Company shall execute a certificate of merger in the form attached hereto as Exhibit B and concurrently with or as soon as practicable following the Closing the Company shall cause such certificate to be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as Parent and the Company may agree and specify in such certificate of merger. The time as of which the Merger becomes effective is referred to as the “Effective Time.”

1.4  Certificate of Incorporation and Bylaws; Directors and Officers.  At the Effective Time, unless otherwise determined by Parent prior to the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended to conform to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, until amended in accordance with applicable Legal Requirements; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read: “The name of the corporation is Peplin, Inc.”;

(b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; provided, however, that at the Effective Time, Article I of the bylaws of the Surviving Corporation shall be amended to provide that the name of the Surviving Corporation shall be Peplin, Inc.; and

(c) the directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors of Merger Sub immediately prior to the Effective Time and the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are officers of Merger Sub immediately prior to the Effective Time.

1.5  Conversion of Shares, Options and Warrants.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Company Stockholder:

(i) any shares of Company Common Stock held by the Company or by any wholly owned Subsidiary of the Company (or held in the Company’s treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; for the avoidance of doubt, shares of Company Common Stock held in escrow by JPMorgan Chase Bank, N.A. (“JPMorgan”) pursuant to that certain Agreement and Plan of Reorganization, dated as of June 9, 2008, by and among the Company, West Acquisitions Corporation, Neosil, Inc. and Nicholas J. Simon, III (the “Neosil Merger Agreement”) and that certain Escrow Agreement, dated as of October 16, 2008, by and among the Company, Neosil, Inc., Nicholas Simon III and JPMorgan (the “Neosil Escrow Agreement”), shall not be deemed to be held by the Company or by any wholly owned subsidiary of the Company;

(ii) any shares of Company Common Stock held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii) except as provided in clauses “(i)” and “(ii)” above and subject to Section 1.5(b), Section 1.5(c) and Section 1.5(d), each share of Company Common Stock outstanding immediately prior to the Effective Time (including any shares of Company Common Stock issued upon exercise of Company Options before the Effective Time but excluding any Dissenting Shares) shall be converted into the right to receive $16.99 in cash, without interest (the “Per Share Merger Consideration”);

(iv) each outstanding and unexercised Company Option shall be treated as set forth in Section 5.3(a);

(v) each outstanding and unexercised Company Warrant shall be treated as set forth in Section 5.3(b);

(vi) each share of Company Common Stock held in escrow by JPMorgan pursuant to the Neosil Merger Agreement and the Neosil Escrow Agreement shall be converted into the Per Share Merger Consideration, but pursuant to Section 9 of the Neosil Escrow Agreement, such Per Share Merger Consideration shall remain in escrow with JPMorgan, until released pursuant to the terms of, and subject to the conditions of, the Neosil Merger Agreement and Neosil Escrow Agreement; and

(vii) each share of the common stock, par value $0.001 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(b) If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if the Company declares a stock dividend during such period, or a record date with respect to any such event occurs during such period, then the Per Share Merger

Consideration shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action.

(c) Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall not be converted into the right to receive the Per Share Merger Consideration provided for in Section 1.5(a)(iii), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to the applicable provisions of the DGCL. Each holder of Dissenting Shares who, pursuant to the applicable provisions of the DGCL, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with Section 262 of the DGCL (but only after the value therefor has been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the Per Share Merger Consideration as if such shares never had been Dissenting Shares, and Parent shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the satisfaction of the applicable conditions set forth in Section 1.7, the total amount of cash consideration to which such holder would be entitled in respect thereof under Section 1.5(a)(iii) as if such shares never had been Dissenting Shares (and all such cash shall be deemed for all purposes of this Agreement to have become deliverable to such holder pursuant to Section 1.5(a)(iii)). The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the applicable provisions of the DGCL and received by the Company, and (ii) the right to participate in all negotiations and proceedings with respect to demands for appraisal under the applicable provisions of the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand in respect of any Dissenting Shares.

(d) In the event there is a breach by the Company of any of the representations of the Company in Section 2.2(a) or Section 2.2(c), and as a result of the facts giving rise to such breach, the aggregate amounts payable under Section 1.5(a) and Section 5.3 or otherwise in respect of any other equity securities of the Company outstanding immediately prior to the Effective Time that are entitled to receive consideration as a consequence of the Merger would exceed the sum of (i) $287.5 million plus (ii) the aggregate exercise price of any Company Options or Company Warrants exercised between the date of this Agreement and the Effective Time, to the extent actually received by the Company (such sum, the “Maximum Aggregate Consideration”), then Parent at its election may adjust the Per Share Merger Consideration to be an amount determined as follows: the sum of (1) the Maximum Aggregate Consideration plus (2) the aggregate exercise price of all Company Options and Company Warrants outstanding and unexercised immediately prior to the Effective Time, such sum then divided by the sum of the following: (X) the aggregate number of shares of Company Common Stock (other than shares held by Parent, Company, Merger Sub or any other wholly owned Subsidiary of Parent or the Company) outstanding immediately prior to the Effective Time; (Y) the aggregate number of shares of Company Common Stock issuable pursuant to all Company Options and Company Warrants outstanding immediately prior to the Effective Time (assuming no net exercise thereof); and (Z) the number (based on the number of shares of Company Common Stock to which it is equivalent, calculated on a treasury stock method) of any other rights to acquire Company Common Stock, or any securities that are convertible into or exchangeable for, Company Common Stock, outstanding immediately prior to the Effective Time. For purposes of the preceding sentence, the effect of any change to the rate of exchange between Australian Dollars and United States Dollars after the date of this Agreement shall be disregarded.

1.6  Payment Fund.  On or prior to the Closing Date, Parent shall select a reputable national bank or trust company reasonably acceptable to the Company (the “Paying Agent”) to act as paying agent under this Agreement for the purpose of distributing the aggregate cash consideration distributable pursuant to Section 1.5(a)(iii) and Section 5.3(b) (the “Cash Consideration”). At or prior to the Effective Time, Parent shall deposit with the Paying Agent, for the benefit of the holders of shares of Company Common Stock (other than Dissenting Shares) and holders of Company Warrants outstanding immediately prior to the Effective Time, the Cash Consideration (the “Payment Fund”).

1.7  Payment Procedures.

(a) As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and each holder of a Company Warrant immediately prior to the Effective Time (such certificates and Company Warrants, collectively, the “Certificates”), and each holder of uncertificated shares of Company Common Stock represented by book-entry (including Share CDIs held on an issuer-sponsored subregister or CHESS subregister, the “Book-Entry Shares”): (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates or Book Entry Shares shall pass, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in customary form and have such other provisions as Parent shall reasonably specify; and (ii) instructions for effecting the surrender of such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for such holder’s applicable portion of the Cash Consideration. Upon surrender of a Certificate (or affidavits of loss in lieu thereof), or in the case of Book-Entry Shares, in adherence with the applicable procedures set forth in the letter of transmittal, to the Paying Agent, together with such letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent, duly executed and completed in accordance with the instructions to the letter of transmittal, and such other documents as may be reasonably required by the Paying Agent or pursuant to such instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the applicable portion of the Cash Consideration and the Certificates or Book-Entry Shares so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 1.7(b), each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Cash Consideration as contemplated by Section 1.5.

(b) No interest will be paid or will accrue on the Cash Consideration. In the event of a transfer of ownership of Company Common Stock or Company Warrant which is not registered in the transfer records of the Company, the applicable portion of the Cash Consideration otherwise payable with respect thereto shall be payable to such transferee if the Certificate representing such Company Common Stock or Company Warrant is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

1.8  Termination of Payment Fund.  Any portion of the Payment Fund that remains undistributed to the holders of Certificates and Book-Entry Shares on the first anniversary of the Effective Time shall be delivered to Parent, and any holder of Certificates or Book-Entry Shares who has not complied with the provisions of this Section 1 as of that time shall thereafter look only to Parent for the applicable portion of the Cash Consideration with respect to the shares of Company Common Stock and Company Warrants formerly represented thereby, and Parent shall, upon the request of any such holder of Certificates or Book-Entry Shares, promptly pay to such Persons the applicable portion of the Cash Consideration to which such Persons is entitled. Any such portion of the Payment Fund remaining unclaimed by a holder of Certificates or Book-Entry Shares on the date that is five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Body pursuant to applicable Legal Requirements) shall, to the extent permitted by applicable Legal Requirements, become the property of Parent free and clear of any claims or interest of any person previously entitled to that portion of the Payment Fund. Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any Cash Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.9  Closing of the Company’s Transfer Books.  At the Effective Time: (a) all shares of Company Common Stock outstanding immediately before the Effective Time shall automatically be canceled and retired and shall cease to exist (in exchange for the right to receive the Per Share Merger Consideration or the right to receive consideration pursuant to Section 1.5(d)), and all holders of Certificates or Book-Entry Shares that were outstanding immediately before the Effective Time shall cease to have any rights as a Company Stockholder; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately before the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such transfer books after the Effective Time.

1.10  Lost Certificates.  If any Certificate shall have been lost, stolen, mutilated, or destroyed, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable portion of the Cash Consideration with respect to the shares of Company Common Stock formerly represented thereby only after the person claiming such Certificate to be lost, stolen, mutilated, or destroyed makes an affidavit to such effect and, if required by the Paying Agent, delivers a bond (in customary amount) as indemnity against any claim that may be made against the Paying Agent, Parent or the Surviving Corporation with respect to such Certificate.

1.11  Withholding Rights.  Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Options or Company Warrants such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, any applicable non-United States Tax Legal Requirements or any other applicable Legal Requirement. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Company Options or Company Warrants in respect to which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

1.12  Further Action.  If, at any time after the Effective Time, Parent or the Surviving Corporation determines that any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Section 2.  Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub as follows, it being understood that each representation and warranty contained in this Section 2 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Section 2 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Section 2 in which such representation and warranty appears to another part or subpart of the Company Disclosure Schedule; and (c) any exception or disclosure in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent on the face or from the wording, of such exception or disclosure that such exception or disclosure qualifies such other representation or warranty:

2.1  Subsidiaries; Due Organization.

(a) Schedule 2.1(a) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization. The Company is the owner of all of the issued and outstanding shares of capital stock of each Subsidiary, free and clear of all Encumbrances, and (in jurisdictions that recognize the following concepts) all such shares are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive right, right of first refusal or any similar right. Neither the Acquired Corporation nor any of the Entities identified in Schedule 2.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Schedule 2.1(a) of the Company Disclosure Schedule. No Acquired Corporation has agreed and no Acquired Corporation is obligated to make, nor or is it bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Entity.

(b) Each of the Acquired Corporation (in jurisdictions that recognize the following concepts) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.

(c) Each of the Acquired Corporations (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation, and is in good standing, under the laws of such jurisdictions where the nature of its business requires such qualification, except as would not reasonably be expected to have a Company Material Adverse Effect.

2.2  Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Company Common Stock, of which 15,371,121 shares were issued and outstanding as of the date of this Agreement; (ii) one (1) share of Company Class B Common Stock, which is not issued or outstanding; and (iii) 10,000,000 shares of Company Preferred Stock, of which no shares are issued or outstanding. As of the date of this Agreement, (1) 1,384,576 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Options, (2) 2,241,688 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Warrants, and (3) the Company does not hold any shares of Company Common Stock in its treasury.

(b) All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Company Common Stock is entitled or subject to, or was issued in violation of, any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company. To the knowledge of the Company, there is no Company Contract currently in effect relating to the voting of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company is not under any obligation, nor is it bound by any Contract to acquire, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities, except for the Company’s right to acquire restricted shares of Company Common Stock held by a Company Employee upon termination of such Company Employee’s employment.

(c) Except for (i) the outstanding Company Options described in Section 2.2(a)(1) above and as set forth in Schedule 2.2(c)-1 of the Company Disclosure Schedule and (ii) the outstanding Company Warrants described in Section 2.2(a)(2) above and set forth in Schedule 2.2(c)-2 of the Company Disclosure Schedule, as of the date of this Agreement, there is no: (A) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) pursuant to a Contract to which the Company or any of its Subsidiaries is a party to acquire any shares of the capital stock or other securities of the Company or any of its Subsidiaries; (B) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Company or any of its Subsidiaries; or (C) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(d) Each share of Company Common Stock outstanding immediately prior to the Effective Time that is restricted and not fully vested under any applicable restricted stock agreement or other Contract with the Company will become fully vested and unrestricted as of the Effective Time.

2.3  ASX Filings; SEC Filings; Financial Statements.

(a) As of the time it was filed with the ASX or the SEC, as applicable: (i) the Company Public Documents complied as to form in all material respects with the applicable requirements of the Corporations Act, the ASX Listing Rules, Securities Act or the Exchange Act (as the case may be); (ii) none of the Company ASX Documents omit material information required by the ASX Listing Rules or materially contravenes Division 2 of Part 7.10 of the Corporations Act; and (iii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except to the extent corrected: (A) in the case of Company Public Documents filed on or before the date of this Agreement that were amended or superseded on or before the date of this Agreement, by the filing of the applicable amending or superseding Company Public Document; and (B) in the case of Company Public Documents filed after the date of this Agreement that are amended or superseded before the Effective Time, by the filing of the applicable amending or superseding Company Public Document. All statements, reports, schedules, forms and other documents required to have been filed by the Company with or to or furnished to the SEC since September 11, 2008 have been so filed or furnished. Each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or Rule 15d-14 under the Exchange Act or under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents required to be filed before the date of this

Agreement. As used in this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Company Public Documents (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring adjustments), and (ii) fairly presented in all material respects in accordance with GAAP, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby.

(c) The Company has established and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company, there were no material weaknesses, or series of multiple significant deficiencies that are reasonably likely to collectively represent a material weakness, in the design and operation of such internal controls. As used in this Agreement, “material weakness” and “significant deficiencies” shall have the meanings given to such term by the Public Company Accounting Oversight Board.

(d) The Company has in place the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act and the rules promulgated thereunder. The Company’s disclosure controls and procedures are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(e) Since January 1, 2006, neither the Company nor any of its directors, officers, employees or, to the knowledge of the Company, auditors, accountants or representatives, has received or otherwise had or obtained, actual knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its directors, officers, employees or agents to the Company Board or any committee thereof or to any director or executive officer of the Company. Since January 1, 2006, there have been no internal investigations regarding accounting treatment or revenue recognition, in accordance with GAAP, discussed with, reviewed by or initiated at the direction of the Company’s chief executive officer, chief financial officer, chief accounting officer or principal legal counsel or the Company Board or any committee thereof.

(f) To the knowledge of the Acquired Corporation, no employee of any Acquired Corporations has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Legal Requirement. Neither the Acquired Corporations nor any officer or employee or, to the knowledge of the Acquired Corporations, any contractor, subcontractor or agent of any Acquired Corporation, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against any employee of any Acquired Corporation in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

(g) No Acquired Corporation has, and none of the Acquired Corporations is reasonably expected to have any accrued, contingent or other liabilities of any nature, either matured or unmatured, that are, individually or in the aggregate, material to the Acquired Corporations, except for: (i) liabilities identified as such, or specifically reserved against, in the consolidated balance sheet of the Company as of March 31, 2009 (the “Company Unaudited Balance Sheet Date”) contained in the Company Public Documents (the “Company Unaudited Balance Sheet”); (ii) current liabilities that have been incurred by the Acquired Corporations since the date of the Company Unaudited Balance Sheet in the ordinary course of business and consistent with past practices; (iii) liabilities for performance of obligations of the Acquired Corporations pursuant to the express terms of Company Contracts; (iv) liabilities incurred by the Acquired Corporation in connection with the Contemplated Transactions; (v) liabilities of a type which would not be required to be included in a balance sheet (or the notes thereto) prepared in accordance with GAAP that are not, individually or in the aggregate, material to the Acquired Corporation; and (vi) liabilities described in Schedule 2.3(e) of the Company Disclosure Schedule.

2.4  Absence of Changes.  Since the date of the Company Unaudited Balance Sheet:

(a) there has not been any Company Material Adverse Effect;

(b) the Company has not: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, other than distributions of Company Common Stock issued upon the exercise of Company Options; or (ii) acquired, redeemed or otherwise reacquired any shares of its capital stock or other securities, other than pursuant to the Company’s right to acquire restricted shares of Company Common Stock held by a Company Employee upon termination of such Company Employee’s employment;

(c) there has been no amendment to the certificate of incorporation or bylaws of any Acquired Corporations;

(d) neither the Company nor any of its Subsidiaries has lent money to any Person (other than advances to employees in the ordinary course of business);

(e) the Company has not materially changed any of its methods of accounting or accounting practices, except as required by concurrent changes in GAAP or SEC rules and regulations;

(f) no Acquired Corporation has made any material Tax election;

(g) neither the Company nor any of its Subsidiaries has commenced or settled any material Legal Proceeding; and

(h) neither the Company nor, if applicable, any of its Subsidiaries, has agreed or committed to take any of the actions referred to in clauses “(b)” through “(g)” above.

2.5  Title to Assets.  The Company and each of its Subsidiaries owns, and has good and valid title to, all material assets purported to be owned by them, including all material assets reflected on the Company Unaudited Balance Sheet (except for assets sold or otherwise disposed of since the date of the Company Unaudited Balance Sheet in the ordinary course of business). To the knowledge of the Acquired Corporations, all of said assets are owned by the Company or one of its Subsidiaries free and clear of any Encumbrances, except for liens described in Schedule 2.5 of the Company Disclosure Schedule. The Company or one of its Subsidiaries is the lessee of, and holds valid leasehold interests in, all material assets purported to have been leased by them, including all material assets reflected as leased on the Company Unaudited Balance Sheet (it being understood that the representations and warranties contained in this Section 2.5 do not apply to ownership of, or Encumbrances with respect to, Intellectual Property and Intellectual Property Rights, which matters are addressed solely in the representations and warranties set forth in Section 2.7).

2.6  Real Property; Leasehold.

(a) The Company and its Subsidiaries do not own any real property.

(b) Schedule 2.6(b) of the Company Disclosure Schedule sets forth an accurate and complete list of each lease: (i) pursuant to which any real property is being leased to the Company or any of its Subsidiaries; and

(ii) having aggregate lease payments in excess of $50,000 over the 12-month period commencing on the date of this Agreement. (All real property leased to the Company or any of its Subsidiaries is referred to as the “Leased Real Property”). There is no Legal Proceeding pending, and to the knowledge of the Acquired Corporation no Legal Proceeding has been threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present use or operations by the Acquired Corporations of any Leased Real Property.

(c) Schedule 2.6(c) of the Company Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other Company Contracts granting to any Person (other than the Company or any of its Subsidiaries) a right of use or occupancy of any of the Leased Real Property.

(d) All material items of equipment and other material tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the businesses of the Acquired Corporations in the manner in which such businesses are currently being conducted.

2.7  Intellectual Property.

(a) Schedule 2.7(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Registered IP. All Company Registered IP is subsisting (or in the case of applications, applied for) and to the knowledge of the Company, valid and enforceable. All filings, payments and other actions required to be made or taken by the Company or any of its Subsidiaries before the date of this Agreement to maintain each item of Company Registered IP have been made and taken.

(b) Each item of Company Owned IP is owned exclusively by the Company or its Subsidiaries, free and clear of any Encumbrances other than Permitted Encumbrances. To the knowledge of the Company and its Subsidiaries, the Company Owned IP and the Company In-Licensed IP constitute all of the Intellectual Property Rights necessary for the conduct of the business of the Company and its Subsidiaries as it is currently conducted or currently planned to be conducted by the Company and its Subsidiaries. For purposes of Section 2.7(b) and Section 2.7(f), the phrase “currently planned to be conducted by the Company and its Subsidiaries” means the development, manufacturing, marketing, sale, offer for sale, exportation, distribution and/or use of any of the following: (i) PEP005 (ingenol mebutate) Gel for the treatment of actinic keratosis; (ii) PEP005 (ingenol mebutate) Gel for the treatment of non-melanoma skin cancers; and (iii) PEP005 (ingenol mebutate) Gel for the treatment of cutaneous warts. There is no Legal Proceeding, including reexamination, opposition, cancellation or similar active proceeding, pending or, to the knowledge of the Company and its Subsidiaries, threatened with respect to any Company Owned IP.

(c) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions would reasonably be expected to, with or without notice or the lapse of time, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any Company Owned IP or any Company In-Licensed IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any Company Owned IP or Company In-Licensed IP.

(d) The Company and its Subsidiaries have taken commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect the Company’s and its Subsidiaries’ rights in trade secrets of the Company and its Subsidiaries. Without limiting the generality of the foregoing, each former and current employee or director of the Acquired Corporation and each former and current third-party consultant and contractor of the Acquired Corporations having access to confidential information or trade secrets of the Acquired Corporations has executed a valid and enforceable written agreement with the Company or any of its Subsidiaries, as applicable, containing obligations to protect, preserve, and maintain the confidentiality of all trade secrets of the Company and its Subsidiaries (such contract terms, a “Nondisclosure Agreement”). To the knowledge of the Company, no current or former employee, director, consultant or contractor is in breach of any Nondisclosure Agreement or IP Assignment Agreement (as defined below).

(e) To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, any Company Owned IP.

(f) To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as it is currently conducted or currently planned to be conducted by the Company and its Subsidiaries (as defined in

Section 2.7(b)) does not infringe or misappropriate any Intellectual Property Right of any other Person. To the knowledge of the Company as of the date of this Agreement, the development, manufacturing, marketing, sale, offer for sale, exportation, distribution and/or use of any Company Product does not infringe or misappropriate any Intellectual Property Right of any other Person.

(g) Neither the Company nor any of its Subsidiaries has been sued in any Legal Proceeding (or received any written notice or, to the knowledge of the Company, threat) which involves a claim of infringement or misappropriation of any Intellectual Property Right of any other Person or which contests the validity, ownership or right of the Company or any of its Subsidiaries to exercise any right in Company Owned IP.

(h) No Company Owned IP has been developed or otherwise obtained, in whole or part, through the use of funding, facilities, or other resources of any Governmental Body or institution of higher learning or under any Contract with any Governmental Body or institution of higher learning. To the knowledge of the Company, none of the activities of the employees of the Company or any of its Subsidiaries violates any Contract, or fiduciary duty that any such employee has with a former employer, and no such former employer has asserted in writing to the Company or any of its Subsidiaries any such violation.

(i) The Company and each of its Subsidiaries has secured from each of their current and former consultants and employees (each a “Contributor”) who independently or jointly is or was involved in, or contributes or contributed to the conception, reduction to practice, creation or development of any, Company Owned IP, ownership of all such Contributor’s Intellectual Property Rights in such involvement or contribution that the Company or such Subsidiary does not already own by operation of law and such Contributor has not retained any rights or licenses with respect thereto.

2.8  Contracts.

(a) Schedule 2.8 of the Company Disclosure Schedule identifies each Company Contract that constitutes a Company Significant Contract as of the date of this Agreement. For purposes of this Agreement, each of the following shall be deemed to constitute a “Company Significant Contract”:

(i) any Contract constituting a Company Employee Agreement: (A) pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any severance, termination or similar payment in excess of $10,000 to any Company Employee (except as may be required by applicable Legal Requirements); (B) pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any bonus or similar payments (other than payments constituting base salary or commissions paid in the ordinary course of business) in excess of $10,000 to any individual Company Employee; (C) pursuant to which any Acquired Corporation is or may become obligated to extend the post-termination exercise period of any Company Option beyond the period set forth in the applicable Company Option Plan; or (D) pursuant to which any of the Acquired Corporation is or may become obligated to provide any benefit to a Company Employee upon termination (with or without cause) of such Company Employee’s employment or other relationship (other than statutory benefits required by applicable law);

(ii) any Contract pursuant to which the Company or any of its Subsidiaries licenses from any Person (other than the Company and its Subsidiaries) any Intellectual Property Rights (other than software license agreements for any third-party software that is generally available to the public at a cost of less than $50,000 per year entered into by the Company or any of its Subsidiaries in the ordinary course of business);

(iii) any Contract pursuant to which the Company or any of its Subsidiaries licenses to any Person (other than the Company and its Subsidiaries) any Company Owned IP;

(iv) any Contract with any distributor or other reseller or sales representative;

(v) any Contract that provides for: (A) reimbursement of any Company Employee for, or advancement to any Company Employee of, legal fees or other expenses associated with any Legal Proceeding or the defense thereof; or (B) indemnification of any Company Employee;

(vi) any Contract imposing any restriction on the right or ability of the Company or any of its Subsidiaries: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to develop, sell, manufacture, license, market, assemble, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (D) to perform services for any other Person; (E) to transact business with any other Person; or (F) to operate at any location in the world;

(vii) any Contract evidencing indebtedness in excess of $50,000;

(viii) any Contract relating to the lease or sublease of Leased Real Property;

(ix) any labor or collective bargaining Contract;

(x) any Contract for pre-clinical, testing, clinical or marketing trials relating to the Company Products and Contracts with physicians, hospitals, clinics or other healthcare providers;

(xi) any joint venture or partnership Contract or Contract requiring the sharing of profits;

(xii) any Contract pursuant to which any third party is entitled to market any of the Company Products;

(xiii) any Contract under which another party processes, produces or manufactures, or will process, produce or manufacture, any of the Company Products and any Contract with suppliers of any component or active ingredient of the Company Products;

(xiv) any Contract pursuant to which the Company or any Subsidiary has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any contract pursuant to which it has any material ownership interest in any other Person;

(xv) any other Contract that by its terms involves the payment or delivery of cash or other consideration in an amount or having a value, individually or in the aggregate, in excess of $100,000 in any individual fiscal year which is not terminable without material penalty by the Company on less than 90 days’ notice;

(xvi) any Contract for Company In-Licensed IP with respect to a Company Product containing an express requirement for diligence by any Acquired Corporation in the development, marketing, manufacture or sale of such Company Product;

(xvii) any Contract incorporating or relating to any guaranty or performance of obligation of another party, any product or service warranty or any sharing of liabilities, except for Contracts which do not differ materially from the standard forms made available by the Company to Parent;

(xviii) any Contract relating to any currency hedging, swap or other financial derivative, material credit facility, outstanding letter of credit or bank guarantee;

(xix) any Contract (other than Contracts evidencing Company Options or Company Warrants): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing to or imposing upon any of the Acquired Corporations any right of first refusal with respect to, or right or obligation to repurchase or redeem, any securities;

(xx) any other Contract, if a breach or termination of such Contract would reasonably be expected to have or result in a Company Material Adverse Effect; and

(xxi) any other Contract not listed in Sections 2.8(a)(i)-(xxi) that would be a “material contract” under Rule 601 of Regulation S-K of the SEC.

The Company has delivered or made available to Parent an accurate and complete copy of each Company Contract that constitutes a Company Significant Contract.

(b) Each Company Significant Contract, including any Subsidiary Contract (as defined in the Company Disclosure Schedule), is valid and in full force and effect and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) (i) Neither the Company nor any of its Subsidiaries is in breach or any default under any Company Contract; (ii) to the knowledge of the Company, no other Person is in breach or any default under, any Company Contract; and (iii) to the knowledge of the Company, no event has occurred and is continuing, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Company Contract; (B) give any Person the right to declare a default under any Company Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Contract; (D) give any Person the right to accelerate the maturity or performance of any Company Contract; or (E) give any Person the right to cancel, terminate or modify any Company Contract.

2.9  Compliance with Legal Requirements.  Each of the Company and its Subsidiaries is and has been since January 1, 2006, in compliance in all material respects with all applicable Legal Requirements. Since January 1, 2006, neither the Company nor any of its Subsidiaries have received any notice from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

2.10  Certain Business Practices.  Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any Company Employee with respect to any matter relating to the Company and its Subsidiaries, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.11  Governmental Authorizations.  The Company and its Subsidiaries hold all material Governmental Authorizations necessary to enable the Company and its Subsidiaries to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2006, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

2.12  Tax Matters.

(a) Each of the material Tax Returns required to be filed by or on behalf of the Company and its Subsidiaries with any Governmental Body with respect to any Taxable period ending on or before the Closing Date: (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) has been or will be accurate and complete in all material respects; and (iii) has been, or will be when filed, prepared in all material respects in substantial compliance with all applicable Legal Requirements. All amounts shown on the material Tax Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

(b) The Company and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid to any employee, independent contractor, creditor, stockholder, or other third party.

(c) The Company Unaudited Balance Sheet reflects all liabilities for unpaid material Taxes of the Company and/or any Subsidiary for periods (or portions of periods) through the Company Unaudited Balance Sheet Date. Neither the Company nor any Subsidiary has any liability for unpaid material Taxes accruing after the Company Unaudited Balance Sheet Date except for Taxes arising in the ordinary course of business subsequent to the Company Unaudited Balance Sheet Date.

(d) To the knowledge of the Company, no material Tax Return is currently subject to an audit by any Governmental Body. No extension or waiver of the limitation period applicable to any of the material Tax Returns has been granted by the Company or any of its Subsidiaries, and no such extension or waiver has been requested from the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(e) No Legal Proceeding is pending with respect to the Company or any of its Subsidiaries in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by the Company or any of its Subsidiaries with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company or one of its Subsidiaries). There are no Encumbrances for material Taxes upon any of the assets of the Company and its Subsidiaries.

(f) There are no Contracts relating to allocating or sharing of Taxes to which the Company or any of its Subsidiaries is a party, other than Contracts among one or more of the Company and any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is liable for the Taxes of any other Person (other than the Company and its Subsidiaries), nor is it currently under any contractual obligation to indemnify any Person (other than the Company and its Subsidiaries) with respect to any amounts of such Person’s Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes) nor are they a party to any Contract providing for payments by the Company or any of its Subsidiaries with respect to any amount of Taxes of any other Person (other than the Company and its Subsidiaries).

(g) The Company has not constituted either a “distributing corporation” or a “controlled corporation” that was purported or intended to be governed by Section 355 of the Code.

(h) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which the Company or any of its Subsidiaries may be subject, other than the affiliated group of which the Company is the common parent.

(i) Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) The Company has made available to Parent or its legal or accounting representatives copies of all foreign, federal and state income Tax Returns and all other material Tax Returns filed by or on behalf of the Company and its Subsidiaries and examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary for all periods including and after the period ended December 31, 2004.

2.13  Employee and Labor Matters; Benefit Plans.

(a) To the knowledge of the Company, no Company Employee is a party to or is bound by any noncompetition agreement that may have a material effect on the business or operations of the Company and its Subsidiaries.

(b) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other Contract with a labor organization representing any Company Employee, and there are no labor organizations representing, purporting to represent or, to the knowledge of the Company, seeking to represent any Company Employee. There is not now pending, and, to the knowledge of the Company, no Person has threatened in writing to commence, any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity. There is no material claim or grievance pending or, to the knowledge of the Company, threatened in writing relating to any employment Contract, wages and hours, plant closing notification, labor dispute, immigration or discrimination matters involving any Company Employee, including charges of unfair labor practices or harassment complaints.

(c) None of the current independent contractors of the Company or any of its Subsidiaries could reasonably be reclassified as an employee, except as would not reasonably be expected to result in a material liability to the Company.

(d) Schedule 2.13(d) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Company Employee Agreement.

(e) The Company has delivered or made available to Parent accurate and complete copies, as of the date of this Agreement, of copies of each Company Employee Plan, including all amendments thereto and all related trust documents.

(f) Each Company Employee Plan has been established and maintained in all material respects in accordance with its terms.

(g) Except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will or would reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under any Company Employee Plan or Company Employee Agreement that will or may result (either alone or in connection with any other circumstance or event) in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

(h) There is no agreement, plan, arrangement or other Contract covering any Company Employee, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). Neither the Company nor any of its Subsidiaries is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code.

(i) Each Company Employee Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated in good faith compliance with Section 409A of the Code, as permitted thereunder or under any other IRS guidance regarding good faith compliance with Section 409A of the Code from the period beginning January 1, 2005 through December 31, 2008, and is in compliance with the Treasury Regulations promulgated under Section 409A of the Code from January 1, 2009 through the date hereof. Any amount paid or payable pursuant to each Company Employee Plan subject to Section 409A of the Code is not includible in the gross income of a service provider (within the meaning of Section 409A) until received by the service provider and is not subject to interest or the additional tax imposed by Section 409A of the Code, and there are no agreements in place that would entitle a participant in any such plan to reimbursement for any such additional Tax.

2.14  Transactions with Affiliates.  Except as set forth in the Company SEC Documents filed before the date of this Agreement, since January 1, 2006, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

2.15  Legal Proceedings; Orders.

(a) (i) There is no pending Legal Proceeding and (ii) to the knowledge of the Company, no Governmental Body or other Person has threatened to commence any Legal Proceeding, to which the Company or any of its Subsidiaries is a party, or is threatened to become a party, that, in each case, (A) would reasonably be expected to result in a material liability to any Acquired Corporation or that if adversely determined, would reasonably be expected to have or result in a Company Material Adverse Effect; or (B) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger. To the Company’s knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to, or serve as a basis for, the commencement of any such Legal Proceedings described in clauses “(A)” and “(B)” above.

(b) There is no pending Legal Proceeding that (A) based on the merits of such Legal Proceeding, has a reasonably significant likelihood of being determined in a manner adverse to the Company or any of its Subsidiaries, and (B) if adversely determined, would reasonably be expected to result in a material and adverse effect on the Company’s ability to develop or market or otherwise recognize revenues from the marketing of PEP005 (ingenol mebutate). There is no Order materially and adversely affecting the Company’s ability to develop or market or otherwise recognize revenues from the marketing of PEP005 (ingenol mebutate) to which the Company or any of its Subsidiaries, or any of their respective material assets, is subject.

(c) There is no material Order to which the Company or any of its Subsidiaries, or any of their respective material assets, is subject.

2.16  Regulatory Matters.

(a) To the Company’s knowledge, each of its clinical trials or pre-clinical studies were (or, if still pending, are being), conducted in accordance all material respects with applicable protocols, procedures and controls and all applicable Legal Requirements administered by the FDA and comparable foreign Governmental Bodies (including the TGA). No investigational new drug application filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign Governmental Body has commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate or suspend, any ongoing clinical trial conducted by or on behalf of the Company or in which the Company has participated with respect to any Company Product.

(b) All material reports, documents, claims and notices required to be filed, maintained, or furnished to the FDA and TGA by the Company or any of its Subsidiaries have been so filed, maintained or furnished. All such reports, documents, claims, and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no material liability exists with respect to such filing.

(c) Neither the Company nor any of its Subsidiaries have received any written notices from the FDA or TGA alleging or asserting material noncompliance with any applicable Legal Requirements or Governmental Authorizations issued by the FDA or TGA.

(d) To the knowledge of the Company, the manufacture of Company Products is being conducted in material compliance with “good manufacturing practices” as defined by the FDA.

(e) Neither the Company nor its Subsidiaries has been convicted of any crime or engaged in any conduct which could result in debarment or disqualification by the FDA or any drug regulatory agency, and there are no proceedings pending or, to the knowledge of the Company, threatened that reasonably might be expected to result in criminal liability or debarment or disqualification by the FDA or any drug regulatory agency.

2.17  Environmental Compliance.

(a) Without limiting the generality of Section 2.17(b), the Company and its Subsidiaries possesses, and is in material compliance with, all permits, licenses and Governmental Authorizations and has filed all material notices that are required under applicable Environmental Laws (as defined below), including all such permits, licenses and other Governmental Authorization required to lawfully use and occupy the premises occupied by the Acquired Corporations (including the Leased Real Property). Each of the permits, licenses and Governmental Authorizations referred to in the preceding sentence has been at all relevant times effective and the Acquired Corporation have not received any notice of, and are not aware of, any circumstances which might lead to any proposed revocation, cancellation, withdrawal, amendment, variation, surrender or refusal of any such permits, licenses and Governmental Authorizations.

(b) The Company and its Subsidiaries is and has been in compliance in all material respects with all, and has not been and is not in material violation of or subject to any material liability under any, applicable Environmental Laws.

(c) No the Acquired Corporations is the subject of any pending or threatened Legal Proceedings or received any notice involving a demand for damages or other liability for a breach or violation of any Environmental Law.

(d) No Acquired Corporations has received any notice of, or is aware of, any circumstances which might lead to a liability in connection with any Environmental Law with respect to any Acquired Corporation, the premises occupied by any Acquired Corporations (including the Leased Real Property) or the current or past use or occupation on or about such premises.

(e) The conduct of the business by the Acquired Corporations does not constitute a nuisance, nor has any claim been made in respect of the use or operation of the premises occupied by the Acquired Corporations (including the Leased Real Property) by any adjoining landowner or other party or government agency.

For purposes of this Section 2.17: (i) “Environmental Law” means any federal, state, local or foreign Legal Requirement relating to land use, development and building occupation, pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is that is a danger to health, reproduction or the environment.

2.18  Insurance.  Neither the Company nor any of its Subsidiaries has made any pending material claim against any of its material insurance policies as to which coverage has been denied by the provider of such policies. Each of the material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations is in full force and effect. None of the Acquired Corporations has received any written notice or, to the knowledge of the Acquired Corporations, overt communication regarding any actual or possible: (a) cancellation or invalidation of any such insurance policy; or (b) written notice of refusal of any coverage or rejection of any material claim under any such insurance policy. With respect to each Legal Proceeding that has been filed against any Acquired Corporation, the Company has provided written notice of such Legal Proceeding to the appropriate insurance carrier(s), if any, and, no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed any of the Acquired Corporations of its intent to do so.

2.19  Authority.  The Company has all requisite right, power and authority to enter into and to perform and, subject to obtaining the Required Company Stockholder Vote, consummate its obligations under this Agreement. The Company Board (at a meeting duly called and held) has unanimously: (a) determined that the Merger is advisable and fair to, and in the best interests of, the Company and the Company Stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Merger; (c) recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for adoption by the Company Stockholders at the Company Stockholders’ Meeting; and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. Assuming due execution and delivery of this Agreement by Parent and Merger Sub, this Agreement will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies.

2.20  Non-Contravention; Consents.  Assuming compliance with the applicable provisions of the Exchange Act, the Corporations Act, the DGCL, the HSR Act and any foreign Antitrust Laws (as defined below), and the applicable requirements of the ASX Listing Rules, except as set forth in Schedule 2.20 of the Company Disclosure Schedule, neither (1) the execution and delivery of this Agreement by the Company, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will or would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or bylaws (or similar documents) of the Company or any of its Subsidiaries;

(b) contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which the Company, any of its Subsidiaries, or any of their respective material assets are subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by the Company or any of its Subsidiaries or that otherwise relates to the business of the Company and its Subsidiaries;

(d) contravene, conflict with or result in a material violation or material breach of, or result in a material default under, any provision of any Company Contract, or give any Person the right to: (i) declare a material default or exercise any material remedy under any such Company Contract; (ii) receive or obtain a material rebate, chargeback, penalty or change in delivery schedule under any such Company Contract; (iii) accelerate the maturity or performance of any such Company Contract; or (iv) cancel, terminate or materially modify any right, benefit, obligation or other term of such Company Contract; or

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company or any of its Subsidiaries;

The Company is not, and will not be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (i) the execution, delivery or performance of this Agreement; or (ii) the consummation of the Merger or any of the other Contemplated Transactions, except in each case as may be required by the applicable provisions of the Exchange Act, the Corporations Act, the DGCL, the HSR Act and any foreign Antitrust Laws, and the applicable requirements of the ASX Listing Rules.

2.21  Information Supplied.  The preliminary and definitive proxy statements to be filed by the Company with the SEC and the ASX and sent to the Company Stockholders in connection with the Company Stockholders’ Meeting and any amendments or supplements thereto (collectively, the “Proxy Statement”), shall not, on each relevant filing date, on the date of mailing to the Company Stockholders and at the time of the Company Stockholders’ Meeting, (a) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders’ Meeting which has become false or misleading or (b) contravene the Corporations Act, including Division 2 of Part 7.10, or any ASIC class orders, ASIC relief or “no action” letter issued by ASIC. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time before the Effective Time the Company discovers any event relating to the Company or any of its Affiliates which is required to be set forth in a supplement to the Proxy Statement, the Company shall inform Parent reasonably promptly. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in the Proxy Statement.

2.22  Fairness Opinion.  Before the execution of this Agreement, the Company received opinions from Goldman, Sachs & Co., financial advisor to the Company, and Leerink Swann LLC to the effect that, as of the respective dates of such respective opinions and based upon and subject to the matters set forth in their respective opinions, the Per Share Merger Consideration to be paid to the holders of shares of Company Common Stock (other than any shares of Company Common Stock held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent) is fair, from a financial point of view, to such holders.

2.23  Financial Advisor.  Except for Goldman, Sachs & Co., and Leerink Swann LLC (with respect to its opinion), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of the Company.

2.24  Delaware Section 203.  The Company Board has taken all actions necessary to provide that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of this Agreement or the Voting Agreements or to the consummation of the Merger or any of the other Contemplated Transactions. Prior to the execution of the Voting Agreements, the board of directors of the Company approved the Voting Agreements and the matters contemplated thereby for purposes of Section 203 of the DGCL. To the knowledge of the Company, except for Section 203 of the DGCL, no state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the Contemplated Transactions.

2.25  Full Disclosure.  This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.5 will not, (i) contain any representation or warranty with respect to any of the Acquired Corporations or the business, financial condition, capitalization or results of operations of any of the Acquired Corporations that is false or misleading with respect to any material fact; or (ii) to the knowledge of the Company, omit to state any material fact with respect to any of the Acquired Corporations or the business, financial condition, capitalization or results of operations of any of the Acquired Corporations necessary in order to make the representations and, warranties contained herein and to be contained therein (in the light of the circumstances under which such representations and warranties were or will be made or provided) not false or misleading. The information and data made available by the Company to Parent with respect to PEP005 (ingenol mebutate) does not contain any false or misleading information with respect to any material fact with respect to PEP005 (ingenol mebutate); or, to the knowledge of the Company, omit to state any material fact necessary to make the information provided not false or misleading with respect to PEP005 (ingenol mebutate).

2.26  No Other Representations.  The Company acknowledges that the representations and warranties of Parent and Merger Sub set forth in this Agreement and in any document or instrument delivered by or on behalf of Parent or Merger Sub pursuant hereto or in connection with the Merger or the other Contemplated Transactions constitute the sole and exclusive representations and warranties of Parent and Merger Sub to the Company in connection with the Merger and the other Contemplated Transactions.

Section 3.  Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub represent and warrant to the Company as follows, it being understood that each representation and warranty contained in this Section 3 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Parent Disclosure Schedule corresponding to the particular Section or subsection in this Section 3 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Section 3 in which such representation and warranty appears to another part or subpart of the Parent Disclosure Schedule; and (c) any exception or disclosure in any other part or subpart of the Parent Disclosure Schedule to the extent it is reasonably apparent on the face or from the wording, of such exception or disclosure that such exception or disclosure qualifies such other representation or warranty:

3.1  Due Organization.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all necessary corporate power and authority: (a) to conduct their businesses in the manner in which their businesses are currently being conducted; (b) to own and use their assets in the manner in which their assets are currently owned and used; and (c) to perform their obligations under all Contracts by which they are bound, except, in each case, as would not reasonably be expected to have a Parent Material Adverse Effect.

3.2  Legal Proceedings.

(a) (i) There is no pending Legal Proceeding; and (ii) to the knowledge of Parent, no Governmental Body or other Person has threatened in writing to commence any Legal Proceeding; to which Parent is a party or is threatened to become a party, that (A) questions or challenges (1) the validity of this Agreement or (2) any action required to be taken by Parent hereunder or (B) would reasonably be expected to have a Parent Material Adverse Effect.

(b) As of the date of this Agreement, there is no Order to which Parent, or any of its material assets, is subject, except as would not reasonably be expected to have a Parent Material Adverse Effect.

3.3  Authority.  Each of Parent and Merger Sub has the corporate right, power and authority to enter into and to perform and consummate their respective obligations under this Agreement. The board of directors of Parent (at a meeting duly called and held or acting by unanimous written consent) has authorized and approved the execution, delivery and performance of this Agreement by Parent. The board of directors of Merger Sub (at a meeting duly called and held or acting by unanimous written consent) has: (a) determined that the Merger is advisable and fair to, and in the best interests of, Merger Sub and its sole stockholder; (b) authorized and approved the execution, delivery and performance of this Agreement by Merger Sub and approved the Merger; and (c) recommended the adoption of this Agreement by the sole stockholder of Merger Sub and directed that this Agreement and the Merger be submitted for consideration by the sole stockholder of Merger Sub. Parent, as the sole stockholder of Merger Sub, has adopted this Agreement. No other action on the part of Parent’s or Merger Sub’s board of directors or stockholders is required to approve this Agreement or perform and consummate the Merger. Assuming due execution and delivery of this Agreement by the Company, this Agreement will constitute a valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies.

3.4  Non-Contravention; Consents.  Assuming compliance with the applicable provisions of the Exchange Act, the Corporations Act, the HSR Act and any foreign Antitrust Laws, and the applicable requirements of the ASX

Listing Rules, neither (1) the execution and delivery of this Agreement by Parent and Merger Sub, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will or would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub;

(b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Parent or Merger Sub, or any of their material assets, is subject; or

(c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract of Parent,

except, in the case of clauses “(b)” and “(c)” of this sentence, as would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (i) the execution, delivery or performance of this Agreement; or (ii) the consummation of the Merger or any of the other Contemplated Transactions, except in each case: (A) as may be required by the applicable provisions of the Exchange Act, the Corporations Act, the HSR Act and any foreign Antitrust Laws, and the applicable requirements of the ASX Listing Rules; or (B) the failure of which to make such filing, give such notice, or obtain such Consent, would not reasonably be expected to have a Parent Material Adverse Effect.

3.5  Information Supplied.  The information supplied by Parent for inclusion in the Proxy Statement shall not, on each relevant filing date, on the date of mailing to the Company Stockholders and at the time of the Company Stockholders’ Meeting, (a) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (b) contravene the Corporations Act, including Division 2 of Part 7.10, or any ASIC class order, ASIC relief or “no action” letter issued by ASIC. If at any time before the Effective Time, any event relating to Parent or any of its Affiliates should be discovered by Parent which is required to be set forth in a supplement to the Proxy Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company or any other information which is contained in the Proxy Statement.

3.6  Financial Advisor.  Except for Morgan Stanley, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of Parent.

3.7  Ownership of Company Common Stock.  As of the date of this Agreement, neither Parent, nor any Subsidiary of Parent, nor any Affiliate or associate of Parent, owns more than 15% of the outstanding voting stock of the Company, as determined in accordance with the provisions of Section 203 of the DGCL.

3.8  No Prior Merger Sub Operations.  Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Contemplated Transactions.

3.9  Sufficient Funds.  Parent has, and will have available to it upon the consummation of the Merger, without any need for outside financing, sufficient funds to consummate the Contemplated Transactions, including payment in full of all cash amounts contemplated by Section 1.

3.10  No Other Representations.  Parent and Merger Sub acknowledge that the representations and warranties of the Company set forth in this Agreement and in any document or instrument delivered by or on behalf of the Company pursuant hereto or in connection with the Merger or the other Contemplated Transactions constitute the sole and exclusive representations and warranties of the Company to Parent and Merger Sub in connection with the Merger and the other Contemplated Transactions.

Section 4.  Certain Covenants of the Parties

4.1  Access and Investigation.  During the period commencing on the date of this Agreement and ending as of the earlier of the Effective Time or the earlier termination of this Agreement pursuant to Section 8 (the “Pre-Closing Period”), the Company shall and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access during normal business hours, on reasonable prior notice, to the personnel and assets of the Acquired Corporations and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide or make available to Parent and Parent’s Representatives, at Parent’s expense, such copies of the existing books, records, Tax Returns, and other documents and information relating to the Acquired Corporations and with such additional financial, operating and other data and information regarding the Acquired Corporations as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period and subject to applicable Antitrust Laws, the Company and Parent shall promptly provide the other party with copies of any notice, report or other document filed with or sent to any Governmental Body on behalf of the Company, Parent or Merger Sub, as applicable, in connection with the Merger or any of the other Contemplated Transactions. The foregoing shall not require the Company to permit any inspection, or to disclose any information, that could reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or the violation of any obligations of the Company with respect to confidentiality or non-disclosure if the Company shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (ii) the waiver of any applicable attorney-client privilege or (iii) the violation of any applicable Legal Requirement. Without limiting the generality of the foregoing, during the Pre-Closing Period and subject to applicable Antitrust Laws, the Company shall promptly provide Parent with:

(a) all material regularly recurring operating and financial reports prepared by the Acquired Corporations for the Company’s senior management, including copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows;

(b) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body;

(c) any written communication alleging a material breach of any Company Contract that comes to the attention of any officer or senior manager of the Company;

(d) any written materials or communications sent by or on behalf of the Company to its stockholders generally; and

(e) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions.

If the access to certain information to be granted to Parent pursuant to this Section 4.1 would reasonably be expected to result in a violation of applicable Legal Requirements or would otherwise be unreasonably disruptive to the operations of the Company, the Company and Parent shall cooperate in good faith to develop an alternative to furnishing such information to Parent and its Representatives to address such matters that is reasonably acceptable to Parent and the Company.

4.2  Operations Before Closing.

(a) During the Pre-Closing Period: (i) the Company shall conduct and cause each of the other Acquired Corporations to conduct its business and operations in the ordinary course and in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Company Significant Contracts (including renewal of the Acquired Corporations’ Flammable and Combustible Liquid Storage License); (ii) the Company shall use its commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, distributors, resellers, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall use commercially reasonable efforts to keep in full force all insurance policies referred to in Section 2.18 (other than any such policies that are immediately replaced with substantially similar policies); and (iv) the Company shall promptly notify Parent of (A) any written notice or other overt communication of which the Company has knowledge from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions, and (B) any Legal Proceeding commenced, or, to the knowledge of the Company, threatened against, relating to, involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the Merger or any of the other Contemplated Transactions.

(b) Except as set forth in Schedule 4.2(b) of the Company Disclosure Schedule, during the Pre-Closing Period, the Company shall not and the Company shall ensure that each of the other Acquired Corporations does not (without the prior written consent of Parent):

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or acquire, redeem or otherwise reacquire any shares of capital stock or other securities, other than pursuant to the Company’s right to acquire restricted shares of Company Common Stock held by a Company Employee upon termination of such Company Employee’s employment;

(ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of Company Common Stock upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement);

(iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Option Plan or any provision of any Contract evidencing any outstanding Company Option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, restricted stock units, warrant or other security or any related Contract, other than any acceleration of vesting that occurs in accordance with the terms of a Company Contract in effect as of the date of this Agreement or the terms of this Agreement;

(iv) amend or, except as contemplated pursuant to Section 5.3(a) of this Agreement or any Company Contract in existence as of the date of this Agreement, accelerate the vesting under, any provision of any of the Company Option Plan or any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security, except as required by applicable Legal Requirements;

(v) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws;

(vi) acquire any equity interest or other interest in any other Entity; or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(vii) enter into any Contract that would impose any restriction on the right or ability of the Company or any of its Subsidiaries: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to develop, sell, manufacture, license, market, assemble, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (D) to perform services for any other Person; (E) to transact business with any other Person; or (F) to operate at any location in the world;

(viii) make any capital expenditure (except that the Company may make any capital expenditures in amounts consistent with the operating budget attached as Exhibit A to that certain Loan Agreement, dated of even date herewith, by and between the Company and Parent);

(ix) other than in the ordinary course of business consistent with past practices, amend, terminate (other than expiration in accordance with its terms) or waive any material right or remedy under, any Company Significant Contract;

(x) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets: (A) acquired, leased, licensed or disposed of by the Company in the ordinary course of business; or (B) that are not material to the business of the Company);

(xi) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances;

(xii) (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Significant Contract or (B) amend or terminate, or waive any material right or remedy under, any Company Significant Contract;

(xiii) enter into, renew or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract the effect of which would be to grant to any Person following the Merger any actual or potential right or license to any Intellectual Property Right owned as of the date of this Agreement by any Acquired Corporation or Parent;

(xiv) other than in the ordinary course of business consistent with past practices or as required by GAAP, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

(xv) lend money to any Person (other than advances to Company Employees in the ordinary course of business), or, except in the ordinary course of business, incur or guarantee any indebtedness;

(xvi) establish, adopt, enter into or amend any Company Employee Plan or Company Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any Company Employees (except that the Company: (A) may provide routine salary increases to Company Employees in the ordinary course of business and in connection with the Company’s customary employee review process; (B) may enter into Company Employee Agreements with newly-hired Company Employees; (C) may amend the Company Employee Plans to the extent required by applicable Legal Requirements; and (D) may make customary bonus payments in accordance with bonus plans existing on the date of this Agreement);

(xvii) hire any employee with an annual base salary in excess of $80,000;

(xviii) other than in the ordinary course of business or as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any material respect;

(xix) make or change any material Tax election, amend or file a claim for refund with respect to any Tax Return, compromise or settle any Legal Proceeding with respect to any Tax or Tax-related matter, enter into or obtain any Tax ruling or take any action that would reasonably be expected to have a material and adverse impact on the Tax liability of any Acquired Corporation, except as required under applicable Legal Requirements;

(xx) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(xxi) commence (other than planning) any new clinical trial involving any Company Product, except for: (A) such clinical trials that are made pursuant to the Acquired Corporations’ plan as shared with Parent prior to the date of this Agreement; and (B) as requested in writing by the FDA;

(xxii) assign or grant an exclusive license of any material Intellectual Property Right relating to technology necessary for the manufacture, use, sale, offer for sale or importation of Company Products;

(xxiii) commence any Legal Proceeding, except: (A) with respect to routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business; or (C) in connection with a breach of this Agreement or related to the Contemplated Transactions;

(xxiv) settle any claim or Legal Proceeding; or

(xxv) agree or commit to take any of the actions described in clauses “(i)” through “(xxiv)” of this Section 4.2(b).

If the Company desires to take an action that requires the prior written consent of Parent pursuant to this Section 4.2(b), the Company shall deliver to Parent a written request for such written consent. Parent shall use commercially reasonable efforts to approve or deny the Company’s request as soon as reasonably practicable.

(c) Parent, as the sole stockholder of Merger Sub, shall cause Merger Sub to perform its obligations under this Agreement.

(d) During the Pre-Closing Period, the Company shall promptly notify Parent in writing after learning of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material breach of any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material breach of any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or would reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(d) or any information or knowledge obtained pursuant to Section 4.1 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

(e) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material breach of any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material breach of any representation or warranty made by Parent in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or would reasonably be expected to have a Parent Material Adverse Effect. No notification given to the Company pursuant to this Section 4.2(e) shall limit or otherwise affect any of Parent’s representations, warranties, covenants or obligations contained in this Agreement.

(f) During the Pre-Closing Period, the Company shall (and shall cause each of the other Acquired Corporations to): (i) use commercially reasonable efforts consistent with past practices to prepare and prosecute the approval by the FDA and other Governmental Bodies of all pending applications for any of the Company Products and use commercially reasonable efforts to develop the Company Products; (ii) use commercially reasonable efforts to promote, market and commercialize the Company Products in the jurisdictions in which they have obtained regulatory approval; (iii) use commercially reasonable efforts to obtain and maintain on a commercially reasonable basis such quantities of finished Company Products and related raw materials and components as the Acquired Corporations reasonably expect to be required for ongoing and anticipated clinical and commercial use; and (iv) to the extent requested by Parent, cause its officers to report to Parent concerning the foregoing.

(g) During the Pre-Closing Period, the Company shall use commercially reasonable efforts to monitor the performance and fulfillment of diligence obligations of all licensees, sublicensees and contractors of the Acquired

Corporations and their respective affiliates, any clinical research organization and all clinical trial sites for any Company Product.

(h) During the Pre-Closing Period, the Company shall (i) consult with Parent in connection with any proposed meeting with the FDA or any other Governmental Body relating to any Company Product and promptly provide Parent with a summary report of any such meeting that occurs, (ii) provide Parent with a reasonable opportunity to review any material filing made by or on behalf of any of the Acquired Corporations, and any material correspondence or other material communication submitted or otherwise transmitted to the FDA or any other Governmental Body by or on behalf of any of the Acquired Corporations, in each case relating to any Company Product (it being understood that this subsection “(h)” does not confer upon Parent the right to determine the content of such communication), provided, that, the Company shall not be required to delay any filings with, or the submission of any correspondence to and communications with the FDA in connection with any review by Parent as long as the subject correspondence or communication was provided promptly to Parent; and (iii) notify Parent of all proposed meetings with the FDA, or any other Governmental Body (whether scientific or others) as soon as possible and allow Parent and its Representative to attend and observe such meetings to the extent reasonably feasible.

4.3  No Solicitation.

(a) During the Pre-Closing Period, the Company shall not, directly or indirectly, and shall ensure that the other Acquired Corporations and their respective Representatives do not directly or indirectly:

(i) solicit, initiate or knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Inquiry or Acquisition Proposal;

(ii) furnish or make available any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Inquiry or Acquisition Proposal;

(iii) engage in discussions or negotiations with any Person with respect to any Acquisition Inquiry or Acquisition Proposal;

(iv) approve, endorse or recommend any Acquisition Proposal; or

(v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction;

provided, however, that prior to the Company Stockholders’ Meeting, this Section 4.3(a) shall not prohibit the Company from furnishing or making available non-public information regarding the Company to, entering into discussions and negotiations with, or amending, waiving or releasing restrictions contained in any standstill or similar agreement applicable to, any Person in response to an unsolicited, bona fide, written Acquisition Proposal (that has not been withdrawn) that constitutes, or would reasonably be expected to lead to, a Superior Offer if: (A) the Company Board concludes in good faith, after having consulted with outside legal counsel and its financial advisor, that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary obligations to the Company Stockholders under applicable Legal Requirements; (B) at least two (2) Business Days prior to furnishing or making available any such non-public information to, or entering into discussions or negotiations with, or taking such action regarding, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish or make available non-public information to, or enter into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement; (C) at least two (2) Business Days prior to furnishing or making available any such non-public information to such Person, the Company furnishes or makes available such non-public information to Parent (to the extent the Company has not previously furnished or made available such non-public information to Parent); and (D) such Acquisition Proposal did not result directly or indirectly from a breach by any Acquired Corporation or any of its Representatives of the provisions set forth in, this Section 4.3.

(b) The Company shall promptly (and in no event later than 48 hours after receipt of any Acquisition Inquiry or Acquisition Proposal) advise Parent of any Acquisition Inquiry or Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Inquiry or Acquisition Proposal, and the material terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent informed in all material respects with respect to: (i) the status of any such Acquisition Inquiry or Acquisition Proposal; and (ii) the status and material terms of any modification or proposed modification thereto. The Company agrees that it shall not enter any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company from providing such information to Parent.

(c) The Company shall immediately cease and cause to be terminated any discussions ongoing as of the date of this Agreement with any Person that relate to any Acquisition Proposal.

(d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire, “standstill” or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will use its reasonable best efforts to cause each such agreement to be enforced at the request of Parent. The Company also shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or a possible equity investment in any Acquired Corporation to return to the Acquired Corporations, or, alternatively, to destroy and certify to the Company the destruction of, all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

(e) Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action inconsistent with any of the provisions set forth in the preceding provisions of this Section 4.3 by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company.

Section 5.  Additional Covenants of the Parties

5.1  Company Proxy Statement.

(a) The Company shall (i) prepare and cause to be filed with the SEC preliminary proxy materials to obtain the Required Company Stockholder Vote promptly after the date of this Agreement and (ii) cause a copy of those preliminary proxy materials to be filed with the ASX. Promptly following the later of (i) receipt and resolution of SEC comments thereon or (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials with the SEC and the ASX, and cause the Proxy Statement to be mailed to the Company Stockholders. The Company will cause all documents that it is responsible for filing with the SEC or other regulatory authorities in connection with the Merger (or as required or appropriate to facilitate the Merger) to (x) comply as to form with all applicable SEC requirements, and (y) otherwise comply with all applicable Legal Requirements. Prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC, the ASX or any other Governmental Body, the Company shall provide Parent with reasonable opportunity to review and comment on each such filing in advance, and the Company shall consider in good faith the comments proposed by or on behalf of Parent with respect thereto.

(b) The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff (or of notice of the SEC’s intent to review the Proxy Statement) and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will promptly supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. The Company shall provide Parent with reasonable opportunity to review and comment on any written response in advance, and the Company shall consider in good faith and implement where necessary or appropriate the comments proposed by or on behalf of Parent with respect thereto. Without limiting the foregoing, the Company shall respond promptly to any comments of the SEC or its staff or any other government officials and use commercially reasonable efforts to have the Proxy Statement cleared by the SEC or any other government officials as promptly as practicable after it has been filed. The Company shall advise Parent promptly after it receives notice that the Proxy Statement has been cleared by the SEC or any other government officials. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Company shall promptly inform Parent of such occurrence, provide Parent with reasonable opportunity to review and comment on any such amendment or supplement in advance, and shall cooperate in filing with the SEC or its staff or any other government officials, and/or, to the extent required, mailing to the Company Stockholders, such amendment or supplement.

5.2  Company Stockholders’ Meeting.

(a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the Company Stockholders to vote on the adoption of this Agreement (the “Company Stockholders’ Meeting”). The Company Stockholders’ Meeting shall be held (on a date selected by the Company, subject to the approval of Parent), as promptly as practicable and in accordance with applicable Legal Requirements, after the Proxy Statement has been cleared by the SEC or any other government officials. The Company shall ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b) Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the Company Board (i) has unanimously determined that the Merger and this Agreement are advisable and (ii) unanimously recommends that the Company Stockholders vote to adopt this Agreement at the Company Stockholders’ Meeting (the unanimous determination that the Merger and this Agreement are advisable and the unanimous recommendation of the Company Board that the Company Stockholders vote to adopt this Agreement being collectively referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the Company Board or any committee thereof to withdraw the Company Board Recommendation or to modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or publicly proposed (it being understood that the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if it shall no longer be unanimous). Nothing in this Agreement shall preclude (A) the Company from making any public disclosure of any material facts, including the fact that an Acquisition Inquiry or Acquisition Proposal has been submitted to the Company, if the Company Board determines in good faith, after taking into account the advice of the Company’s outside legal counsel, that the failure to make such disclosure would be reasonably likely to constitute a breach of its fiduciary duties to Company Stockholders under applicable Legal Requirements, or (B) the Company Board from complying with Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act with regard to an Acquisition Proposal, except that the Company Board shall not be permitted to withdraw the Company Board Recommendation or modify the Company Board Recommendation in a manner adverse to Parent except as specifically provided in Section 5.2(c).

(c) Notwithstanding anything to the contrary contained in this Agreement, at any time before this Agreement is adopted by the Required Company Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent, if:

(i) (A) an offer that is a Superior Offer is made to the Company and is not withdrawn; (B) such offer was not obtained or made as a direct or indirect result of a material breach by any Acquired Corporation of this Agreement or the Confidentiality Agreement, or as a direct or indirect result of a breach by any Acquired Corporation or any of its Representatives of the provisions set forth in Section 4.3; (C) the Company provides Parent, at least two Business Days prior to any meeting of the Company Board at which such board of directors will consider such Superior Offer (or such lesser period as is provided to the directors of the Company), with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of such Superior Offer (including a copy of any draft definitive agreement relating to such Superior Offer to the extent such a draft definitive agreement exists) and the identity of the Person making such Superior Offer; (D) the Company Board determines in good faith, after consulting with the Company’s outside legal counsel and financial advisor, that, in light of such Superior Offer, the failure to so withdraw or modify in a manner adverse to Parent the Company Board Recommendation would be reasonably likely to constitute a breach of its fiduciary obligations to the Company Stockholders under applicable Legal Requirements; (E) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent at any time within the period of five Business Days after Parent receives written notice from the Company confirming that the Company Board has determined that the failure to withdraw or modify in a manner adverse to Parent the Company Board Recommendation in light of such Superior Offer would be reasonably likely to constitute a breach of its fiduciary obligations to the Company Stockholders under applicable Legal Requirements; (F) during such five Business Day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement in such a manner that the offer that was determined to constitute a Superior Offer no longer constitutes a Superior Offer or that no withdrawal or modification in a manner adverse to Parent of the Company Board Recommendation is required as a result of such offer; and (G) at the end of such five Business Day period, such offer has not been withdrawn and continues to constitute a Superior Offer and the Company Board determines in good faith, after consulting with the Company’s outside legal counsel and financial advisor, that the failure to withdraw or modify in a manner adverse to Parent the Company Board Recommendation would continue to be reasonably likely to constitute a breach of the fiduciary obligations of the Company Board to the Company Stockholders under applicable Legal Requirements in light of such Superior Offer (taking into account any changes to the terms of this Agreement or any alternative transaction proposed by Parent as a result of the negotiations required by clause “(F)” or otherwise); or

(ii) if: (A) there shall occur or arise after the date of this Agreement a material development or material change in circumstances that relates to the Acquired Corporations but does not relate to any Acquisition Proposal or Acquisition Inquiry (any such material development or material change in circumstances unrelated to an Acquisition Proposal or Acquisition Inquiry being referred to as an “Intervening Event”); (B) no Acquired Corporation, and no Representative of any Acquired Corporation, had knowledge, as of the date of this Agreement, that such Intervening Event was reasonably likely to occur or arise after the date of this Agreement; (C) the Company provides Parent, at least two Business Days prior to any meeting of the Company Board at which such board of directors will consider and determine whether such Intervening Event may require the Company to withdraw or modify in a manner adverse to Parent the Company Board Recommendation (or such lesser period as is provided to the directors), with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a description of such Intervening Event; (D) the Company Board determines in good faith, after consulting with its outside legal counsel, that, in light of such Intervening Event, the failure to so withdraw or modify in a manner adverse to Parent the Company Board Recommendation would be reasonably likely to constitute a breach of its fiduciary obligations to the Company Stockholders under applicable Legal Requirements; (E) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent at any time within the period of five Business Days after Parent receives written notice from the Company confirming that the Company Board has determined that the failure to withdraw or modify in a manner adverse to Parent the Company Board Recommendation in light of such Intervening Event would be reasonably likely to constitute a breach of its fiduciary obligations to the Company Stockholders under applicable Legal Requirements; (F) during such five Business Day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement in such a manner that no withdrawal or modification in a manner adverse to Parent to the Company Board Recommendation is legally required as a result of such Intervening Event; and (G) at the end of such five Business Day period, the Company Board determines in good faith, after consulting with its outside legal counsel, that the failure to withdraw or modify in a manner adverse to Parent the Company Board Recommendation would still be reasonably likely to constitute a breach of the fiduciary obligations of the Company Board to the Company Stockholders under applicable Legal Requirements in light of such Intervening Event (taking into account any changes to the terms of this Agreement or any alternative transaction proposed by Parent as a result of the negotiations required by clause “(F)” or otherwise).

(d) Notwithstanding the terms of Section 5.2(a), if on a date for which the Company Stockholders’ Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to adopt this Agreement, whether or not a quorum is present, the Company shall cause the Company Stockholders’ Meeting to be postponed or adjourned in order to enable the additional time to solicit proxies from the Company Stockholders.

(e) Prior to a termination of this Agreement pursuant to Section 8.1, the Company’s obligation to call, give notice of and hold the Company Stockholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, making, announcement or submission of any Superior Offer or other Acquisition Proposal, by any Intervening Event or by any withdrawal or modification of the Company Board Recommendation.

5.3  Company Options and Company Warrants.

(a) Each Company Option outstanding and unexercised as of immediately before the Effective Time with a per share exercise price less than the Per Share Merger Consideration (an “In-the-Money Option”) (i) will, automatically and without any required action on the part of the holder thereof, be cancelled as of the Effective Time and converted into the right to receive an amount in cash equal to the difference between (A) the Per Share Merger Consideration multiplied by the number of shares of Company Common Stock underlying such In-the-Money Option, and (B) the aggregate exercise price of such In-the-Money Option, and (ii) at the Effective Time, each In-the-Money Option will, to the extent not vested, accelerate and become fully vested and exercisable as of immediately prior to the Effective Time. Each Company Option, whether vested or unvested, outstanding and unexercised as of immediately prior to the Effective Time that is not an In-the-Money Option will automatically and without any required action on the part of the holder thereof, be cancelled as of the Effective Time without any consideration payable in respect thereof. As soon as reasonably practicable after the Effective Time (and if practicable by the next regularly scheduled payroll date; provided, however, that it would be considered not practicable if such payroll date is within ten days following the Closing Date), Parent or the Surviving Corporation shall pay over to each holder of In-the-Money Options the aggregate cash consideration payable to such holder of In-the-Money Options pursuant to this Section 5.3(a). Such cash consideration shall be rounded down to the nearest cent and Parent and the Surviving Corporation shall be entitled to deduct and withhold from such cash consideration such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, or any applicable Legal Requirement. To the extent that amounts are so withheld by Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of In-the-Money Options in respect to which such deduction and withholding was made by Parent or the Surviving Corporation, as the case may be.

(b) Each outstanding Company Warrant, whether vested or unvested, as of immediately before the Effective Time with a per share purchase price less than the Per Share Merger Consideration (the “In-the-Money Warrants”) (i) will, automatically and without any required action on the part of the holder thereof, be cancelled as of the Effective Time and converted into the right to receive an amount in cash equal to the difference between (A) the Per Share Merger Consideration multiplied by the number of shares of Company Common Stock underlying such Company Warrant, and (B) the aggregate purchase price of such Company Warrant, and (ii) at the Effective Time, each In-the-Money Warrant will, to the extent not vested, accelerate and become fully vested and exercisable as of immediately prior to the Effective Time. Each Company Warrant, whether vested or unvested, outstanding and unexercised as of immediately prior to the Effective Time outstanding and unexercised as of immediately prior to the Effective Time that is not an In-the-Money Warrant will automatically and without any required action on the part of the holder thereof, be cancelled as of the Effective Time without any consideration payable in respect thereof. Parent and the Surviving Corporation shall be entitled to deduct and withhold from such cash consideration such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, or any applicable Legal Requirement. To the extent that amounts are so withheld by Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of In-the-Money Warrants in respect to which such deduction and withholding was made by Parent or the Surviving Corporation, as the case may be. To the extent required by the terms of the applicable Company Warrant, prior to the Effective Time, the Company will provide each holder of Company Warrants with a letter that conforms to the applicable notice and purchase requirements of such holder’s Company Warrant and sets forth the treatment of such holder’s Company Warrants as determined by this Section 5.3(b).

5.4  Employee Benefits.

(a) Parent agrees that all employees of the Company or its Subsidiaries who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (“Continuing Employees”) will be eligible to participate in: (i) Parent’s employee benefit plans and programs, including any equity incentive plan, pension plan, defined benefit plan, defined contribution plan, Section 401(k) plan, bonus plan, profit sharing plan, severance plan, medical plan, dental plan, life insurance plan, time-off programs and disability plan, in each case to the same extent as similarly situated employees of Parent; and (ii) such Company Employee Plans as are continued by the Company or any of its Subsidiaries following the Closing Date, or are assumed by Parent (for the purposes of this Section 5.3(b) only, the plans referred to in clauses “(i)” and “(ii)” of this sentence being referred to as “Specified Parent Benefit Plans”). Each Continuing Employee shall, to the extent permitted by applicable Legal Requirements, receive full credit for purposes of eligibility, vesting and vacation (but not for purposes of benefit accrual) under the Specified Parent Benefit Plans in which such Continuing Employee participates for the years of continuous service by such Continuing Employee recognized by the Company or its Subsidiaries prior to the Effective Time, provided, that, such credit (A) does not result in a duplication of benefits, compensation, incentive or otherwise and (B) does not result in an increase in the level of benefits beyond which a similarly situated employee of Parent would be entitled. With respect to any welfare benefit plans maintained by Parent for the benefit of Continuing Employees located in the United States, subject to any applicable plan provisions, contractual requirements or Legal Requirements, Parent shall use its commercially reasonable efforts to: (A) cause to be waived any eligibility requirements or pre-existing condition limitations; and (B) give effect, in determining any deductible maximum out-of-pocket limitations, to amounts paid by such Continuing Employees with respect to substantially similar plans maintained by the Company or its Subsidiaries during the plan year in which the Effective Time occurs.

(b) If requested by Parent at least two Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions pursuant to resolutions of the Company Board necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company Board of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review and approval of Parent, which approval shall not be unreasonably withheld or delayed).

(c) To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to the Contemplated Transactions, the Company shall cooperate with Parent to ensure that such notification or consultation requirements are complied with prior to the Effective Time. Prior to the Effective Time, the Company shall not communicate with Continuing Employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation, without the prior written approval of Parent, which shall not be unreasonably withheld.

5.5  Indemnification of Officers and Directors.

(a) Parent and the Company agree that all rights to exculpation, indemnification and advancement of expenses existing as of the date of this Agreement in favor of the current or former directors or officers of the Acquired Corporations (“Indemnified Parties”) as provided in their respective certificates of incorporation or bylaws or in any indemnification agreement between an Acquired Corporation and an Indemnified Party in his or her capacity as a director or officer of an Acquired Corporation, as such agreement is in effect as of the date of this Agreement, shall survive the Merger and shall continue in full force and effect, but only to the extent such rights to exculpation, indemnification and advancement of expenses are available under and consistent with the laws of the jurisdictions of the relevant Acquired Corporation. If, following the Effective Time, Parent takes any action, or fails to take any action, that results in the inability of the Company to satisfy its obligations under this Section 5.5, Parent shall thereafter be liable for the obligations of the Surviving Corporation pursuant to this Section 5.5.

(b) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former directors and officers of the Acquired Corporations than are set forth in the Company’s certificate of incorporation and bylaws as of the date of this Agreement.

(c) Subject to the next sentence, the Surviving Corporation shall, at no expense to the beneficiaries, either (i) maintain, and Parent shall cause the Surviving Corporation to maintain in effect for six (6) years from the Effective Time the current policies of the directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries (the “Current D&O Insurance”) with respect to matters existing or occurring at or prior to the

Effective Time (including the Contemplated Transactions), so long as the annual premium therefor would not be in excess of 250% of the last annual premium paid prior to the Effective Time (such 250%, the “Maximum Premium”), or (ii) purchase a six (6) year extended reporting period endorsement with respect to the Current D&O Insurance (a “Reporting Tail Endorsement”) and maintain such endorsement in full force and effect for its full term. If the Company’s and its Subsidiaries’ existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and Parent shall cause the Surviving Corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions (subject to the foregoing) no less advantageous to the Indemnified Parties than the Company’s and Subsidiaries’ existing directors’ and officers’ liability insurance. Notwithstanding anything to the contrary in this Agreement, the Company may and may cause the Subsidiaries to, prior to the Effective Time, purchase a Reporting Tail Endorsement; provided, that, the Company or Subsidiaries do not pay more than the Maximum Premium for such Reporting Tail Endorsement, in which case, provided that Parent causes the Surviving Corporation to maintain such Reporting Tail Endorsement in full force and effect for its full term, Parent shall be relieved from its obligations under the preceding two (2) sentences of this Section 5.5(c).

(d) Parent shall pay all expenses, including reasonable attorneys’ fees, incurred by the persons referred to in this Section 5.5 in connection with their enforcement of their rights provided in this Section 5.5.

(e) The provisions of this Section 5.5 are intended to be in addition to, and Parent shall, and shall cause the Surviving Corporation to, enforce and honor, to the fullest extent permitted by law for a period of six (6) years from the Effective Time, the rights otherwise available to the current officers and directors of the Company and its Subsidiaries by Legal Requirement, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

5.6  Regulatory Approvals and Related Matters.

(a) Each party shall use reasonable best efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other Contemplated Transactions. Without limiting the generality of the foregoing, the Company and Parent shall, as promptly as practicable after the date of this Agreement, prepare and file the notifications required under the HSR Act and under any other Legal Requirement that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”) in connection with the Merger.

(b) Parent, Merger Sub and the Company each shall promptly supply the other parties with any information that may be required in order to effectuate any filings or applications pursuant to Section 5.6(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement, each of the Company and Parent shall, (i) consult with the other party prior to taking a position with respect to any such filing, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body by or on behalf of any party to this Agreement in connection with any investigations or proceedings in connection with this Agreement or the Contemplated Transactions, (iii) coordinate with the other in preparing and exchanging such information, and (iv) promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Body in connection with this Agreement or the Contemplated Transactions; provided, that, with respect to any such filing, presentation or submission, each of Parent and the Company need not supply the other (or its counsel) with copies (or, in case of oral presentations, a summary) to the extent that any Legal Requirement applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such information or to the extent required by any existing confidentiality or non-disclosure agreement.

(c) The Company and Parent shall use reasonable best efforts to respond to and comply as promptly as practicable with: (i) any inquiries or requests (including any “second request” for information) received from the Federal Trade Commission or the U.S. Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other

Governmental Body in connection with antitrust or related matters. Each party will notify the other promptly upon the receipt of (A) any comments from any officials of any Governmental Body in connection with any filings made pursuant to this Agreement, and (B) any request by any officials of any Governmental Body for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any applicable Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), each party will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Body such amendment or supplement.

(d) Subject to the limitations set forth in Section 5.6(f), Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; and (ii) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions. At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any other action with respect to any of the businesses, product lines or assets of the Acquired Corporations, provided that any such action is conditioned upon the consummation of the Merger. Each of Parent and the Company shall provide the other party with a copy of each proposed filing with or other submission to any Governmental Body relating to any of the Contemplated Transactions, and shall give the other party a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission. The Company shall promptly deliver to Parent a copy of each such filing or other submission made, each notice given and each Consent obtained by any Acquired Corporation during the Pre-Closing Period.

(e) If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violating any Antitrust Law, Parent, Merger Sub and the Company shall use their reasonable best efforts to: (i) contest, resist or resolve any such proceeding or action; and (ii) to have vacated, lifted, reversed or overturned any injunction resulting from such proceeding or action, including, but not limited to, entering into negotiations with any applicable Governmental Body.

(f) Notwithstanding anything to the contrary contained in this Section 5.6 or elsewhere in this Agreement, neither Parent nor Merger Sub shall have any obligation under this Agreement to take any of the following actions, if Parent determines in good faith that taking such actions would reasonably be expected to affect the business or interests of Parent, any of Parent’s Subsidiaries or any of the Acquired Corporations in any material adverse way: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any Intellectual Property or Intellectual Property Right, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment, or to commit to cause any of the Acquired Corporations to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

5.7  Confidentiality; Disclosure.

(a) The parties to this Agreement acknowledge that Parent and the Company have previously entered into the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms.

(b) Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement regarding the Merger or the Contemplated Transactions; provided, however, that (i) Parent and the Company shall agree on the contents of the press release announcing the execution of this Agreement and (ii) if Parent or the Company determines that a press release or public announcement is required by any Legal

Requirements, Parent or the Company (as applicable) may make such press release or public announcement, in which case the disclosing party shall use its commercially reasonable efforts to provide the other party with reasonable time to comment on such release or announcement in advance of such issuance.

(c) Notwithstanding anything to the contrary contained in this Section 5.7, the obligations of Parent and the Company set forth in this Section 5.7 shall not apply with respect to any public statement relating to the withdrawal or modification in a manner adverse to Parent of the Company Board Recommendation that is permitted pursuant to Section 5.2(c).

5.8  CHESS Depositary Interest.  Prior to the Closing Date, the Company will take all actions that are necessary or appropriate to provide that the CDIs will, immediately prior to the Effective Time or such other time as the parties agree with ASX and CDN (as applicable), be (a) suspended from quotation on ASX and (b) cancelled or transmuted into the underlying shares of Company Common Stock or Company Warrants (as the case may be) in accordance with the operating rules of the ASTC. As soon as practicable after the Closing Date, the Surviving Corporation will apply to ASX to delist the Company.

5.9  Section 16 Matters.  Prior to the Effective Time, the Company shall be permitted to take all such steps as may reasonably be necessary to cause the Contemplated Transactions, including any dispositions of shares of Company Common Stock (including any Company Options or Company Warrants) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.10  Resignation of Officers and Directors.  The Company shall use its reasonable best efforts to obtain and deliver to Parent at or prior to the Effective Time the resignation of each officer and director of each of the Acquired Corporations.

5.11  Stockholder Litigation.  The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation (including any class action or derivative litigation) against the Company and/or any of its directors or officers relating to this Agreement, the Merger or any of the other Contemplated Transactions, and no compromise or full or partial settlement of any such litigation shall be agreed to by the Company without Parent’s prior written consent. Any such participation by Parent shall be at Parent’s sole cost and expense.

5.12  Employee Retention.  The Company shall cooperate and work with Parent to help Parent identify employees of the Acquired Corporations to whom Parent may elect to offer continued employment with the Surviving Corporation, such Subsidiaries or Parent. With respect to any employee of the Acquired Corporations who receives an offer of employment from Parent or the Surviving Corporation, the Company shall assist Parent with its efforts to enter into such employment agreements as required by Parent with such employee as soon as practicable, but with effectiveness expressly conditioned upon Closing.

Section 6.  Conditions Precedent to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to cause the Merger to be effected and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

6.1  Accuracy of Company Representations.

(a) Each of the representations and warranties of the Company contained in Section 2 (other than in Section 2.2(a), Section 2.2(c), Section 2.15(b) and Section 2.19) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall have been accurate in all respects only as of such date), except where the failure of such representations and warranties to be accurate, individually or in the aggregate, would not have a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties: (i) all “Company Material Adverse Effect” and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(b) Each of the representations and warranties of the Company contained in Section 2.15(b) and Section 2.19 shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date; provided, however, that, for purposes of determining the accuracy of the foregoing representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(c) Each of the representations and warranties of the Company contained in Section 2.2(a) and Section 2.2(c) shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects only as of such date); provided, however, that, for purposes of determining the accuracy of the foregoing representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

6.2  Performance of Covenants.  All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3  Company Stockholder Approval.  This Agreement shall have been duly adopted by the Required Company Stockholder Vote, and holders of less than 10% in the aggregate of the outstanding shares of Company Common Stock shall have perfected their appraisal rights under Section 262 of the DGCL with respect to their shares of Company Common Stock or shall otherwise continue to have appraisal rights under any applicable Legal Requirement.

6.4  Noncompetition Agreements.  The Noncompetition Agreements shall remain in full force and effect.

6.5  Company Officers’ Certificate.  Parent shall have received a certificate executed by a duly authorized officer of the Company, in his or her capacity as such, confirming that the conditions set forth in Sections 6.1 (Accuracy of Company Representations), 6.2 (Performance of Covenants) and 6.3 (Company Stockholder Approval) have been satisfied.

6.6  Regulatory Matters.

(a) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time.

(b) Any waiting period applicable to the consummation of the Merger under any applicable foreign antitrust or competition law or regulation or under any other foreign Legal Requirement shall have expired or been terminated, except where the failure of any particular waiting period to have expired or to have been terminated prior to the Closing would not reasonably be expected to affect the business of Parent or any Acquired Corporation in any material adverse way.

(c) Any Governmental Authorization or other Consent required to be obtained under any applicable antitrust or competition law or regulation or under any other Legal Requirement shall have been obtained and shall remain in full force and effect (except where the failure to have obtained a particular Consent prior to the Closing would not reasonably be expected to affect the business of Parent or any Acquired Corporation in any material adverse way), and no such Governmental Authorization or other Consent shall require, contain or contemplate any term, limitation, condition or restriction that Parent determines in good faith to be materially burdensome.

6.7  No Restraints.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

6.8  No Governmental Litigation.  There shall not be pending or overtly threatened in writing any Legal Proceeding brought or initiated (or overtly threatened in writing to be brought or initiated) by a Governmental

Body: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of the Acquired Corporations any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that would materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other Contemplated Transactions; or (f) seeking to impose (or that would result in the imposition of) any criminal sanctions or criminal liability on Parent or any of the Acquired Corporations.

6.9  No Company MAE.  Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in any Company Material Adverse Effect.

6.10  Employee Retention.  Each of the persons listed on Schedule 6.10(a) of the Company Disclosure Schedule (the “Designated Employees”): (a) shall have executed an offer letter in substantially the form attached as Schedule 6.10(b) of the Company Disclosure Schedule (with such changes thereto as may be proposed by Parent with respect to any one or more Designated Employees; provided, that, with respect to any such Designated Employee, such changes are not materially adverse to such Designated Employee), agreeing to remain employed by the Company or to become employed by Parent following the Closing; and (b) shall, as of immediately prior to the Effective Time, not have terminated or rescinded such acceptance; provided, however, that the condition set forth in this Section 6.10 shall be deemed satisfied in respect of any Designated Employee if (i) the employment of such Designated Employee with the Company has terminated before the Closing due to the death or permanent and total disability (as defined in Code Section 22(e)(3)) of such Designated Employee, or (ii) Parent or the Company shall have failed to include in such Designated Employee’s offer letter an offer of a base salary and target cash incentive compensation immediately following the Closing that is not less than his base salary and target cash incentive compensation as of the date of this Agreement.

Section 7.  Conditions Precedent to Obligation of the Company

The obligation of the Company to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

7.1  Accuracy of Parent and Merger Sub Representations.

(a) Each of the representations and warranties of Parent and Merger Sub contained in Section 3 (other than in Section 3.3) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall have been accurate in all respects only as of such date), except where the failure of such representations and warranties to be accurate, individually or in the aggregate, would not have a Parent Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties: (i) all “Parent Material Adverse Effect” and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(b) Each of the representations and warranties of Parent and Merger Sub contained in Section 3.3 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall have been accurate in all material respects only as of such date); provided, however, that, for purposes of determining the accuracy of the foregoing representations and warranties, any update of or modification to the Parent Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

7.2  Performance of Covenants.  All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3  Company Stockholder Approval.  This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

7.4  Parent Officer’s Certificate.  The Company shall have received a certificate executed by a duly authorized officer of Parent, in his or her capacity as such, confirming that the conditions set forth in Sections 7.1 (Accuracy of Parent and Merger Sub Representations) and 7.2 (Performance of Covenants) have been duly satisfied.

7.5  HSR Waiting Period.  The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

7.6  No Restraints.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any U.S., Australian or Irish court of competent jurisdiction or other U.S., Australian or Irish Governmental Body and remain in effect, and there shall not be any U.S., Australian or Irish Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Section 8.  Termination

8.1  Termination.  This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company Stockholders):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company, if the Merger has not been consummated by March 2, 2010 or any other date that Parent and the Company may agree upon in writing (the “Outside Date”); provided, however, a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the Outside Date is principally caused by the failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

(c) by either Parent or the Company, if a U.S., Australian or Irish court of competent jurisdiction or other U.S., Australian or Irish Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; provided, however, that (i) the party to this Agreement seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used commercially reasonable efforts to resist or lift such Order; and (ii) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the issuance of such Order is attributable to the failure of such party to fulfill any of its obligations under this Agreement;

(d) by either Parent or the Company, if: (i) the Company Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company Stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Stockholders’ Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Stockholder Vote results from a failure on the part of such party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

(e) by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if (i) a Company Triggering Event shall have occurred, or (ii) the Company Board Recommendation shall no longer be unanimous, or any reaffirmation of the Company Board Recommendation shall not be unanimous;

(f) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that any of the conditions set forth in Section 6.1 or Section 6.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date: (A) all “Company Material Adverse Effect” and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); provided, that, if any such breach of Company’s representations and warranties as of a date subsequent to the date of this Agreement or breach by the Company of a covenant or agreement is curable by the Company within 30 days (but no later than the Outside Date) and the Company is continuing to exercise its reasonable best efforts to cure such breach, then Parent may not terminate this Agreement under this Section 8.1(f) until the earlier of the date 30 days after delivery of written notice from Parent to the Company of such breach or the Outside Date (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if such breach by the Company is cured during such period in a manner that does not result in a material breach of any covenant of the Company);

(g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that any of the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date: (A) all “Parent Material Adverse Effect” and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Parent Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); provided, that, if any such breach of Parent’s or Merger Sub’s representations and warranties as of a date subsequent to the date of this Agreement or breach by Parent or Merger Sub of a covenant or agreement is curable by Parent or Merger Sub within 30 days (but no later than the Outside Date) and Parent or Merger Sub is continuing to exercise its reasonable best efforts to cure such breach, then the Company may not terminate this Agreement under this Section 8.1(g) until the earlier of the date 30 days after delivery of written notice from the Company to Parent of such breach or the Outside Date (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(g) if such breach by Parent or Merger Sub is cured during such period in a manner that does not result in a material breach of any covenant of Parent or Merger Sub);

(h) by the Company, if: (A) an offer that is a Superior Offer is made to the Company and is not withdrawn; (B) such offer was not obtained or made as a direct or indirect result of a material breach by any Acquired Corporation of this Agreement or the Confidentiality Agreement, or as a direct or indirect result of a breach by any Acquired Corporation or any of its Representatives of any of the provisions set forth in Section 4.3; (C) the Company provides Parent, at least two Business Days prior to any meeting of the Company Board at which such board of directors will consider causing the Company to enter into a binding definitive acquisition agreement concerning a transaction that constitutes such Superior Offer (but not more than one Business Day after any director of the Company is first notified of such meeting), with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of such Superior Offer (including a copy of any draft definitive agreement relating to such Superior Offer to the extent such a draft definitive agreement exists) and the identity of the Person making such Superior Offer; (D) the Company Board determines in good faith, after consulting with the Company’s outside legal counsel and financial advisor, that, in light of such Superior Offer, the failure to terminate this Agreement in order to permit the Company to enter into such binding definitive acquisition agreement would be reasonably likely to constitute a breach of its fiduciary obligations to the Company Stockholders under applicable Legal Requirements; (E) such binding definitive acquisition agreement is not entered into at any time within the period of three Business Days after Parent receives written notice from the Company confirming that the Company Board has determined that the failure to terminate this Agreement in order to permit the Company to enter into such binding definitive acquisition agreement would be reasonably likely to constitute a breach of its fiduciary obligations to the Company Stockholders under applicable Legal Requirements; (F) during such three Business Day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement in such a manner that the offer that was determined to constitute a Superior Offer no longer constitutes a Superior Offer or that no termination of this Agreement in order to permit the Company to enter into such binding definitive acquisition agreement is required as a result of such offer; and (G) at the end of such three Business Day period, the Company Board determines in good faith, after consulting with the Company’s outside legal counsel and financial advisor, that the failure to terminate this Agreement in order to permit the Company to enter into such binding definitive acquisition agreement would continue to be reasonably likely to constitute a breach of the fiduciary obligations of the Company Board to the Company Stockholders under applicable Legal Requirements in light of such Superior Offer (taking into account any changes to the terms of this Agreement or any alternative transaction proposed by Parent as a result of the negotiations required by clause “(F)” or otherwise); provided, that, for the avoidance of doubt, the Company may provide the notices required by Section 5.2(c)(i) and this Section 8.1(h) concurrently and the five and three day notice periods required by such respective sections may run concurrently; or

(i) by Parent if a Company Material Adverse Effect shall have occurred following the date of this Agreement.

Notwithstanding anything to the contrary contained in this Section 8.1, this Agreement may not be terminated by any party unless any fee required to be paid (or caused to be paid) by such party at or prior to the time of such termination pursuant to Section 8.4 shall have been paid in full.

8.2  Effect of Termination.  In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that: (i) this Section 8.2, Section 8.3, Section 8.4, and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, and (iii) the termination of this Agreement shall not relieve any party from any liability for any intentional or willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

8.3  Expenses.  Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid (or caused to be paid) by the party incurring such expenses, whether or not the Merger is consummated. If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall as promptly as practicable in light of the Company’s then-current cash position (but in any event within 60 Business Days following such termination) reimburse Parent for all reasonable and documented out-of-pocket fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) that have been incurred or paid or that may become payable by or on behalf of Parent or any of its Subsidiaries (i) in connection with the preparation, negotiation and performance of this Agreement and all related agreements and documents, (ii) in connection with the due diligence investigation conducted with respect to the Acquired Corporations, and (iii) in connection with all transactions contemplated by this Agreement, up to a maximum of $2,000,000.

8.4  Termination Fee.  If this Agreement is terminated: (a) by Parent pursuant to Section 8.1(e); (b) pursuant to Section 8.1(d), and (i) prior to the adoption of this Agreement by the Required Company Stockholder Vote, an Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made and not withdrawn, at least five Business Days prior to the date of the Company Stockholders’ Meeting, and (ii) by the first anniversary of such termination, either (A) the Company consummates a Specified Acquisition Transaction or (B) the Company enters into a definitive agreement relating to a Specified Acquisition Transaction and, following such first anniversary, the Specified Acquisition Transaction to which such definitive agreement relates (or any other Specified Acquisition Transaction among or involving the parties to such definitive agreement or any of such parties’ affiliates) is consummated; or (c) by the Company pursuant to Section 8.1(h); then the Company shall pay Parent a nonrefundable fee equal to $10,000,000 minus any amount actually previously paid by the Company to Parent as reimbursement pursuant to Section 8.3. Such fee shall be paid in immediately available funds and shall be due and payable on the date that is (A) two (2) Business Days after the date of termination in the event of a termination by Parent pursuant to Section 8.1(e), (B) on or prior to the date on which the applicable Specified

Acquisition Transaction is consummated in the event of a termination pursuant to Section 8.1(d), or (C) prior to the effectiveness of any termination pursuant to Section 8.1(h). “Specified Acquisition Transaction” shall have the same meaning as the term “Acquisition Transaction,” except that, solely for purposes of the definition of Specified Acquisition Transaction, all references to “15%” or “85%” in the definition of “Acquisition Transaction” shall be deemed to refer instead to “50%”. If the Company fails to pay when due any amount payable under Section 8.3 or this Section 8.4, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of legal counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under Section 8.3 or this Section 8.4, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such amount was originally required to be paid.

Section 9.  Miscellaneous Provisions

9.1  Amendment.  This Agreement may be amended with the approval of Parent and the Company’s respective boards of directors at any time (whether before or after this Agreement is adopted by the Company Stockholders); provided, however, that after any such adoption of this Agreement by the Company Stockholders, no amendment shall be made which pursuant to applicable Legal Requirements requires further approval of the Company Stockholders without the further approval of the Company Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

9.2  Extension; Waiver.

(a) Subject to Sections 9.2(b) and 9.2(c), at any time prior to the Effective Time, Parent and Merger Sub on the one hand and the Company on the other hand may: (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Agreement or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Agreement. The agreement of Parent to any extension or waiver shall be deemed to be the agreement of Merger Sub to such extension or waiver.

(b) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3  No Survival of Representations and Warranties.  None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

9.4  Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery.  This Agreement and the other agreements, exhibits and disclosure schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

9.5  Applicable Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; and (b) each of the parties irrevocably waives the right to trial by jury.

9.6  Attorneys’ Fees.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.7  Assignability; No Third Party Rights.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties to this Agreement and their respective successors and assigns; provided, however, that neither this Agreement nor any party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the prior written consent of the other parties shall be void and of no effect, provided, however, that either or both Parent and Merger Sub may assign their rights under this Agreement to any wholly owned Subsidiary of Parent (provided, that, no such assignment shall relieve Parent of any obligation it may have hereunder). Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that, from and after the Effective Time, the provisions of Section 1 shall be for the benefit of holders of Company Common Stock, and the provisions of Section 5.5 shall be for the benefit of the Indemnified Parties. In the event that the Company brings a Legal Proceeding for monetary damages for breach of this Agreement in which it is held that the right to obtain such monetary damages (including damages based on the loss of economic benefits of the Contemplated Transactions to the holders of Company Common Stock, Company Options and Company Warrants, if determined appropriate) is solely held by the holders of Company Common Stock, Company Options and Company Warrants, then such rights of the holders of Company Common Stock, Company Options and Company Warrants may be enforced on their behalf by the Company as agent for the holders of Company Common Stock, Company Options and Company Warrants.

9.8  Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as UPS or Federal Express), two (2) Business Days after mailing; (c) if sent by facsimile transmission before 5:00 p.m., Pacific time, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m., Pacific time, and receipt is confirmed, on the following Business Day; and (e) if otherwise actually personally delivered, when delivered;

provided, that, such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

if to Parent or Merger Sub:

LEO Pharma A/S
Industriparken 55
DK — 2750 Bellerup
Attn: Nina Solver Henning
Fax: 45-72263295

with a copy (which shall not constitute notice) to:

Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attn: Glen Y. Sato
Fax: (650) 849-7400

if to the Company:

Peplin, Inc.
6475 Christie Avenue
Suite 300
Emeryville, CA 94608
Attn: Thomas Wiggans
David Smith
Fax: (510) 653-9704

with copies (which shall not constitute notice) to:

Fenwick & West LLP
555 California St., 12th Floor
San Francisco, CA 94104
Attn: Douglas N. Cogen
David K. Michaels
Fax: (415) 281-1350

9.9  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.10  Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. Because the parties hereto agree that irreparable damage would occur if a provision of this Agreement were not performed in accordance with the terms hereof, it is accordingly agreed that the parties shall be entitled to seek and obtain, if available, an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, and the parties hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

9.11  Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f) For purposes of Section 8, references to the failure of a party to perform its covenants or obligations in this Agreement shall, in the case of Parent, include the failure of Merger Sub to perform its covenants or obligations in this Agreement.

(g) To the extent this Agreement refers to information or documents to be made available, delivered, produced or provided by the Company to Parent or Merger Sub, the Company shall be deemed to have satisfied such obligation if the Company has made such information or document available by (i) posting such information or document at least two Business Days prior to the date of this Agreement (or such shorter period as may be specified by email notice by the Company or its Representative to Parent or its Representative prior to the date of this Agreement, with respect to any specific information or documents posted within such two day period) to the “electronic data room” maintained by the Company and accessible by Parent or any of its Representatives for purposes of the Contemplated Transactions or (ii) delivering such information or document to Parent or its Representatives at least two Business Days prior to the date of this Agreement.

(h) References to “$” or “dollars” refer to United States dollars unless otherwise noted.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

Peplin, Inc.

By:	/s/ Thomas Wiggans
Name:     Thomas Wiggans

Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

In Witness Whereof, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

Plant Acquisition Sub, Inc.

By:	/s/ Gitte P. Aabo
Name:     Gitte P. Aabo

Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

In Witness Whereof, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

Leo Pharma A/S

By:	/s/ Gitte P. Aabo
Name:     Gitte P. Aabo

Title:	President and Chief Executive Officer

By:	/s/ John Mehlbye
Name:     John Mehlbye

Title:	Executive Vice-President, Plants & Manufacturing

[Signature Page to Agreement and Plan of Merger]

Exhibit A
Certain Definitions

For purposes of the Agreement (including this Exhibit A):

Acquired Corporations.  “Acquired Corporations” means the Company and the Company’s Subsidiaries.

Acquisition Inquiry.  “Acquisition Inquiry” means any inquiry of, indication of interest to or communication to the Company (other than by Parent or any of its Affiliates or Representatives on behalf of Parent) concerning an Acquisition Transaction or that would reasonably be expected to lead to an Acquisition Proposal, but which is not an Acquisition Proposal.

Acquisition Proposal.  “Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Parent or any of its Affiliates or Representatives on behalf of Parent) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Transaction.  “Acquisition Transaction” means with respect to the Company, any transaction or series of transactions (other than the Merger) involving:

(a) any acquisition or purchase by any Person or group (as defined in the Exchange Act and the rules promulgated thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or group (as defined in the Exchange Act and the rules promulgated thereunder) beneficially owning securities representing 15% or more of the total outstanding voting power of the Company, or any merger, consolidation, business combination, share exchange, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, (ii) pursuant to which the Company Stockholders immediately preceding such transaction would hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity) immediately following the consummation of such transaction or (iii) in which any of the Acquired Corporations issues securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

(b) any sale, lease, exchange, transfer, exclusive license or disposition of any business or businesses or assets that constitute or account representing 15% or more of the aggregate fair market value of the consolidated assets of the Company and its Subsidiaries taken as a whole; or

(c) any liquidation or dissolution of any of the Acquired Corporations.

Affiliate.  “Affiliate” shall have the meaning ascribed to such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

ASIC.  “ASIC” means the Australian Securities and Investments Commission.

ASTC.  “ASTC” means ASX Settlement and Transfer Corporation Pty Ltd ACN 008 504 532.

ASX.  “ASX” means ASX Limited ACN 008 624 691 or the Australian Securities Exchange, as the context requires.

ASX Listing Rules.  “ASX Listing Rules” means the official listing rules of ASX.

Business Day.  “Business Day” means a day (a) other than Saturday or Sunday and (b) on which commercial banks are open for business in San Francisco, California.

CDIs.  “CDIs” means Shares CDIs and Options CDIs, collectively.

CDN.  “CDN” means CHESS Depositary Nominees Pty Ltd ACN 071 346 506.

CHESS.  “CHESS” means the clearing house electronic sub-register system of share transfers operated by ASTC.

Code.  “Code” means the United States Internal Revenue Code of 1986, as amended.

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Company Affiliate.  “Company Affiliate” means any Person under common control with the Company within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

Company ASX Documents.  “Company ASX Documents” means all proxy statements, reports, schedules, forms, statements or other documents, including all amendments thereto, required to be filed by the Company under the Corporations Act or the ASX Listing Rules since January 1, 2007.

Company Board.  “Company Board” means the Company’s board of directors.

Company Class B Common Stock.  “Company Class B Common Stock” means the Class B Common Stock, $0.001 par value per share, of the Company.

Company Common Stock.  “Company Common Stock” means the Common Stock, $0.001 par value per share, of the Company, including common stock in respect of which Share CDIs have been issued.

Company Contract.  “Company Contract” means any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any Company Owned IP or Company In-Licensed IP or any other asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

Company Disclosure Schedule.  “Company Disclosure Schedule” means the Company Disclosure Schedule and exhibits thereto that the Company delivers to Parent upon the execution of the Agreement.

Company Employee.  “Company Employee” means any director, officer or employee of the Company or any of its Subsidiaries.

Company Employee Agreement.  “Company Employee Agreement” means any employment, severance, retention, transaction bonus, change in control, consulting, or other similar Contract between: (a) the Company or any of its Subsidiaries or any current Company Affiliate; and (b) any Company Employee, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of the Company or any of its Subsidiaries or any Company Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit, other than severance payments required to be made by the Company or any of its Subsidiaries under applicable foreign law (which excepted Contracts shall also not constitute Company Employee Plans hereunder).

Company Employee Plan.  “Company Employee Plan” means any plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan) that is maintained or contributed to, or required to be maintained or contributed to, by the Company, any of its Subsidiaries, or any Company Affiliate for the benefit of any Company Employee; provided, however, that a Company Employee Agreement shall not be considered a Company Employee Plan.

Company In-Licensed IP.  “Company In-Licensed IP” means all Intellectual Property Rights that are licensed by the Company and its Subsidiaries and that are used or contemplated to be used in the conduct the business of the Company and its Subsidiaries.

Company Material Adverse Effect.  “Company Material Adverse Effect” means any effect, change, event or circumstance (“Effect”) that, considered together with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, capitalization or results of operations of the Company and its Subsidiaries taken as a whole, (b) the Company’s ability to consummate the Merger or (c) Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any shares of the stock of the Surviving Corporation; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether

A-A-2

there has occurred, a Company Material Adverse Effect: (i) Effects resulting from changes since the date of the Agreement in conditions, including regulatory review standards, generally affecting the industries in which the Company or any of its Subsidiaries participates or the U.S., Australian or global economy or capital markets as a whole, to the extent that such conditions do not have a substantially disproportionate impact on the Company and its Subsidiaries taken as a whole when compared to other firms in the industries in which the Company or any of its Subsidiaries participates; (ii) Effects resulting from acts of war, armed hostilities or terrorism since the date of the Agreement; (iii) changes in the trading price or trading volume of Company Common Stock or CDIs in and of themselves (it being understood, however, that the facts or circumstances giving rise to any such change in such trading price or trading volume may be taken into account in determining whether there has been or would be a Company Material Adverse Effect); (iv) Effects resulting from the announcement or pendency of the Merger and the Contemplated Mergers to the extent that the Company conclusively demonstrates that such Effects are directly and exclusively attributable to the announcement or pendency of the Merger and the Contemplated Transactions; (v) any failure by the Company to meet internal or published third party projections, estimates or forecasts, in and of itself (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether there has been or would be a Company Material Adverse Effect); (vi) Company stockholder class action or derivative litigation commenced against the Company since the date of the Agreement and arising from allegations of (A) breach of fiduciary duty of the Company’s directors relating to their approval of the Agreement, (B) false or misleading public disclosure by the Company with respect to the Agreement or (C) other claims in connection with the Contemplated Transactions in the case of each of clauses “(A),” “(B)” and “(C)” in and of itself (it being understood, however, that the facts or circumstances giving rise to any such allegations may be taken into account in determining whether there has been or would be a Company Material Adverse Effect); (vii) Effects resulting from actions taken at Parent’s express direction, including actions taken pursuant to Section 5.6 solely to the extent made pursuant to the Parent’s express direction; or (viii) changes since the date of the Agreement in applicable Legal Requirements, regulatory conditions or GAAP (it being agreed that notwithstanding any of the foregoing, any termination of any ongoing clinical studies of PEP005 (ingenol mebutate) for safety reasons in accordance with the protocol for such clinical studies or as a result of an action by a Governmental Body would be considered to constitute a Company Material Adverse Effect).

Company Option Plan.  “Company Option Plan” means the Company’s 2007 Incentive Award Plan, as it may be amended from time to time.

Company Options.  “Company Options” means options to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Option Plan, assumed by the Company, or otherwise), provided, that, the Company Warrants shall not be considered Company Options for any purpose hereunder.

Company Owned IP.  “Company Owned IP” means all Intellectual Property Rights that are owned by the Company and its Subsidiaries and that are used or contemplated to be used in the conduct of the business of the Company and its Subsidiaries.

Company Preferred Stock.  “Company Preferred Stock” means the Preferred Stock, $0.001 par value per share, of the Company.

Company Product.  “Company Product” means any product of any Acquired Corporation that, on a stand-alone basis (a) has been manufactured, marketed, distributed, provided, leased, licensed or sold by or on behalf of any Acquired Corporation at any time, (b) any Acquired Corporation currently supports or is obligated to support or maintain or (c) is under development by or for any Acquired Corporation (whether or not in collaboration with another Person), including the following products of the Company and its Subsidiaries: (a) PEP005 (ingenol mebutate) Gel for the treatment of actinic keratosis and (b) PEP005 (ingenol mebutate) Gel for the treatment of superficial basal cell carcinoma.

Company Public Documents.  “Company Public Documents” means the Company ASX Documents and the Company SEC Documents, collectively.

Company Registered IP.  “Company Registered IP” means all Registered IP owned by, or filed in the name of, the Company or any of its Subsidiaries.

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Company SEC Documents.  “Company SEC Documents” means all proxy statements, reports, schedules, forms, statements or other documents, including all amendments thereto, required to be filed by the Company with or furnished by the Company to the SEC.

Company Stockholders.  “Company Stockholders” means the holders of Company Common Stock and Share CDIs.

Company Triggering Event.  A “Company Triggering Event” shall be deemed to have occurred if: (a) the Company Board shall have failed to recommend that the Company Stockholders vote to adopt the Agreement, or withdraws or modifies in a manner adverse to Parent the Company Board Recommendation; (b) the Company fails to include in the Proxy Statement, or shall have amended the Proxy Statement to exclude, the Company Board Recommendation; (c) the Company Board fails to reaffirm the Company Board Recommendation (publicly, if requested by Parent) within 10 Business Days after Parent requests in writing that it be reaffirmed; (d) the Company Board approves, endorses or recommends any Acquisition Proposal; (e) the Company enters into any letter of intent or similar document or any Contract contemplating any Acquisition Proposal or enters into a binding definitive agreement accepting an Acquisition Proposal; (e) a tender or exchange offer relating to securities of the Company is commenced by a Person unaffiliated with Parent, and the Company has not sent to the Company Stockholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (f) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have materially breached any of their obligations set forth in Section 4.3.

Company Warrants.  “Company Warrants” means warrants to purchase shares of Company Common Stock from the Company, including warrants in respect of which Option CDIs have been issued.

Confidentiality Agreement.  “Confidentiality Agreement” means that certain Confidentiality Agreement dated as of February 27, 2007, between Peplin Limited CAN 090 819 275 and Parent, as amended by that certain Amendment No. 1 to Confidentiality Agreement dated as of March 10, 2009, among the Company, Peplin Limited CAN 090 819 275 and Parent.

Consent.  “Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contemplated Transactions.  “Contemplated Transactions” means the Merger and the other transactions contemplated by the Agreement or the Voting Agreements.

Contract.  “Contract” means any written, oral or other agreement, contract, subcontract, lease, legally binding understanding, legally binding arrangement, settlement, legally binding instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, legally binding benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

Corporations Act.  “Corporations Act” means the Australian Corporations Act 2001 (Cth), as amended and the Corporations Regulations 2001 made under it.

DGCL.  “DGCL” means the Delaware General Corporation Law.

Dissenting Shares.  “Dissenting Shares” means any shares of Company Common Stock that are issued and outstanding immediately before the Effective Time and in respect of which the holder thereof has made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and has otherwise complied with all applicable provisions of Section 262 of the DGCL in connection with the Merger, provided that any such shares of Company Common Stock shall cease to be Dissenting Shares hereunder after such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares.

Encumbrance.  “Encumbrance” means any lien, pledge, hypothecation, hypothecation, option, right of first refusal, preemptive right, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, security interest, encumbrance, adverse claim, interference, restriction on transfer

A-A-4

(except for restrictions arising under applicable securities laws) or other restriction of any nature except for Permitted Encumbrances.

Entity.  “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or other entity.

ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

FDA.  “FDA” means the United States Food and Drug Administration.

GAAP.  “GAAP” means generally accepted accounting principles in the United States.

Governmental Authorization.  “Governmental Authorization” means any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, or right under any Contract with any Governmental Body.

Governmental Body.  “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, or instrumentality, and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ Stock Market LLC and FINRA-Financial Industry Regulatory Authority). For the avoidance of doubt, Governmental Body shall include the Australian Takeovers Panel, the Australian Securities Exchange, the Australian Securities and Investments Commission, the FDA and any other agency in the world that is responsible for regulating or supervising the safety of foods, dietary supplements, medical devices or drugs.

HSR Act.  “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Intellectual Property.  “Intellectual Property” means formulae, inventions (whether or not patentable), know-how, methods, processes, proprietary information, specifications, software, techniques, URLs, web sites, works of authorship and other forms of technology.

Intellectual Property Rights.  “Intellectual Property Rights” means all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including copyrights and moral rights; (b) trademark, trade name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary and intangible rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

Knowledge.  “knowledge” means, with respect to any party as to any particular matter, the actual knowledge of the directors and officers of such party regarding such matter.

Legal Proceeding.  “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement.  “Legal Requirement” means any federal (including United States, Australian and Irish), state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, stock exchange rule, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the ASX).

A-A-5

Option CDIs.  “Option CDIs” means CHESS Depositary Interests representing options to purchase shares of Company Common Stock (in the ratio of one (1) option to purchase one (1) share of Company Common Stock to twenty (20) Option CDIs) (ASX: PLIO).

Order.  “Order” means any order, writ, injunction, judgment or decree.

Parent Disclosure Schedule.  “Parent Disclosure Schedule” means the Parent Disclosure Schedule and exhibits thereto that Parent delivers to the Company upon the execution of the Agreement.

Parent Material Adverse Effect.  “Parent Material Adverse Effect” means any Effect that, considered together with all other Effects, would reasonably be expected to have a material adverse effect on the ability of Parent to consummate the Merger; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (i) Effects resulting from changes since the date of the Agreement in conditions, including regulatory review standards, generally affecting the industries in which Parent or any of its Subsidiaries participates or the U.S. or global economy or capital markets as a whole, to the extent that such changed conditions do not have a substantially disproportionate impact on Parent and its Subsidiaries taken as a whole when compared to other firms in the industries in which Parent or any of its Subsidiaries participates; (ii) Effects resulting from acts of war, armed hostilities or terrorism since the date of the Agreement; (iii) Effects resulting from the announcement or pendency of the Merger and the Contemplated Transactions to the extent that Parent conclusively demonstrates that such Effects are directly and exclusively attributable to the announcement or pendency of the Merger and the Contemplated Transactions; (iv) Company stockholder class action or derivative litigation commenced against Parent since the date of the Agreement and arising from allegations of breach of fiduciary duty of the Company’s directors relating to their approval of the Agreement or from allegations of false or misleading public disclosure by Parent with respect to the Agreement; or (vii) changes since the date of the Agreement in applicable Legal Requirements, regulatory conditions or GAAP.

Permitted Encumbrance.  “Permitted Encumbrance” means: (a) liens, licenses that are listed on the Company Disclosure Schedule, exceptions, security interests, restrictions, imperfections of title or other similar matters that have arisen in the ordinary course of business and that do not and would not be reasonably likely to, individually or in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any of the Acquired Corporations; (b) Encumbrances for current Taxes, assessments or other government charges not yet due; (c) zoning, building or other similar government restrictions; (d) easements, covenants, rights of way or other similar restrictions with respect to real property; and (e) liens securing indebtedness that is reflected on the Company Unaudited Balance Sheet.

Person.  “Person” means any individual, Entity or Governmental Body.

Registered IP.  “Registered IP” means all Intellectual Property Rights that are registered, applied for, filed, perfected, issued or recorded with or by any Governmental Body.

Representatives.  “Representatives” means directors, officers, agents, attorneys, accountants, advisors and representatives.

Required Company Stockholder Vote.  “Required Company Stockholder Vote” means the affirmative vote of the Company Stockholders holding at least a majority of the outstanding shares of Company Common Stock in favor of the adoption of the Agreement.

Sarbanes-Oxley Act.  “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

SEC.  “SEC” means the United States Securities and Exchange Commission.

Securities Act.  “Securities Act” means the Securities Act of 1933, as amended.

Share CDIs.  “Share CDIs” means CHESS Depositary Interests representing shares of Company Common Stock (in the ratio of one (1) share of Company Common Stock to twenty (20) Share CDIs) (ASX: PLI).

A-A-6

Subsidiary.  An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

Superior Offer.  “Superior Offer” means an unsolicited bona fide, written offer by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Acquired Corporations, taken as a whole or in excess of 50% of the outstanding voting securities of the Company and as a result of which the Company Stockholders immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, that (a) was not obtained or made as a direct or indirect result of a breach by the Company of the Agreement or the Confidentiality Agreement, (b) is determined by the Company Board, in its good faith judgment, after consultation with an independent financial advisor of nationally recognized reputation, and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view to the Company Stockholders than the Merger and (c) contemplates a transaction that is reasonably capable of being consummated.

Tax.  “Tax” means any federal, state, local, or foreign tax (including any income, franchise, capital gains, gross receipts, value-added, surtax, estimated, unemployment, national health insurance, excise, ad valorem, transfer, stamp, sales, use, property, custom duty, withholding or payroll tax), including any penalty, interest or addition thereto), imposed by or under the authority of any Governmental Body.

Tax Return.  “Tax Return” means any return (including any information return), report, statement, declaration or other document (including any schedule or attachment thereto, and including any amendment thereof) required to be filed with any Governmental Body with respect to Taxes.

TGA.  “TGA” means the Australian Therapeutic Goods Administration.

A-A-7

Exhibit B
Form of Certificate of Merger

A-B-1

CERTIFICATE OF MERGER
OF
PLANT ACQUISITION SUB, INC.
(a Delaware corporation)
WITH AND INTO
PEPLIN, INC.
(a Delaware corporation)

Pursuant to Section 251 of the
General Corporation Law of the State of Delaware

[          ], 2009

Peplin, Inc., a Delaware corporation (“Peplin”), does hereby certify to the following facts relating to the merger of Plant Acquisition Sub, Inc., a Delaware corporation (“Sub”), with and into Peplin, pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware:

1. The name and the state of incorporation of each of the constituent corporations (the “Constituent Corporations”) are as follows:

Name	State of Incorporation

Plant Acquisition Sub, Inc.	Delaware
Peplin, Inc.	Delaware

2. An Agreement and Plan of Merger, dated as of September 2, 2009 (the “Agreement”), setting forth the terms and conditions of the merger of Sub with and into Peplin (the “Merger”), has been approved, adopted, executed, and acknowledged by both of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

3. Peplin shall be the surviving corporation in the Merger (the “Surviving Corporation”). The name of the Surviving Corporation shall be Peplin, Inc.

4. Upon the effectiveness of the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

5. The executed Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 6475 Christie Avenue, Suite 300, Emeryville, California 94608.

6. A copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

7. This Certificate of Merger and the Merger shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

A-B-2

In Witness Whereof, Peplin, Inc. has caused this Certificate of Merger to be executed by the undersigned, its authorized officer, as of the date first written above

Peplin, Inc.

By:
Name:

Title:

[Signature Page to Certificate of Merger]

A-B-3

Exhibits

Exhibit A — Certain Definitions

Exhibit B — Form of Certificate of Merger

ANNEX B-1

PERSONAL AND CONFIDENTIAL

September 2, 2009

Board of Directors
Peplin, Inc.
6475 Christie Avenue
Emeryville, CA 94608

Madam and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than LEO Pharma A/S (“Parent”), Plant Acquisition Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”) and any other wholly owned subsidiary of Parent) of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Peplin, Inc. (the “Company”) of the $16.99 per Share in cash to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of September 2, 2009 (the “Agreement”), by and among Parent, Merger Sub and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, Parent and any of their respective affiliates or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We also may provide investment banking and other financial services to the Company, Parent and their respective affiliates in the future. In connection with the above-described services we have received, and may receive, compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; the Company’s Registration Statement on Form S-1 (File No. 333-145266), including the prospectus contained therein, filed on August 9, 2007, and the amendments thereto, which registration statement was withdrawn by the Company on June 9, 2008; the Company’s Registration Statement on Form 10 (File No. 000-53410), filed on September 12, 2008, and the amendments thereto; the Company’s Registration Statement on Form S-1, (File No. 333-155801) including the prospectus contained therein, filed December 1, 2008; the Company’s Registration Statement on Form S-1 (File No. 333-156484), including the prospectus contained therein, filed on December 30, 2008, and the amendments thereto; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company, including assumed probabilities of success associated with certain outcomes contemplated by such forecasts, as prepared by its management and approved for our use by the Company (the “Forecasts”). We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the CHESS Depositary Interests of the Company (the “CDIs”), compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the healthcare industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

B-1-1

Board of Directors
Peplin, Inc.
September 2, 2009
Page Two

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and we do not assume any liability for any such information. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis. In addition, we are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay its obligations when they come due, and our opinion does not address any legal, regulatory, tax or accounting matters.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the $16.99 per Share in cash to be paid to the holders (other than Parent, Merger Sub and any other wholly owned subsidiary of Parent) of Shares pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the Transaction, whether relative to the $16.99 per Share in cash to be paid to the holders (other than Parent, Merger Sub and any other wholly owned subsidiary of Parent) of Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $16.99 per Share in cash to be paid to the holders (other than Parent, Merger Sub and any other wholly owned subsidiary of Parent) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

B-1-2

ANNEX B-2

August 31, 2009
Board of Directors
Peplin, Inc.
6475 Christie Avenue
Suite 300
Emeryville, California 94608

Members of the Board of Directors:

We understand that Peplin, Inc. (the “Company”), LEO Pharma A/S (“Parent”) and Plant Acquisition Sub, Inc. (“Merger Sub”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”). The terms and conditions of the proposed Merger (as defined below) are set out more fully in the Agreement. All capitalized terms shall have the meanings ascribed to such terms in the Agreement unless the context clearly provides otherwise.

The Agreement provides, among other things, that upon the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”). By virtue of the Merger, at the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). Further, at the Effective time, by virtue of the Merger and without any further action on the part of Parent, Merger sub, the Company or any Company Stockholder (i) any shares of Company Common Stock held by the Company or by any wholly owned Subsidiary of the Company (or held in the Company’s treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore; (ii) any shares of Company Common Stock held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and (iii) except as provided in clauses “(i)” and “(ii)” above and subject to Section 1.5(b) and Section 1.5(c) of the Agreement, each share of Company Common Stock outstanding immediately prior to the Effective Time (including any shares of Company Common Stock issued upon exercise of Company Options before the Effective Time but excluding any Dissenting Shares) shall be converted into the right to receive $16.99 in cash, without interest (the “Per Share Merger Consideration”).

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the Company Stockholders in the proposed Merger. This letter and our Opinion have been authorized by our Fairness Opinion Review Committee.

Our services in connection with the proposed Merger have consisted solely of providing an Opinion. We will receive a fee from the Company for our services which is not contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. We are a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the ordinary course of business, we and our affiliates have in the past and may, in the future, provide commercial and investment banking services to the Company, the Parent or their respective affiliates and have received and would expect to receive customary fees for the rendering of such services. In connection with unrelated matters, we or our affiliates have provided strategic consulting services to the Company in February 2009 and we are engaged by the Company to assist the Company with respect to a potential financing that was under evaluation by the Company prior to entering into the Agreement. In the ordinary course of our trading and brokerage activities, we or our affiliates have in the past and may in the future hold positions, for our own account or the accounts of our customers, in equity, debt or other securities of the Company, Parent or their respective affiliates.

In connection with our Opinion, we have reviewed and considered such financial and other information as we have deemed relevant, including, among other things:

(i) a draft of the Agreement dated August 31, 2009;

B-2-1

Board of Directors
Peplin, Inc.
August 31, 2009

(ii) certain financial and other business information of the Company furnished to us by the Company’s management;

(iii) discussions we had with certain members of management of the Company concerning the business, operations, financial condition and prospects of the Company;

(iv) certain periodic reports and other publicly available information regarding the Company;

(v) the historical prices, trading multiples and trading volumes of shares of the Company’s Common Stock;

(vi) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed relevant to similar data for the Company;

(vii) compared the financial terms of the proposed Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant; and

(viii) such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this letter and the Opinion.

In conducting our review and analysis and in arriving at our Opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the management of the Company and the Parent), or publicly available. We have not undertaken any responsibility for independently verifying, and did not independently verify the accuracy, completeness or reasonableness of any such information. With respect to financial forecasts for the Company that were provided to us and that we have reviewed, we have been advised, and we have assumed, with your consent, that such forecasts have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of the management of the Company, as to the future financial condition and performance of the Company. We express no opinion with respect to such forecasts or estimates or the assumptions upon which they are based.

We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities (contingent or otherwise) of the Company or the Parent, nor have we been furnished with such materials. We have made no independent investigation of any legal, tax or accounting matters relating to the Company, and have assumed the correctness of all legal, accounting and tax advice given to the Company and its Board of Directors. We have not been requested to, and do not, express any opinion regarding the tax effect of the Merger on the Company or the Company Stockholders. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the proposed Merger, or (ii) any tax or other consequences that might result from the proposed Merger. Our services to the Company in connection with the proposed Merger have been comprised solely of rendering an opinion as to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the Company Stockholders in the proposed Merger, and our Opinion does not address any other term, aspect or implication of the proposed Merger or any other agreement or arrangement entered into in connection with the proposed Merger. Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so.

For purposes of rendering our Opinion, we have assumed in all respects material to our analysis, that the Per Share Merger Consideration payable pursuant to the Agreement was determined through arm’s-length negotiations between the appropriate parties, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it

B-2-2

Board of Directors
Peplin, Inc.
August 31, 2009

under the Agreement without material alteration or waiver thereof and that all conditions to the consummation of the proposed Merger will be satisfied without waiver thereof or material alteration to the terms of the proposed Merger. We have also assumed, with your consent, that the final form of the Agreement will be substantially the same as the last draft reviewed by us. In addition, we have assumed, with your consent, that the historical financial statements of the Company reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. We have further assumed, with your consent, that as of the date hereof there has been no material adverse change in the Company’s assets, financial condition, results of operations, business or prospects since the date of the last audited financial statements made available to us which change has not been publicly disclosed prior to the date hereof.

In preparing the Opinion, we performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. We arrived at our ultimate Opinion based on the results of all analyses we undertook and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying our analyses and our Opinion.

In our analyses, we considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. No company, transaction or business used in our analyses as a comparison is identical to the Company or the proposed Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions analyzed. The estimates contained in our analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold.

Accordingly, the estimates used in, and the results derived from, our analyses are inherently subject to substantial uncertainty.

It is understood that this letter and our Opinion are intended for the sole benefit and use of the Board of Directors of the Company in its consideration of the proposed Merger and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent; provided, that this letter may be reproduced in full in any proxy or information statement that is required by law to be disseminated to the Company Stockholders. This letter and our Opinion do not constitute a recommendation to the Board of Directors of the Company or to any Common Stockholder to take any action in connection with the proposed Merger or otherwise. We have not been requested to opine as to, and this letter and our Opinion do not in any manner address, the Company’s underlying business decision to effect the proposed Merger or to proceed with any other business strategy or whether the Company Stockholders would receive more or less if another strategy or transaction was undertaken. In addition, this letter and our Opinion do not address any legal or accounting matters, as to which we understand that the Company has obtained such advice as it has deemed necessary from qualified professionals. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of Company or any of its affiliates, or any class of such persons, relative to the consideration to be received by the Company Stockholders or with respect to the fairness of any such compensation.

B-2-3

Board of Directors
Peplin, Inc.
August 31, 2009

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the Company Stockholders in the proposed Merger is fair, from a financial point of view, to such stockholders.

Very truly yours,

/s/ Leerink Swann LLC
LEERINK SWANN LLC

B-2-4

ANNEX C

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation.

Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

000001 000 PLI
MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030
Lodge your vote:

By Mail:
Computershare Investor Services Pty Limited
GPO Box 242 Melbourne
Victoria 3001 Australia

Alternatively you can fax your form to (within Australia) 1800 783 447 (outside Australia) +61 3 9473 2555

For all enquiries call:
(within Australia) 1300 552 270
(outside Australia) +61 3 9415 4000

CDI Voting Instruction Form
For your vote to be effective it must be received by X.XXam/pm (AEST) Day DD MM 2009
How to Vote on Items of Business
Each Peplin CHESS Depositary Interest (CDI) is equivalent to one-twentieth of a share of Peplin’s Common Stock, so that every 20 CDIs that you own at X.XX am/pm (AEST) on Day DD MM 2009, Australian Eastern Standard Time (record date) entitles you to one vote.
The CDI Voting Instruction Form gives your voting instructions to CDN to direct the votes in accordance with your instructions. You need to return your completed CDI Voting Instruction Form so that it is received by Computershare Investor Services Pty Limited by no later than X.XX am/pm AEST on DD MM 2009 (or X.XX am/pm on DD MM 2009, US Pacific Time). That will give CDN enough time to tabulate all CDI votes and execute the voting instructions.
Instructing CDN to direct your vote
To instruct CDN to vote the shares underlying your CDls, you may do so by placing a cross in the box next to CDN’s name or nominating another person to act as your proxy at the top of the other side of the form and then placing a mark in one of the boxes opposite each proposal. The shares underlying your CDIs will be voted in accordance with such a direction. If you mark more than one box on a proposal, your vote on that proposal will be invalid.
If you sign and return the CDI Voting Instruction Form and cross the box to instruct CDN to vote but do not indicate next to the item of business on the form how your votes are to be directed, the shares represented by those CDls will not be voted by CDN.
If a voting instruction has been returned completed as to the direction the votes are to be cast and validly signed but not as to the method of proxy appointment, CDN will be deemed to have received an instruction to direct its Designated Proxy to cast the votes accordingly.
Instructing CDN to nominate a proxy
To instruct CDN to appoint a Nominated Proxy to vote the shares underlying your CDls in person at the meeting, you need to fill in the name of the person who is to be appointed as proxy in the box at the top of the other side of the form. You may instruct CDN to appoint you as the proxy or your nominee.
If you have instructed CDN to appoint a Nominated Proxy but do not indicate your voting direction with respect to all or any of the proposals, the Nominated Proxy may vote as the Nominated Proxy determines with respect to those undirected proposals.
Signing Instructions
Individual: Where the holding is in one name, the securityholder must sign. Joint Holding: Where the holding is in more than one name, all of the securityholders should sign.
Power of Attorney: If you have not already lodged the Power of Attorney with the Australian registry, please attach a certified photocopy of the Power of Attorney to this form when you return it.
Companies: Only duly authorised officer/s can sign on behalf of a company. please sign in the boxes provided, which state the office held by the signatory. ie Sole Director, Sole Company Secretary or Director and Company Secretary.
Comments & Questions: If you have any comments or questions for the company, please write them on a separate sheet of paper and return with this form.

Vote Online or	è

turn over to complete the form

View your securityholder information, 24 hours a day, 7 days a week:
www.investorvote.com.au

☑ Cast your CDI Voting Instructions Online ☑ Review and update your securityholding	Your secure access information is: Control Number: 999999 SRN/HIN: I9999999999
PLEASE NOTE: For security reasons it is important that you keep your SRN/HIN confidential.

MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

☐
Change of address. If incorrect, mark this box and make the correction in the space to the left. Securityholders sponsored by a broker (reference number commences with ’X’) should advise your broker of any changes.

	I 9999999999	I N D

■ CDI Voting Instruction Form	Please mark ☒ to indicate your directions

Instruct CDN or a Nominated Proxy	XX

I/We being CHESS Depository Interest holder/s of Peplin, Inc. hereby instruct			Please leave this box blank if you have selected CDN. Note: Your vote will lapse if the Nominated Proxy fails to attend the meeting.
☐	CHESS Depository Nominees Pty Limited (CDN) to direct its Designated Proxy	OR

or failing the individual or body corporate named, or if no individual or body corporate is named, CDN to direct its Designated Proxy to vote the shares underlying my/our holding in accordance with the following directions at the Special Meeting of Peplin Inc. to be held at XXXX, XXXXX, XXXXXX on DAY, DD/ MM/2009 at Xam/pm Australian Eastern Standard Time or DAY DD/MM/2009 at Xam/pm U.S. Pacific Time and at any adjournment of that meeting.

Items of Business
PLEASE NOTE: If you mark the Abstain box for an item, you are directing your proxy not to vote on your behalf on a show of hands or a poll and your votes will not be counted in computing the required majority.

For	Against	Abstain

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of September 2, 2009, by and among LEO Pharma A/S, Plant Acquisition Sub, Inc. and Peplin, Inc.	☐	☐	☐

If you instruct CDN to direct its Designated Proxy to vote and do not mark either the ‘FOR’ or ‘AGAINST’ box, your vote will not be counted.

Signature of Securityholder(s) This section must be completed.

Individual or Securityholder 1	Securityholder 2	Securityholder 3

Sole Director and Sole Company Secretary	Director	Director/Company Secretary

Contact
Contact	Daytime
Name	Telephone	Date	/ /

■ P L I	3 0 1 0 0 9 A	+

Electronic Voting Instructions
You can vote by Internet!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet must be received by
1:00 a.m., Central Time, on XXXXXX XX, 20XX.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/tickersymbol
•	Follow the steps outlined on the secured website.
•	Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A	Proposals — The board of Directors recommends a vote FOR Proposal 1.

	For	Against	Abstain

1. Proposal to adopt the Agreement and Plan of Merger, dated as of September 2, 2009, by and among LEO Pharma A/S, Plant Acquisition Sub, Inc. and Peplin, Inc.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Peplin, Inc.

Notice of Special Meeting of Stockholders
Proxy Solicited by Board of Directors for Special Meeting — (Date)
(Proxies Names), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of (Company Name) to be held on (Date) or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” Proposal 1.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)